QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.17

        [*****] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

NOTE PURCHASE AGREEMENT

        This Note Purchase Agreement (this "Agreement"), dated as of February 12 1999, by and between Displaytech, Inc., a Colorado corporation (the "Issuer" or the "Company"), and Hewlett-Packard Company, a Delaware corporation (the "Purchaser").

W I T N E S S E T H:

        WHEREAS, subject to the terms and conditions of this Agreement, the Company will authorize the issuance and sale of up to $10,000,000 aggregate Principal amount of its 9% Convertible Notes (the "Notes"); and

        WHEREAS, the Issuer wishes to issue and sell the Notes to the Purchaser, and the Purchaser wishes to purchase the Notes from the Issuer, on the terms and subject to the conditions of this Agreement; and

        WHEREAS, the offer and sale of the Notes to the Purchaser, and the offer and sale of the shares of Preferred Stock of the Issuer issuable upon conversion of the Notes, and of the Common Stock of the Issuer issuable upon conversion of the Preferred Stock will be made without registration of the Notes, such shares of Preferred Stock, or such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from the registration requirements of the Securities Act;

        NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

        Section 1.1.    As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act.

          "Board of Directors" means the board of directors of the Issuer or any duly authorized committee of such board.

          "Business Day" means any day which is not a day on which banking institutions in the Cities of New York, Denver or San Francisco are authorized or obligated by law, regulation or executive order to close.

          "Business Plan" means the plans described in the Issuer's Business and Industry Overview, dated December 3, 1998, as amended by a letter dated February 11, 1999, dealing with outsource manufacturing, attached hereto as Exhibit A.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Capital Stock" means any and all shares of capital stock of the Issuer (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the Preferred Stock.

          "Cash Equivalents" means (a) securities with maturities of 90 days or less from the date of acquisition that are issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic Person (other than an individual) rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Change of Control" means the occurrence of any of the following events:(a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Closing Date" has the meaning set forth in Section 3.2 herein.

          "Common Stock" means the Common Stock, par value $.001 per share, of the Company and all shares hereafter authorized of any class of common stock of the Company, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Company with or into another Person, such consideration to which a holder of a share of Common Stock would be entitled upon the occurrence of such event.

          "Conditional Notes" has the meaning set forth in Section 2.2(b) herein.

          "Control" means with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock,

2

  by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "Designation of Rights" means the Certificate of Designation and Determination of Preferences of the Series HP Convertible Preferred Stock of the Issuer, dated February 17, 1999, creating the Preferred Stock, in substantially the form attached hereto as Exhibit B.

          "Event of Default" has the meaning set forth in Section 9.1 herein.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "First Closing Date" has the meaning set forth in Section 3.1 herein.

          "First Disbursement Note" has the meaning set forth in Section 2.2(a) herein.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

          "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof.

          "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any (i) trade account payables arising in the ordinary course of business and (ii) other accrued current liabilities incurred in the ordinary course of business, including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction; (b) all obligations of such Person evidenced by bonds, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations of such Person; (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (f) all guarantees of Indebtedness referred to in this definition by such Person; and (g) all obligations under or in respect of currency agreements and interest rate protection obligations of such Person.

          "Intellectual Property" means all patents, trade secrets, trademarks, trade names, copyrights, mask-work rights and other similar proprietary rights owned or licensed by the Issuer, its Subsidiaries and used in its business.

          "Interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 9(d) which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

3

          "Interest Payment Date" means, with respect to each Note issued hereunder, the Maturity Date thereof or the date that interest is paid as a result of a prepayment pursuant to the terms therein.

          "Investors" means Kingdon Associates, L.P., Kingdon Partners, L.P., M. Kingdon Offshore NV, Century Partners-Dtech, L.P., J. Kermit Birchfield, Jr., InterWest Capital, Inc., and Hewlett-Packard Company, as parties to the Stock Purchase Agreements, by and among Displaytech, Inc. and the Investors.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind; provided that, except as set forth in the next succeeding sentence, in no event shall an operating lease be deemed to constitute a Lien. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

          "Maturity Date" means, with respect to each Note issued hereunder, the third anniversary of the date the First Disbursement Note is first issued, as set forth on the face thereof.

          "Notes" means the instruments of Indebtedness that are issued under this Agreement, substantially in the form of Exhibit C attached hereto.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, or the Secretary of the Issuer.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Issuer.

          "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer or Purchaser, as applicable hereunder.

          "Outstanding Securities" has the meaning set forth in Section 5.1(b) herein.

          "Permitted Indebtedness" has the meaning set forth in Section 8.1(b) herein.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means the shares of the Company's Series HP Convertible Preferred Stock, par value $.001 per share.

          "Principal" means, with respect to any debt security, including the Notes, the principal amount of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

          "Purchase Price" has the meaning set forth in Section 2.1 herein.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective Registration, as amended, covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts and commissions, are at least U.S. $15,000,000, and (ii) the price per share of Common Stock shall be not less than $30.00 per share.

          "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

4

          "Registrable Securities" means (i) the Common Stock acquired or acquirable by the Investors pursuant to the Stock Purchase Agreements and, the shares of Common Stock issuable upon exercise of the warrants acquired or acquirable pursuant to the Stock Purchase Agreements between the Investors and the Issuer (including, without limitation, the "Anti-dilution Warrants" as defined in the Stock Purchase Agreements) and (ii) any Common Stock issued as a dividend or distribution with respect to or in exchange for such Common Stock, excluding in all cases, however, (i) any Common Stock that would otherwise be Registrable Securities transferred in a transaction in which the Investors' rights under Section 2 of such Shareholders' Rights Agreement are not properly assigned pursuant to Section 2.13 of such Shareholders' Rights Agreement and (ii) any Common Stock that would otherwise be Registrable Securities, if such securities, in the hands of the Holder thereof (A) are no longer restricted securities under the Securities Act or (B) may be sold, together with all other Common Stock (whether Registrable Securities or otherwise) held by such Holder, in any single three-month period, because the volume limitations of Rule 144 are not applicable or otherwise.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Agreement such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Second Disbursement Note" has the meaning set forth in Section 2.2(a) herein.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Shareholders' Rights Agreement" means the Shareholders' Rights Agreement, dated as of October 2, 1995, by and among the Issuer and the Investors, as amended by Amendment No. 1, dated as of October 10, 1997, and Amendment No. 2, dated as of January 27, 1998.

          "Stock Purchase Agreement" means each of that certain Stock Purchase Agreement, dated as of March 31, 1995, as amended, by and among the Issuer, J. Kermit Birchfield, Jr. and Century Partners-Dtech, L.P., that certain Stock and Warrant Purchase Agreement, dated as of October 2, 1995, as amended, by and among the J. Kermit Birchfield, Jr., Century Partners-Dtech, L.P., and Kingdon Associates, L.P., Kingdon Partners, L.P. and M. Kingdon Offshore NV, that certain Stock Purchase Agreement, dated as of October 11, 1997, as amended, between the Issuer and InterWest Capital, Inc., and that certain Stock Purchase Agreement, dated as of January 27, 1998, as amended, by and among the Issuer and the Purchaser (the "HP Stock Purchase Agreement" and collectively with the other agreements described herein, the "Stock Purchase Agreements").

          "Subsequent Closing Date" has the meaning set forth in Section 3.2 herein.

          "Subsidiary" means, with respect to the Issuer, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by the Issuer, by one or more Subsidiaries of the Issuer or by the Issuer and one or more Subsidiaries and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which the Issuer, one or more Subsidiaries or the Issuer and one or more Subsidiaries, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Third Disbursement Note" has the meaning set forth in Section 2.2(a) herein.

          "Transaction Documents" means this Agreement, the Note and the Designation of Rights.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of

5

  directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

SECTION 2. SALE AND PURCHASE OF NOTES.

        Section 2.1.    Subject to the terms and conditions of this Agreement, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, up to $10,000,000 aggregate Principal amount of Notes on the Closing Dates. The purchase price of the Notes purchased by the Purchaser shall be 100% of the Principal amount thereof (the "Purchase Price").

        Section 2.2.    Forms and Dating of Notes.

          (a)   The Notes shall be in substantially the form of Exhibit C attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law. The Notes shall be issued in the Principal amounts of $5,000,000, $3,000,000, and $2,000,000 (the "First Disbursement Note", the "Second Disbursement Note" and the "Third Disbursement Note," respectively).

          (b)   On the First Closing Date, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the First Disbursement Note. The First Disbursement Note shall be dated as of the First Closing Date. Subject to the terms and conditions of Section 2.3 of this Agreement, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the Second Disbursement Note and the Third Disbursement Note (collectively, the "Conditional Notes"). Each Conditional Note shall be dated as of its respective Closing Date.

        Section 2.3.    Conditions Precedent to Sale and Purchase of the Conditional Notes.    In addition to the conditions with respect to a Subsequent Closing specified in Section 4, prior to the issuance, sale and purchase of each of the Conditional Notes, the following conditions will have been met: the Chief Financial Officer of the Issuer shall have provided to the Purchaser a written notice (the "Initial Notice") (a) setting forth a Subsequent Closing Date (which Subsequent Closing Date will be at least 60 days after the Initial Notice Date) for the issuance of the Conditional Note to which such Initial Notice relates, (b) attesting that (i) the amount of cash and Cash Equivalents available to the Issuer will be less than $1,000,000 on such Subsequent Closing Date and (ii) the Issuer is executing the Business Plan, and (c) setting forth as the date of such Initial Notice (the "Initial Notice Date"). The Purchaser will (subject to the conditions specified in this Section 2.3 and Section 4) purchase the Conditional Note that is the subject of the Initial Notice on the Subsequent Closing Date set forth therein if the Purchaser shall determine that, in its reasonable opinion in discussion with the Issuer, the Issuer is executing the Business Plan. The Purchaser shall deliver to the Issuer as soon as practicable but in no event later than 10 Business Days after receipt of the Initial Notice, a notice (the "Responsive Notice") stating either that (x) the Purchaser will proceed with the transaction contemplated by the Initial Notice (a "Favorable Responsive Notice") or (y) the Purchaser has determined that, in its reasonable opinion in discussion with the Issuer, the Issuer is not executing the Business Plan and the Purchaser will not proceed with the transaction contemplated by the Initial Notice (an "Unfavorable Responsive Notice").

SECTION 3. CLOSING

        Section 3.1.    The closing of the issuance and sale of the First Disbursement Note (the "First Closing") shall be held at the offices of the Issuer, in Colorado, at 9:00 a.m., local time, on

6

February 17, 1999, or at such later date and time as the parties shall mutually agree (the "First Closing Date"). The First Disbursement Note shall be registered in the name of the Purchaser and shall be in such denominations as the Purchaser may request not less than three (3) Business Days prior to the Closing Date.

        Section 3.2.    After the conditions of Section 2.3 have been met by the Issuer, the closing of the issuance and sale of each of the Conditional Notes (each, a "Subsequent Closing") shall be held at the offices of the Issuer, in Colorado, at a date and time specified by the Issuer or at such other place or date and time as the parties shall mutually agree (each, a "Subsequent Closing Date") (the First Closing Date and each of the Subsequent Closing Dates, collectively, the "Closing Dates"). Each Conditional Note shall be registered in the name of the Purchaser and shall be in such denominations as the Purchaser may request not less than three (3) Business Days prior to the respective Subsequent Closing Date.

        Section 3.3.    The Purchaser shall pay the Purchase Price to the Issuer on the Closing Date by wire transfer of immediately available federal funds or in other immediately available funds to the account set forth on Exhibit D attached hereto.

        In addition to delivery of the Notes, the Issuer shall, at the request of the Purchaser, execute and deliver at the Closing such receipts, endorsements and other documents acknowledging receipt of the Purchase Price as the Purchaser may reasonably request.

SECTION 4. CONDITIONS TO THE CLOSING

        Section 4.1.    The obligation of the Purchaser to purchase each of the Notes and pay the Purchase Price is subject to (i) performance by the Issuer of all its obligations under this Agreement to be performed by it on or prior to the Closing Date for such Note, (ii) as of such Closing Date, the accuracy (as of their dates) of the statements of the Transaction Documents related thereto, and (iii) satisfaction of the conditions set forth below to the extent such conditions relate to the applicable Closing Date:

          (a)   As of each Closing Date, no fact or condition shall exist under applicable law, rule or regulation or interpretations thereof by any regulatory authority which in the Purchaser's reasonable opinion would make it illegal for the Issuer to issue and sell the Note to be issued at such Closing Date, or for the Issuer or any of the other parties thereto to perform their respective obligations under the Transaction Documents related thereto.

          (b)   As of each Closing Date, the representations and warranties made by the Issuer in this Agreement shall be true and correct on and as if they had been made on the respective Closing Date (except to the extent a different date is reasonably specified in any such Transaction Document); the Issuer shall have performed and complied with all agreements and conditions hereof required to be performed or complied with by it on or before each Closing Date; and no event shall have occurred and no condition shall exist which would constitute an Event of Default under this Agreement.

          (c)   As of the First Closing Date, this Agreement shall have been duly authorized, executed and delivered by the Issuer, and shall be in full force and effect on each Closing Date.

          (d)   The Issuer shall have delivered the Note to be purchased at such Closing Date in accordance with the terms of Section 2 hereof, and, as of the First Closing Date, the Purchaser and the Issuer shall each have received a fully executed counterpart original and any required conformed copies of this Agreement and any related documents delivered at or prior to the First Closing Date.

7

          (e)   The Purchaser shall have received an Opinion of Counsel satisfactory to it, dated such Closing Date, substantially in the forms of Exhibit E.

          (f)    The Purchaser shall have received an Officer's Certificate, dated as of the respective Closing Date, in form and substance reasonably satisfactory to it and its counsel to the effect that the issuance, sale and delivery of the Note being issued at such Closing Date by the Issuer, and each Transaction Document to which it is a party and any other documents executed by or on behalf of the Issuer in connection with the transactions contemplated for such Closing Date have been duly authorized.

          (g)   Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of this Agreement and the execution, delivery, sale and performance of the Notes which are required to be paid by the Issuer shall have been paid by the Issuer, at or prior to the Closing Dates.

          (h)   As of the First Closing Date, the Issuer shall have received a written waiver substantially in the form of Exhibit F attached hereto.

        Section 4.2.    The obligation of the Issuer to issue and sell each of the Notes is subject to satisfaction of the conditions set forth below to the extent such conditions relate to the applicable Closing Date:

          (a)   As of each Closing Date, the representations and warranties made by the Purchaser in this Agreement shall be true and correct on and as if they had been made on the respective Closing Date.

          (b)   The Issuer shall have received an Opinion of Counsel satisfactory to it, dated such Closing Date, substantially in the form of Exhibit G attached hereto.

          (c)   The Issuer shall have received a certificate, dated as of the respective Closing Date, in form and substance reasonably satisfactory to it and its counsel to the effect that the transactions contemplated for such Closing Date have been duly authorized.

          (d)   As of the First Closing Date, the Issuer shall have received a written waiver substantially in the form of Exhibit F attached hereto.

        Section 4.3.    If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all respects satisfactory in form and substance to the Purchaser with respect to Section 4.1 hereof, or the Issuer, with respect to Section 4.2 hereof, this Agreement and all obligations of the Purchaser or the Issuer, as the case may be, hereunder may be canceled at, or at any time prior to, the Closing Dates by the Purchaser or the Issuer, as the case may be. Notice of such cancellation shall be given to the Purchaser or the Issuer, as the case may be, in writing or by telephone or telecopy confirmed in writing. In any case of cancellation hereunder, any Notes theretofore issued, and all rights and obligations in connection therewith (including, but not by way of limitation the rights and obligations set forth in Section 7 of, and all other ongoing similar provisions under, this Agreement), shall survive such cancellation and shall remain outstanding in full force and effect in accordance with the terms and provisions thereof.

8

SECTION 5. REPRESENTATIONS AND WARRANTIES

        Section 5.1.    The Issuer hereby represents and warrants to the Purchaser that, except as set forth on the Schedule of Exceptions furnished to the Purchaser and attached hereto as Exhibit H, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          (a)    Organization, Good Standing and Qualification.    The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted in its Business Plan previously furnished to the Purchaser and to enter into and perform this Agreement and the other agreements to be entered into in connection herewith. The Issuer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          (b)    Capitalization.    The Issuer is authorized to issue 10,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share, of which 176,100 shares of Series A Preferred Stock was issued on August 31, 1987, all of which has been converted into Common Stock and no other series of preferred stock has been issued. There are 1,920,237 shares of Common Stock, 265,744 warrants exercisable for a total of 265,744 shares of Common Stock, and 769,250 options and exercisable for a total of shares of Common Stock, that are currently outstanding (the "Outstanding Securities"; the total number of shares of Common Stock so issued and issuable being referred to as the "Current Outstanding Common Stock"). The issuance and sale or grant of such outstanding shares, options and warrants (and the offer of the shares of Common Stock issuable upon exercise of such warrants and options) were and are exempt from Registration, and such shares were issued in conformity with the permit or qualification requirements of all applicable state securities laws. There are no Outstanding Securities other than the options and warrants described above that are, or upon completing the transactions contemplated herein will be, excercisable or convertible into any shares of Capital Stock, other than the Notes and the Preferred Stock.

          (c)    Subsidiaries.    Other than Displaytech International, Inc., a Colorado corporation, the Issuer does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

          (d)    Authorization.    All corporate action on the part of the Issuer, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Designation of Rights, the performance of all obligations of the Issuer hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Notes and the Preferred Stock and Common Stock issuable upon conversion of the Notes has been taken or will be taken prior to the Closings and this Agreement and the Notes constitute the valid, binding and enforceable obligations of the Issuer in accordance with the terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

          (e)    Valid Issuance of Preferred Stock and Common Stock.

              (i)  The shares of Preferred Stock and the shares of Common Stock, if any, issuable pursuant to Section 10 herein, when issued, sold and delivered in accordance with the terms herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

9

             (ii)  The Outstanding Securities are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          (f)    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Issuer is required in connection with the consummation of the transaction contemplated by this Agreement.

          (g)    Litigation.    There is no action, suit, proceeding or investigation pending or, to the knowledge of the Issuer, currently threatened against the Issuer which questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Issuer, financially or otherwise, or any change in the current equity ownership of the Issuer, nor is the Issuer aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or, to the Issuer's knowledge, threatened (or any basis therefor known to the Issuer) involving the prior employment of any of the Issuer's employees, their use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Issuer is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Issuer currently pending or which the Issuer intends to initiate.

          (h)    Patents and Trademarks.    To the Issuer's knowledge, it has sufficient title and ownership or rights to use of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as described in the Business Plan without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Issuer bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. A list of all patents, patent applications, trademarks and trademark applications issued since January 27, 1998 is set forth on the Schedule of Exceptions. The Issuer has not received any communications alleging that the Issuer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Issuer aware of any such violations. The Issuer is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Issuer or that would conflict with the Issuer's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the other Transaction Documents, nor the carrying on of the Issuer's business by the employees of the Issuer, nor the conduct of the Issuer's business as proposed, will, to the Issuer's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Issuer does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Issuer. Each of the Issuer's employees has executed a Proprietary Information, Non-Competition and Patent Assignment Agreement substantially in the form provided as Exhibit D to the HP Stock Purchase Agreement.

10

          (i)    Compliance with Other Instruments.

              (i)  The Issuer is not in violation or default of any provisions of its articles of incorporation as amended ("Articles of Incorporation") or bylaws, as amended ("Bylaws") or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of federal or state statute, rule or regulation applicable to the Issuer, except to the extent that any such violation or default could not, either individually or in the aggregate, have a material adverse effect on the Issuer's business, financial condition or prospects or on the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Issuer.

             (ii)  To its knowledge, the Issuer has avoided every condition, and has not performed any act, the occurrence of which would result in the Issuer's loss of any right granted under any license, distribution or other agreement, the loss of which could have, either individually or in the aggregate, a material adverse effect on the Issuer's business, financial condition or prospects or on the transactions contemplated hereby.

          (j)    Agreements; Action.

              (i)  Except for the Stock Purchase Agreements and the Shareholders' Rights Agreement, there are no agreements, understandings or proposed transactions between the Issuer and any of its officers, directors or affiliates, or any affiliate thereof (including any entity in which any such officer, director or affiliate has an ownership interest).

             (ii)  With the exception of the transactions contemplated by this Agreement or as previously disclosed in the HP Stock Purchase Agreement, there are no material agreements, understandings, instruments, contracts or proposed transactions to which the Issuer is a party or by which it is bound which involve (i) obligations of, or payments to the Issuer in excess of, $100,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Issuer. A true and complete copy of each agreement listed on the Schedule of Exceptions (other than agreements identified as United States government contracts, and agreements which, in the opinion of the Issuer, if disclosed, would breach an obligation of confidentiality) is attached thereto.

            (iii)  With the exception of the transactions contemplated by this Agreement or as previously disclosed in the HP Stock Purchase Agreement, the Issuer has not (w) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (x) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000, (y) made any loans or advances to any person, other than ordinary advances for travel expenses or loans for stock purchases exceeding $10,000, or (z) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (iv)  The Issuer is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws, which materially adversely affects its business as now conducted or as proposed to be conducted in the Business Plan, its properties or its financial condition or prospects.

          (k)    Disclosure.    The Issuer has fully provided the Purchaser with all the information which the Purchaser has requested for deciding whether to purchase the Notes and all information which the Issuer believes is reasonably necessary to enable the Purchaser to make such decision. Neither

11

  this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          (l)    Business Plan.    The Business Plan has been prepared in good faith by the Issuer and, when taken together with information disclosed on the Schedule of Exceptions, does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made in the Business Plan not misleading, when taken together with all other statements contained in the Business Plan, except that with respect to projections contained in the Business Plan, the Issuer represents only that such projections were prepared in good faith and that the Issuer reasonably believes there is a reasonable basis for such projections based on the assumptions contained in the Business Plan.

          (m)    Registration Rights.    Since January 27, 1998, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          (n)    Corporate Documents.    The Articles of Incorporation and Bylaws of the Issuer are in the form previously provided to the Purchaser.

          (o)    Title to Property and Assets.    The Issuer owns its property and assets free and clear of all Liens except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Issuer's ownership or use of such property or assets. With respect to the property and assets it leases, the Issuer is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any Liens.

          (p)    Financial Statements.    The Issuer has delivered to the Purchaser its audited financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of cash flows) as of September 30, 1998 and for the year then ended and its unaudited financial statements (balance sheet and profit and loss statement) as of December 31, 1998 and for the month then ended (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except for the failure of the unaudited Financial Statements to include the footnotes required by GAAP. The Financial Statements fairly set out and describe the financial condition and operating results of the Issuer as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which will not in the aggregate be material. Except as set forth in the Financial Statements, the Issuer has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Issuer. The Issuer maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

          (q)    Changes.    Since December 31, 1998, there has not been:

              (i)  any change in the assets, liabilities, financial condition or operating results of the Issuer from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse to the Issuer;

             (ii)  any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Issuer (as such business is presently conducted and as it is proposed to be conducted in the Business Plan);

12

            (iii)  any waiver by the Issuer of a valuable right or of a material debt owed to it;

            (iv)  any satisfaction or discharge of any Lien or payment of any obligation by the Issuer, except in the ordinary course of business or which is not material to the assets, properties, financial condition, operating results or business of the Issuer (as such business is presently conducted and as it is proposed to be conducted in the Business Plan);

             (v)  any material change or amendment to a material contract or arrangement by which the Issuer or any of its assets or properties is bound or subject;

            (vi)  any material change in any compensation arrangement or agreement with any employee; or

           (vii)  to the Issuer's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Issuer (as such business is presently conducted and as it is proposed to be conducted in the Business Plan).

          (r)    Employee Benefit Plans.    The Issuer does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the Issuer's 401(K) Plan. The Issuer has complied and currently is in compliance in all material respects with the applicable provisions of ERISA with respect to such plan.

          (s)    Tax Returns, Payments and Elections.    The Issuer has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Issuer has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Issuer as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Issuer has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Issuer, its financial condition, its business as presently conducted or as proposed to be conducted in the Business Plan or any of its properties or material assets.

          (t)    Insurance.    The Issuer has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          (u)    Minute Books.    The minute books of the Issuer contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects. A true and complete copy of the minute books has been made available to the Purchaser.

          (v)    Labor Agreements and Actions.    The Issuer is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Issuer, has sought to represent any of the employees, representatives or agents of the Issuer. There is no strike or other material labor dispute involving the Issuer pending, or to the knowledge of the Issuer threatened, nor is the Issuer aware of any labor organization activity involving its employees. The Issuer is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Issuer, nor does the Issuer have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Issuer is terminable at the will of the Issuer.

13

          (w)    Licenses.    The Issuer possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and other rights (collectively, "Licenses") which are necessary for it to engage in the business currently conducted by it as described in the Business Plan, except to the extent the failure to have any such License, individually or in the aggregate with the failure to possess any other Licenses, could not have a material adverse effect on the Issuer's business, financial condition or prospects.

        Section 5.2.    The Purchaser hereby represents and warrants that:

          (a)    Authorization.    The Purchaser (i) is a corporation duly organized and validly existing under the laws of Delaware; and (ii) has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby, including, without limitation, the purchase of the Note, and the performance of its obligations thereunder.

          (b)    Purchase Entirely for Own Account.    The Purchaser understands that the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof, have not been Registered under the Securities Act nor pursuant to the securities or blue sky laws of any State. The Purchaser is not acquiring any Note, or any shares of Preferred Stock of the Issuer issuable upon conversion of the Notes, or any Common Stock of the Issuer issuable upon conversion of the Preferred Stock, with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (c)    Disclosure of Information.    The Purchaser believes it has received (or, in connection with each transaction contemplated to be concluded on a Subsequent Closing, will receive) all the information it considers necessary or appropriate for deciding whether to purchase the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The Purchaser further represents that in making its investment decision to purchase the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof, it has conducted (or, in connection with each transaction contemplated to be concluded on a Subsequent Closing, will conduct) such investigation of the Issuer, including a review of the information set forth in the Business Plan and the projections contained therein, as it has deemed (or, in connection with each transaction contemplated to be concluded on a Subsequent Closing, then deems) reasonably necessary and has had an opportunity to ask questions of and receive answers from the Issuer regarding the terms and conditions of the offering of the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The foregoing, however, does not limit or modify the representations and warranties of the Issuer in Section 5.1 of this Agreement or the right of the Purchaser to rely thereon.

          (d)    Investment Experience; Principal Place of Business.    The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The Purchaser is an "accredited investor" within the meaning of such term set forth in Rule 501 promulgated under the Securities Act and has not been organized for the purpose of acquiring the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The principal place of business of the Purchaser is the address set forth in Section 13.2 of this Agreement.

14

SECTION 6. EXPENSES

        Section 6.1.    Whether or not the transactions contemplated hereby or in the Transaction Documents or in any of the transactions contemplated hereby and thereby shall be consummated, the Issuer and Purchaser shall each pay its own expenses.

SECTION 7. AFFIRMATIVE COVENANTS

        Section 7.1.    The Issuer hereby covenants and agrees that, so long as any of the Notes are outstanding:

          (a)   The Issuer shall reserve, free from preemptive rights, out of its authorized but unissued Preferred Stock sufficient shares to provide for the conversion of the Notes, based on the Note Conversion Price (as such term is defined in the Notes).

          (b)   The Issuer shall reserve, free from preemptive rights, out of its authorized but unissued Common Stock, sufficient shares to provide for the conversion of the shares of Preferred Stock, at the Conversion Ratio (as such term is defined in the Preferred Stock and the Designation of Rights) from time to time in effect.

          (c)   No later than five (5) Business Days after the occurrence of an Event of Default, the Issuer will deliver, or cause to be delivered, to Purchaser notice of such Event of Default. Notwithstanding the previous sentence, if an event is an Event of Default specified in Section 9.1(d), the Issuer will deliver, or cause to be delivered, to the Purchaser notice of such Event of Default at such time that the Board of Directors or all of the members of the Board of Directors receive information about such Event of Default.

          (d)   If the Issuer defaults in the required payments, including Principal, Interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness, when the same becomes due and payable, the Chief Financial Officer of the Issuer will deliver, or cause to be delivered to the Purchaser, within 5 Business Days, notice of such default ("First Default Notice"). If after such notice is delivered, the Issuer fails to cure such default within the applicable grace or cure period provided with respect to such required payment, if any, the Chief Financial Officer of the Issuer will deliver, or cause to be delivered to the Purchaser, within 5 Business Days of the date that such grace or cure period expires, notice that the Issuer has failed to cure such default within the applicable grace or cure period ("Second Default Notice"). The Issuer agrees to provide any notice contemplated by this Section 7.1(d) without regard to any waiver of the grace or cure period, subsequent cure, or notice provisions of the Permitted Indebtedness.

          (e)   The Issuer shall pay or discharge or cause to be paid or discharged before the same shall become delinquent all payments of the Notes as set forth therein.

        Section 7.2    Information.    The Issuer further covenants and agrees that so long as one or more of the Notes is outstanding or the Purchaser owns at least 30,000 shares of Preferred Stock or Common Stock (including any Preferred Stock or Common Stock issued or issuable pursuant to Section 10 herein) it shall deliver to the Purchaser the information specified in this Section unless the Purchaser at any time specifically requests that such information not be delivered to it.

          (a)    Monthly Financial Statement.    As soon as available, but in any event not later than 30 days after the end of each month (other than the last month of any fiscal quarter of the Issuer), the unaudited consolidated balance sheet of the Issuer and its subsidiaries as at the end of each such month and the related unaudited consolidated statements of income and cash flows of the Issuer and its subsidiaries for such month and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as of the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating

15

  budget for such period as specified in the financial plan of the Issuer delivered pursuant to paragraph (e) hereof. All such financial statements shall be complete and correct in all material respects, shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein and shall be accompanied by a certificate of the Issuer's chief executive officer or chief financial officer to such effect.

          (b)    Quarterly Financial Statements.    As soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters, the unaudited consolidated balance sheet of the Issuer and its subsidiaries as at the end of each such period and the related unaudited consolidated statement of operations, stockholders' equity and cash flows of the Issuer and its subsidiaries for such quarterly period and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as at the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating budget for such period as specified in the financial plan of the Issuer delivered pursuant to paragraph (e) hereof. All such financial statements shall be complete and correct in all material respects, shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein, and shall be accompanied by a certificate of the Issuer's chief executive officer or chief financial officer to such effect.

          (c)    Annual Financial Statements.    As soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer, a copy of the audited consolidated and consolidating balance sheet of the Issuer and its subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Issuer and its subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year, accompanied by an opinion of an accounting firm of recognized national standing selected by the Issuer, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards. All such financial statements shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein.

          (d)    Management's Discussion.    Each financial statement delivered pursuant to paragraph (a), (b) or (c) hereof shall be accompanied by a brief informal narrative description of material business and financial trends and developments and significant transactions that have occurred in the appropriate period or periods covered thereby equivalent to the Management's Discussion and Analysis required by Item 303 of Regulation S-K under the Exchange Act, or subsequently enacted rules, as then in effect.

          (e)    Budgets and Other Information.    As soon as available, but in any event not later than 30 days prior to the end of each fiscal year of the Issuer, the financial plan of the Issuer for the next succeeding fiscal year, including but not limited to a cash flow projection and operating budget, calculated monthly, as contained in its operating plan approved by the Board of Directors as well as any updates or revisions to such plan as soon as available. From time to time, such additional information regarding results of operations, financial condition, business or prospects of the Issuer and its subsidiaries, including without limitation cash flow analyses, projections and minutes of any meetings of the Board of Directors, as the Purchaser may reasonably request. The Issuer shall also afford to the Purchaser access, at reasonable times and on reasonable prior notice, to the books, records and properties of the Issuer.

          (f)    Accountants' Management Letters, etc.    Promptly after receipt by the Issuer, copies of all accountants' management letters and all management and board responses to such letters, and all certificates as to compliance, defaults, material adverse changes, material litigation or similar matters relating to the Issuer and its Subsidiaries.

16

          (g)    Shareholders' Lists.    As soon as available, but in any event within 30 days after the end of each of the first three fiscal quarters, a shareholders' list, showing, as of the end of each fiscal quarter, the authorized and outstanding shares by class (including the Common Stock equivalents of any convertible security), the holders of all outstanding shares (both before giving effect to dilution and on a fully-diluted basis) and all outstanding options, warrants and convertible securities, and detailing all options granted, exercised or lapsed and all shares issued or sold.

          (h)    Option Plans.    Within 60 days after the end of each fiscal year, the information requested in paragraph (g) above, and in addition, copies of all stock option plans, and a list detailing all options granted, issued or lapsed; all warrants granted or issued (whether to directors, in connection with financings or otherwise) or lapsed; and all stock issued or sold (including in each case, without limitation, all option and warrant exercise prices, stock issuance prices, and other terms).

          (i)    Other Reports and Statements.    Promptly (but in any event within 10 days) after any distribution to its shareholders generally, to its directors or to the financial community of an annual report, proxy statement or other report or communication, a copy of each such report, proxy statement or other report or communication and promptly (but in any event within 10 days) after any filing by the Issuer with the SEC or with any national securities exchange, of any publicly available annual or periodic or special report or proxy statement or Registration, a copy of such report or statement and copies of all press releases and other statements made available generally by the Issuer to the public concerning material developments in the Issuer's business.

          (j)    Material Litigation.    Within 15 days after the Issuer learns of the commencement or written threat of commencement of any material litigation or proceeding against the Issuer or its assets, written notice of the nature and extent of such litigation or proceeding.

          (k)    Notice of Action Relating to Impending Insolvency.    The Issuer will deliver or cause to be delivered to the Purchaser such information or notice relating to any proposed action relating to insolvency or bankruptcy action at such time that the Board of Directors or all of the members of the Board of Directors receive information about such insolvency or bankruptcy action.

17

          (l)    Non-Disclosure.    The Purchaser agrees that, except as otherwise required by law, it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Issuer, and which the Issuer has prominently marked "Confidential," "Proprietary" or "Secret" or has otherwise identified in writing as being such, pursuant to financial statements, reports and other materials submitted by the Issuer as required hereunder unless such information is or becomes known to the Purchaser from a source other than the Issuer or is or becomes publicly known, or unless the Issuer gives its written consent to the Purchaser's release of such information, except that no such written consent shall be required (and the Purchaser shall be free to release such information), if such information is to be provided to the Purchaser's lawyer, accountant, or to an employee, officer, director or partner of the Purchaser or of the Purchaser's affiliate, provided that the Purchaser shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

SECTION 8. NEGATIVE COVENANTS

        Section 8.1.

        (a)   The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness, except as provided in Section 8.1(b) below.

        (b)   Notwithstanding the provisions of Section 8.1(a), the Issuer and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following (the "Permitted Indebtedness"):

          (i)    Indebtedness of the Issuer evidenced by the Notes;

          (ii)   Indebtedness of the Issuer, or any Subsidiary outstanding on the Issue Date (the "Existing Indebtedness"), as disclosed on Schedule 8.1 attached hereto as Exhibit I.

          (iii)  Indebtedness, including Existing Indebtedness, of the Issuer or any Subsidiary in an aggregate Principal amount at any one time outstanding not to exceed U.S. $20,000,000 (or the foreign currency equivalent thereof) or, with the written consent of the Purchaser (such consent not to be unreasonably withheld), U.S. $25,000,000; provided that, the Issuer will provide notice to the Purchaser when such aggregate Principal amount exceeds U.S. $10,000,000 and U.S. $15,000,000.

          (iv)  Indebtedness of the Issuer or any Subsidiary represented by letters of credit for the account of the Issuer or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business.

        Section 8.2.    The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any pari passu Indebtedness or subordinated Indebtedness on any asset or property of the Issuer or such Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured (provided that any Lien securing subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes) or until such time as such obligations are no longer secured by a Lien.

        Section 8.3.    The Issuer will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of its Intellectual Property, and the Issuer, except in the ordinary course of business, will not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of any substantial part of its Intellectual Property.

18

Notwithstanding the foregoing, the Issuer shall not be prohibited from granting licenses to use its Intellectual Property to third parties in the ordinary course of business.

        Section 8.4.    The Issuer will not issue any class of stock which shall have a preference of equal or greater value than the Preferred Stock that is designated the Series HP Convertible Preferred Stock.

        Section 8.5.    The Issuer will not create or adopt any stock option plan that creates options or warrants for shares of Common Stock, or issues shares of Common Stock, other than its new Stock Option Plan (the "New Plan") and will not increase the total number of shares of Common Stock initially issuable pursuant to all such Plans to a number of shares that exceeds 300,000.

        Section 8.6.

        (a)   Except as set forth in Section 8.6(b) below with respect to a Qualified Public Offering:

          (i)    Prior to the earlier of the issuance of the Third Disbursement Note under this Agreement or the delivery of an Unfavorable Responsive Notice under Section 2.3 of this Agreement, the Issuer will not sell any further equity interest in itself, other than the Notes pursuant to this Agreement or pursuant to currently existing rights to purchase Current Outstanding Common Stock or rights granted under the New Plan or the Issuer's 1988 Incentive Stock Option Plan (which expired on October 11, 1998).

          (ii)   The Issuer will not enter into substantive negotiations (which term shall not include preliminary discussions prior to the execution of a letter of intent or similar document or, if there shall be no letter of intent or similar document, the entry into substantive negotiations of a draft definitive agreement) to offer to sell or sell any such further equity interest until the earlier to occur of the Subsequent Closing of the Second Disbursement Note or the delivery of an Unfavorable Responsive Notice; provided, however, the Issuer may enter into such substantive negotiations with, and may offer to sell and sell such further equity interest to, any Investor at any time if the Purchaser and the Investors are informed of all related discussions promptly and are offered the opportunity to purchase such further equity in the Issuer, such purchase to be in accordance with the terms of the relevant Stock Purchase Agreement if and to the extent such Stock Purchase Agreement is applicable in accordance with its terms.

          (iii)  The Purchaser and the Investors will participate in the purchase of such further equity interest, if they elect to do so, in proportion to the number of shares of Common Stock (treating the Notes and any other securities of the Issuer held by them as if converted or exercised for Common Stock in accordance with the terms thereof) taken as a percentage of the total number of shares of Common Stock then issued or so issuable then owned by the Purchaser and each of the Investors, or as the Purchaser and the Investors may otherwise designate.

        (b)   The provisions of Section 8.6(a) above to the contrary, notwithstanding, the Issuer may:

          (i)    Enter into substantive negotiations at any time with respect to a Qualified Public Offering.

          (ii)   File a Registration at any time with respect to a Qualified Public Offering.

          (iii)  Effect a Registration at any time after the earlier to occur of the Subsequent Closing of the Second Disbursement Note with respect to a Qualified Public Offering or delivery of an Unfavorable Responsive Notice under Section 2.3 hereof and take all steps that are necessary or appropriate to consummate the transactions contemplated by such Registration.

19

SECTION 9. EVENTS OF DEFAULT

        Section 9.1.    An "Event of Default" means any of the following events:

          (a)   the Issuer fails to pay the Principal of or interest on any of the Notes when due, pursuant to the terms and conditions therein.

          (b)   the Issuer does not perform or comply with any one or more of its material obligations in the Notes or this Agreement (other than a default under (a) above) for a period of 45 days after written notice of such default shall have been given to the Issuer by the Purchaser.

          (c)   one or more defaults in the required payments, including Principal, interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness, when the same becomes due and payable, or the occurrence of any other event of default under any Permitted Indebtedness (in accordance with the terms thereof), and the Issuer has failed to cure such default or defaults within the applicable grace period or period to cure such default or defaults, without regard to any waiver of the grace or cure periods, subsequent cure, or notice provisions of the Permitted Indebtedness.

          (d)   the Issuer, pursuant to or under or within any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or like law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) makes a general assignment for the benefit of its creditors; (iv) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally, (v) a court of competent jurisdiction (or like entity) shall enter an order or decree under any applicable law described above that is for relief against the Issuer in an involuntary case or proceeding, appoints a custodian for the Issuer or such other entity for all or substantially all its properties or orders the liquidation of the Issuer or such other entity, as applicable, and in each such case in this clause (v), the order or decree remains unstayed and in effect for 60 days; or (vi) the Issuer or such other entity shall take any corporate action regarding any of the foregoing.

        Section 9.2.    Remedies on Default.    Upon the occurrence of an Event of Default pursuant to Section 9.1, the Purchaser may, in lieu of any other rights Purchasers may have, convert the remaining Principal of the outstanding Notes to shares of Preferred Stock and be paid in cash, or convert into shares of Preferred Stock, at the Issuer's option, any accrued Interest pursuant to the terms and conditions of the Notes, provided that, if the Issuer chooses to pay such Interest in cash, the Purchaser shall have the option to convert such Interest into shares of Preferred Stock pursuant to the terms and conditions of Section 6.2 of the Notes.

SECTION 10. CONVERSION

        Section 10.1.    The Notes may be converted into shares of Preferred Stock according to the terms and conditions contained therein.

        Section 10.2.    Any converted Preferred Stock shall, except that under certain circumstances in the Designation of Rights may, then be converted into shares of Common Stock pursuant to terms and conditions in the Designation of Rights.

SECTION 11. REGISTRATION RIGHTS

        Section 11.1.    Upon conversion of the Preferred Stock to Common Stock, the holder of such shares of Common Stock shall be entitled to the rights of a stockholder, as regards such converted Common Stock, under the Shareholders' Rights Agreement.

20

SECTION 12. RESERVATION OF BOARD SEATS

        Section 12.1.    The holders of Series HP Convertible Preferred Stock shall have the right, at their option, to designate for election to the Board of Directors one (1) person subject to the approval of the then current Board of Directors, which approval will not be unreasonably withheld. In the event that the Issuer's Board of Directors fails to approve such designee, the holders of shares of Series HP Convertible Preferred Stock shall have the right, at their option, to designate another person who shall be reasonably acceptable to the then current Board of Directors.

        Section 12.2.    Notwithstanding the provisions of this Section 12, if the holders of Series HP Convertible Preferred Stock obtained some or all of such stock pursuant to a remedy described in Section 9.2 hereof, such holders shall have the right, at their option, to designate two (2) persons for election as members of the Board of Directors subject to the approval of the then current Board of Directors, which approval will not be unreasonably withheld. In the event that the Issuer's Board of Directors fails to approve any such designee, the holders of Series HP Convertible Preferred Stock shall have the rights, at their option, to designate another person reasonably acceptable to the then current Board of Directors.

        Section 12.3.    The Board of Directors shall take such actions as may be necessary to facilitate and implement the provision of this Section 12 and carry out the intents and purposes hereof, including (but not by way of limitation) amendments to the Issuer's Bylaws to increase the size of the Board of Directors and to elect the appropriately designated persons to the vacancies thereby created.

        Section 12.4.    The rights of holders of Series HP Convertible Preferred Stock to designate persons for election as members of the Board of Directors shall terminate upon a Qualified Public Offering. The members of the Board of Directors designated pursuant to Section 12.1 or Section 12.2 agree to remove themselves if required by an underwriter in anticipation of a Qualified Public Offering, provided that such members may also remove themselves at will.

SECTION 13. MISCELLANEOUS

        Section 13.1.    All agreements, indemnities, covenants, representations and warranties (which representations and warranties shall be deemed to be made as of the date specified therefor) made by the Issuer herein and in certificates and other instruments delivered pursuant to this Agreement (and the representations and warranties of the Purchaser in Section 5.2 hereof, which representations and warranties shall be deemed to be made as of each Closing Date) shall survive the execution and delivery of this Agreement and the delivery of the Notes to the Purchaser and shall continue in effect so long as any Note remains outstanding.

        Section 13.2.    All notices, demands and other communications hereunder shall be in writing and hand delivered, telecopied, mailed (by registered or certified mail, postage prepaid) or delivered by a nationally recognized overnight courier service addressed:

          (a)   if to the Issuer, to:

      Chief Executive Officer
      Displaytech, Inc.
      2602 Clover Basin Drive
      Longmont, Colorado 80503
      Telephone: (303) 772-2191
      Telecopier: (303) 772-2193

21

      with a copy to:

      General Counsel
      Displaytech, Inc.
      2602 Clover Basin Drive
      Longmont, Colorado 80503
      Telephone: (303) 772-2191
      Telecopier: (303) 772-2193

          (b)   if to the Purchaser:

      Controller
      Hewlett-Packard Company
      Display Products Division
      11413 Chinden Boulevard
      Mail Stop 250
      Boise, Idaho 83714
      Telephone: (208) 396-6000
      Telecopier: (208) 396-6214

      with a copy to:

      Hewlett-Packard Company
      3000 Hanover Street, MS 20BQ
      Palo Alto, CA 94304
      Attention: General Counsel
      Telephone: (650) 857-1501
      Telecopier: (650) 857-4392

      or to such other address as may hereafter be designated in the manner above provided by any party for such purpose, and shall be effective upon receipt.

        All payments to be made to the Purchaser shall be made by wire transfer to its account specified in Exhibit D attached hereto.

        Section 13.3.    This Agreement shall be binding upon, and shall inure to the benefit of, the Issuer and the Purchaser, and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

        Section 13.4.    If any provision hereof shall be invalid, illegal or unenforceable in any jurisdiction, the remaining provisions shall continue to be valid and enforceable in such jurisdiction and such provision shall continue to be valid and enforceable in all other jurisdictions.

        Section 13.5.    This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the internal laws of the State of Colorado, without regard to conflict of laws. This Agreement may not be waived, modified or amended without the written consent of the party against whom such waiver, modification or amendment is claimed. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each counterpart constituting an original, but all together constituting only one agreement.

        Section 13.6.    Notwithstanding anything contained herein to the contrary, none of the Issuer's directors, officers, employees, Affiliates or agents shall be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements, covenants or obligations of the Issuer hereunder.

22

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

DISPLAYTECH, INC.
By	/s/ MARK A. HANDSCHY
Name: Mark A. Handschy
Title: President
HEWLETT-PACKARD COMPANY
By	/s/ BRUCE F. SPENNER
Name: Bruce F. Spenner
Title: Manufacturing Manager

EXHIBIT A

BUSINESS PLAN

Mr. Bruce Spenner Display Products Division Hewlett Packard Company 11413 Chinden Blvd. MS 395 Boise, ID 83714-1023	February 11, 1999

Dear Bruce,

        Attached please find a an amendment to your copy (#786) of Displaytech's Business and Industry Overview dated December 3, 1998. The amendment replaces the section entitled "manufacturing approach" on page 6 and more accurately reflects Displaytech's recent progress and planning in this important area.

        Should you have any questions please call.

Yours truly,

/s/ J.A. Newcomb J.A. Newcomb Chief Financial Officer

2602 Clover Basin Drive, Longmont, CO 80503-7603 USA Telephone: 303-772-2191 Fax: 303-772-2193
Website: http://www.displaytech.com

DISPLAYTECH, INC.

2602 Clover Basin Drive
Longmont, CO 80503

http://www.displaytech.com

303-772-2191

BUSINESS AND INDUSTRY OVERVIEW

CONFIDENTIAL

        This document contains confidential information proprietary to Displaytech, Inc. and may be viewed only by individuals who are obligated under a Confidential Disclosure Agreement to maintain its confidentiality. Nothing contained herein shall be construed as an offer to sell or solicit securities.

TABLE OF CONTENTS

INTRODUCTION	3
COMPANY OVERVIEW	4
COMPANY PROFILE	4
COMPANY HISTORY AND BACKGROUND	4
SALES STRUCTURE	5
TECHNOLOGY	7
FERROELECTRIC LIQUID CRYSTALS (FLCS)	7
BACKPLANE TECHNOLOGY	8
ADDITIONAL TECHNICAL INFORMATION	9
PRODUCTS	10
INTRODUCTION	10
PRODUCT CHARACTERISTICS	10
PRODUCT DESCRIPTIONS	13
MARKET ANALYSIS	15
THE DISPLAY MARKET	15
THE MAGNIFIED VIEW MARKET	17
THE PROJECTION MARKET	20
COMPETITIVE ANALYSIS	23
INTRODUCTION	23
TECHNOLOGY CATEGORIES	23
NLC-ON-SI	26
PDLC	26
DMD	27
GLV	27
a-SI TFT-LCD	27
POLY-SI TFT-LCD	27
X-SI TFT-LCD	28
AMEL	28
FED	29
LED	29
INTELLECTUAL PROPERTY	31
PIONEER PATENTS	31
DISPLAYTECH PATENTS	32
DISPLAY SYSTEMS	32
UNIVERSITY OF COLORADO	32
MANAGEMENT AND BOARD OF DIRECTORS	33
MANAGEMENT	33
BOARD OF DIRECTORS	35
APPENDIX A	37
DISPLAYTECH LIGHTCASTER TECHNOLOGY	37

INTRODUCTION

        Displaytech designs, manufactures, and markets miniature display products for use in magnified and projected view applications, as well as electro-optical products for photonic applications. As the leader in the industry, the company holds critical patents on many device designs, materials, and fabrication techniques. Its products, which utilize ferroelectric liquid crystals (FLCs) and possess significant advantages over alternatives, are sold to original equipment manufacturers (OEMs). Product applications include monitors or viewing screens in desktop, laptop, and palmtop computers, large screen televisions, wireless telephones, conference room and personal projectors, and portable DVD viewers. All market applications have multi-million unit annual volume potential.

        The company recently began commercial production and has customer relationships and/or strategic partnerships with multi-billion dollar revenue domestic and international firms.

        The following gives an overview of Displaytech's business and its industry. More detailed information will be made available during a site visit at the company's plant and headquarters location in Longmont, Colorado.

        The company's financial data is available as a separate document.

        Additional data can also be obtained through the company web site at www.displaytech.com.

        Please let an appropriate Displaytech representative know when you would like more information.

COMPANY OVERVIEW

COMPANY PROFILE

        Displaytech designs, manufactures, and markets products that are based on the use of proprietary FLC materials. The primary product focus is on high-resolution, full-color miniature electronic displays that are sold to OEMs. Uses for the images created on the Displaytech display panels are with very small form factor portable electronic devices AND large or very large projection devices. Examples of such uses include the viewing screens for laptop, palmtop, desktop, and wearable computers, wireless telephones, televisions, personal and conference room projectors, portable DVD viewers, digital cameras, and other high information content devices for business, medicine, entertainment, and the military.

        The actual display panels are the size of a computer chip. Images created on these chips are optically magnified or projected to create a large display with the size, resolution, and viewing performance comparable to a high quality desktop CRT monitor or television. Displaytech displays that are mounted into eyeglass frames provide portable, lightweight viewing. The same Displaytech displays, when used in a projection mode, provide compact, lightweight large screen viewing for conference room presentations or desktop computer monitor and television replacement.

        Displaytech's miniature FLC displays make mobile communication, computing and entertainment comfortable and easy. By providing wide fields of view, high resolution, brilliant color clarity, minimum power consumption, high brightness and low cost volume production, Displaytech display panels allow full motion video, graphics, and text to be comfortably viewed and affordably priced.

COMPANY HISTORY AND BACKGROUND

        Displaytech was incorporated in 1984 with headquarters in Boulder, Colorado. The corporate goal was to commercialize the fundamental inventions and discoveries of highspeed, surface stabilized FLCs. Displaytech's founders, faculty members in physics and chemistry at the University of Colorado, hold the pioneer patents for FLCs and helped develop subsequent related patents.

        During its first ten years in business, Displaytech developed core technical competence in materials, device design, and device fabrication. During that period, Displaytech was a major participant in the US Small Business Innovation Research (SBIR) program. It won more than $12 million in research and development contracts and grants from NASA, the US Department of Commerce, the US Department of Defense, the US National Science Foundation and the US Department of Health and Human Services. These projects have provided Displaytech with an extensive body of knowledge and a powerful patent position in FLC technology and its applications.

        In 1994, Displaytech began its transition from research and core technology development to product manufacturing and sales. The company won a $1.7 million Advanced Technology Program (ATP) award from the Department of Commerce. This funding was specifically targeted to develop mass production techniques and improved FLC materials for display products. Following the ATP award, Displaytech received private capital and crossed the threshold to commercialization.

        In December 1996, the company moved into its first full-scale production facility. This facility has 50,000 square feet and is located in Longmont, Colorado, which is just northeast of Boulder and 30 miles north of Denver. This facility, which is large enough to produce over 1,000,000 displays per month, also houses the company headquarters. Initially, the company utilized about half of the plant space. The balance of the floor space was occupied during the winter of 1997-98.

        During the winter of 1997-98 the company also:

  •
  Received its first major multi-year, multi-million dollar order from a multi-billion dollar Asian electronics manufacturer.

  •
  Completed an equity participation agreement and expanded its already strong product and business development alliance with a Fortune 50 electronics firm.

SALES STRUCTURE

        Displaytech sells it products as components or subsystems through OEM relationships. In North America, the company sells to and supports customers directly through its own staff. Internationally, Displaytech works with channel partners (distributors and representatives) to sell and support customers. In addition, the company has a branch office in Seoul that services the Korean market and supports sales efforts in other parts of Asia.

  Manufacturing Approach

        Displaytech has recently revised its manufacturing plan to leverage established high volume liquid crystal device capacity at an offshore location. Selection of this manufacturing resource was based on a number of critical factors including:

1)
experienced small parts handling capability

2)
leverage off existing mass production capacity

3)
excellent facilities

4)
proven competence in final device assembly and quality programs

        In this way, the company will continue to develop essential, application-specific ferroelectric liquid crystal (FLC) materials in-house, while outsourcing more conventional device production.

        Today, Displaytech is now in pilot production at its 50,000 square foot facility in Longmont, Colorado. Recently, an outsource agreement was reached with an experienced Japanese, high volume precision parts manufacturer, Miyota Co., Ltd., located in Nagano. This combination of in-house and contract manufacturing capacity will meet current customer requirements through 2001 and leave room to add several additional strategic accounts in targeted consumer electronics markets.

        Miyota is now actively installing back-end capacity to serve as Displaytech's source later in calendar 1999. Current plans anticipate Miyota's installation of front-, middle, and back-end process lines for high volume applications during calendar year 2000.

        Displaytech's manufacturing approach focuses investments on internal process development, equipment, and facilities in areas where its proprietary materials and methods offer unique added value. In other areas, the company uses outsourcing and contract manufacturing.

        Displaytech's operations management is designed to efficiently coordinate and control suppliers, internal operations, and contract manufacturers in a high volume environment. Statistical process control methods are being refined to minimize variation and maintain target yields. The company's basic manufacturing flow for integrated circuit displays (ICDs) combines outsourced CMOS wafer fabrication, internal FLC production, a combination of internal and external display cell fabrication, and outsourced integrated circuit back-end processing.

        If a customer orders a complete system rather than a stand alone display panel, final assembly (which is performed in-house, as well as by a contract manufacturer) integrates the ICD with viewing optics, illumination, precision mechanics and electronics. Final test and quality assurance remain in-house Displaytech responsibilities. The company has, and will maintain a comprehensive pilot production line entirely in-house (except CMOS fabrication) to provide prototype capacity, help develop process improvements, and better monitor the efficiency of the outsourced suppliers and contract manufacturers.

TECHNOLOGY

        Displaytech's miniature displays take advantage of microsecond switching speeds of patented ferroelectric liquid crystal (FLC) materials and technology. FLC materials switch fast enough to enable field sequential color techniques to operate flicker-free at full frame video rates of 60 Hz and higher.

        The FLC is on an integrated circuit and the integrated circuit controls the FLC on a pixel by pixel basis which in turn generates a reflection so that light bounces off and optics form an image of pixels for viewing.

        Taking advantage of established CMOS fabrication technology, Displaytech panels are reflective, thereby covering the underlying circuitry. Pixels are very small (~12 x12 μm), as are the interpixel gaps (~1 μm). This combination of closely packed, small pixels ensures a display with smooth continuous images—avoiding the common black matrix or "screen door" effect. The resulting high fill factor (or aperture ratio) eliminates pixelation effects, providing an excellent viewing experience.

        Minimizing pixel geometry also reduces cost in several important ways. First, display panel costs are greatly influenced by the cost of the reflective CMOS backplane. Smaller display backplanes allow more dice to be included on a single wafer. Additionally, smaller die size results in higher production yields, another cost advantage.

FERROELECTRIC LIQUID CRYSTALS (FLCs)

        In 1985, Displaytech developed the first commercial room temperature FLC mixture, with an 18°C wide FLC temperature range. This development resulted in a flurry of worldwide research activity, which catalyzed the formation of the basis of FLC materials and devices, as we know it today.

        FLC materials used in all Displaytech panels are responsible for all electro-optical properties, in particular the contrast, luminous efficiency (or throughput), switching speed (which determines the grayscale depth), and temperature range.

        The dramatic progress that Displaytech has achieved after years of intensive research (1,500 new compounds and 4,000 mixtures) gives the company the fastest switching, broadest temperature range FLC mixtures in the world. An FLC temperature range has been achieved from -40°C to +83°C. This range allows extremely durable storage temperatures and remarkably wide operating temperatures that meet specifications for business, consumer, and military applications. Fast switching speeds allow for full 24-bit color depth (16.7 million colors) in displays resulting in photo-realistic quality at video speeds.

        The ability to quickly formulate and optimize new FLC material performance to a particular application—whether it be a hand-held miniature display or a projection display, has given Displaytech a unique advantage over its competition: the ability to respond to device/materials opportunities and achieve performance improvement goals rapidly and efficiently.

        Displaytech's state-of-the-art analytical lab gives the company reliable quality control in both single compounds and the complex FLC mixtures developed for use in high-volume, business products. Displaytech is the only company in the world that has developed an automatic liquid crystal property tester resulting in an increase in our productivity over a hundred-fold. The current facility is designed to have FLC production capacity of up to one million displays a month.

        With the strength of its patents, a wealth of proprietary technology in FLC materials synthesis and formulation, and a strong, well-directed R&D effort—Displaytech is in excellent position to retain its market leadership.

BACKPLANE TECHNOLOGY

        The fast switching speed of Displaytech's proprietary liquid crystal materials allows them to be driven with lower voltages than competing technologies. This advantage permits the use of standard silicon backplanes, made in standard CMOS process technologies, running at standard voltages (3.3 and 5.0 V). Displaytech plans to ride the wave of higher CMOS densities and lower costs by increasing the amount of circuitry included in the display chips, increasing the aperture ratio by making the interpixel gaps smaller, and producing high resolution devices on small silicon die. A major focus of our in-house materials chemistry group is the development of materials that have fast switching speeds at lower voltages. This continuing development will allow Displaytech to continue to use standard CMOS processes as the semiconductor industry moves to lower voltages—from 5.0 down to 1.8 V over the next few years.

        The Displaytech display panel backplane consists of a custom-designed silicon memory chip similar to a standard SRAM or DRAM device. Each bit of the memory is connected to a shiny metal pad on the surface of the chip, which acts as both a mirror and an electrode for the liquid crystal above it. (Making this metal as shiny as possible is the only non-standard processing step in the production of the silicon wafers). The overlying FLC is switched between two optical states, depending on whether the memory bit is a logical 0 or 1. In one state, the FLC rotates the plane of incoming polarized light, while in the other state it does not. External polarizers cause the light either to exit the optical system and be viewed as a bright pixel, or be absorbed in the polarizer and be seen as a dark pixel. The light is not appreciably absorbed by the FLC itself, making high light-intensity projection applications possible.

        An important feature of Displaytech's technology is that the display is an entirely digital device. Conversion to and from analog signals is never required, allowing the sharpest possible pictures to be produced. This becomes especially important at higher resolutions, where traditional high bandwidth analog signals are difficult to handle.

        Over the past two years, Displaytech has increased the sophistication of the circuitry surrounding the active display area of our chips. Our most recent projection TV display panel includes several different operating modes, such as reversing the up/down and left/right scan directions, which simplifies the optical and mechanical design of end-user systems. We also employ industry standard JTAG circuitry to allow the electrical operation of each device to be probed and tested at the wafer level before any displays are built.

        We expect this trend toward increased integration to continue even further. In the near future, we plan to integrate control functions into the display panel, allowing minimum component count systems to be built. Since Displaytech's manufacturing process already requires some additional silicon area outside the active area, we can populate this region of silicon with our own control functions or third-party cores with very little impact on the cost of the silicon. This extra silicon region provides a major benefit to our customers, by enabling them to add value to our design and differentiate their products by including their own custom circuitry on our device. Although we originally used schematic based tools to design our chips, we are now working in a high-level language synthesis environment which, among other benefits, is also more compatible with other third-party IP core vendors.

        For panels larger than VGA (640 × 480), we are developing a standard interface which will make changes to the control electronics trivial as our customers move up to XGA (1024 × 768), SXGA (1280 × 1024), UXGA (1600 × 1200) and beyond.

ADDITIONAL TECHNICAL INFORMATION

        See Appendix A for more information on Displaytech's technical advantages.

PRODUCTS

INTRODUCTION

        Displaytech's primary product focus is on full-color, high-resolution miniature display panels for projected and magnified imaging applications. Both systems take advantage of the benefits of virtual displays.

        In traditional direct view display systems like a standard TV set, the picture viewed by the user is the same size as the picture on the display panel. In projection systems, the picture viewed by the user is significantly larger than the original image. This is also true of a virtual display system. However, in a virtual display, the display panel is significantly smaller (typically less than 1-inch) and less expensive than either of the other systems. Additionally, the image can be projected or magnified to almost any size, depending on the type of optics used.

        In many applications, especially those requiring pocket-sized portability, a direct view display is a noteworthy disadvantage. For example, miniaturization of a laptop computer is limited by its useful screen size. Here, a virtual display could easily include the rich color, high resolution, and flicker-free video motion we expect from a cathode ray tube (CRT). All of these features are included in our virtual display engine, in a package smaller than a two-inch cube.

        All Displaytech products use proprietary FLC materials and manufacturing techniques designed to optimize performance while minimizing cost.

PRODUCT CHARACTERISTICS

  Full Color on Every Pixel

        LightCaster™ miniature displays are the first to offer both high resolution and full color on every pixel, implementing sequential color techniques. Sequential color means that each pixel on the display is illuminated with the proper mix of red, green, and blue colors in fast enough succession for the human eye to fuse the sequence into a single, smooth color picture. Sequential color requires the fast (microsecond) switching speed of FLC materials.

        Other active matrix liquid crystals are made with slower nematic liquid crystals (NLCs). These more conventional AMLCDs employ triads of sub-pixels, which spatially separate red, green, and blue sub-pixels. This difference is especially noticeable when displays are physically small. LightCaster technology creates a much smoother (less grainy) color image than triad displays, even at the same resolution. With one third fewer pixels, our LightCaster display panels can also be made smaller, permitting a greater degree of product miniaturization and inherently lower production costs.

  High Resolution

        With LightCaster displays, pixel size and display resolutions are determined by the design of the VLSI backplane. For this reason, Displaytech can offer significant flexibility in OEM product specifications. For the cost of a new backplane design and a CMOS production run, displays can be produced with customer-specified resolution and pixel pitch, without significantly altering the downstream production process.

        VLSI backplanes are fabricated for high resolutions with extremely small pixels. Displaytech has successfully demonstrated pixels as small as 5.7 microns (4500 dpi), and has demonstrated fully operational SXGA (1280 × 1024) panels with 7.6-micron pixels (3300 dpi). Competing liquid crystal technologies use much thicker LC layers, causing lateral electric field cross talk, even with much larger pixels. This cross-talk problem limits usable small panel resolution.

  Production Ease/Competitive Cost

        Production costs of miniature displays are dominated by the cost of the active matrix backplane. Our LightCaster Display backplane is an integrated circuit produced using standard CMOS processing in a commercial foundry. By itself, this fact assures us of lower unit and capital costs, when compared to the competition. Additionally, the small die size further increases this advantage.

        Integrated circuit costs rise dramatically as chip size increases, for very understandable reasons. First, chips are produced on wafers whose cost is independent of the number or type of chips it carries. Physically smaller integrated circuits allow more chips to fit on an individual wafer, lowering the unit cost (per chip).

        Second, not all chips on a wafer are usable. Yields are always less than 100% due to randomly distributed defects. Statistically, smaller chips lower the probability that a particular chip will contain a defect. In this way, smaller chips increase yield factors and ultimately reduce unit costs.

        Displaytech has developed a scalable manufacturing process for miniature display production. As customers move from Developer Kits to prototype and pre-production runs, Displaytech can continue to meet increasing demands. The process is then scaled to meet volume production requirements.

  Miniaturization

        Market demand is driving consumer product manufacturers to smaller form factors for increased portability and reduced cost. For Displaytech, smaller VLSI backplanes lower production costs. This combination of low cost and small size is key to consumer products for mobile communications, computing, and photography.

        LightCaster technology enables physically small products to include visually large displays. For product designers, Displaytech Display Engine products are virtual display components with the potential (depending on the customer application) for out-of-the-box functionality.

  Durability

        By itself, miniaturization does not ensure portability. Portable products must:

  •
  be resistant to shock

  •
  operate over a broad temperature range

  •
  enable battery powered operation

  •
  have long operational lifetimes.

        Displaytech's integrated materials and device design approach ensures the necessary durability.

  Speed

        The importance of display speed becomes apparent to consumers of display products only when displays under-perform. CRT flicker, unreadable text on miniature AMLCDs, and cursors that submarine when moved rapidly are all familiar display artifacts which indicate insufficient response time. Displaytech FLC-based display products avoid these common problems with proprietary materials, device designs, and drive algorithms.

PRODUCT DESCRIPTIONS

  LightCaster Display Developer Kit

        The Developer Kit is sold to customers to enable them to get first hand experience with the technology.

        The LightCaster Developer Kit is an assembly of components that provides OEM product designers with a complete miniature display system that works right out of the box. It allows display designers to focus on their end product design, not on the technical details of miniature display implementation. OEM customers can thus streamline their product development process and reduce their time to market.

        Developer Kits, which began shipping in March 1997, have proven to be an attractive entry point into the display market. This Kit consists of: a VGA (640 × 480) imaging panel, magnification and polarization optics, an illumination system, and drive electronics that plug into a standard PCI port, common in every IBM compatible PC.

  LightCaster Display Engine

        The LightCaster Display Engine is an OEM sub-assembly that customers can design into their end user products.

        The Display Engine includes all the necessary imaging components in a small, lightweight module—ready for integration into a variety of hand held and head-mounted display products.

        The Displaytech optical design resolves every pixel on the VGA Display Panel. Single pixel fonts and ultra-fine features are clear and sharp. Careful attention has been paid throughout system design to preserve this pixel-level detail. The VGA Display Engine is ergonomically designed for high-resolution images, engineering drawings, and reference materials.

        The LightCaster VGA Display Engine provides:

  •
  VGA imaging panel,

  •
  magnification and viewing optics,

  •
  illumination system and

  •
  control electronics.

        This opto-mechanical subsystem design integrates easily into handheld and head-mounted products and can greatly reduce product integration time and time to market.

  LightCaster Display Panels

        LightCaster Display Panels are full-color, high-resolution, video-capable electronic displays. These products are sold to customers who want to design a custom engine for their end user application. The miniature FLC reflective display panels are mounted on a flexible circuit and designed using established CMOS technology. Their high performance makes them suitable for a range of product applications—from handheld and head-mounted displays to well-known consumer products like wireless telephones, digital cameras, televisions, and computer monitors.

  VGA Resolution (640 × 480)

        These compact, lightweight panels can be designed into portable, battery powered applications. In the near term, VGA resolution displays will be used in a variety of applications including handheld, portable, and wearable computers, personal DVD players, and head-mounted display systems for medical, military, and industrial use.

  XGA Resolution (1024 × 768)

        XGA is a popular display resolution and is commonly used in laptop computer systems. Manufacturers of ultra compact and lightweight portable projection systems prefer this resolution, due to the large installed base of laptop users. The Displaytech XGA panel provides these manufacturers with a single- or multi-chip solution to their low cost, weight, and power consumption requirements.

  SXGA Resolution (1280 × 1024)

        LightCaster SXGA Display Panels are designed specifically for projection applications, such as conference room projectors (portable and stationary) and desktop computer monitors. Both front and rear projection systems will take advantage of the important feature benefits of LightCaster technology: clear, bright color with no graininess or edge fading.

  UXGA Resolution (1600 × 1200)

        UXGA is the next level of resolution in Displaytech's development plans. OEMs are designing future devices that will utilize this very high-resolution display. This resolution is particularly attractive in computer workstations and desktop computer monitors.

  Custom Display Panels

        Displaytech has also been successful in developing custom display panels for specific customers for rear-projection and head-mounted display applications.

MARKET ANALYSIS

THE DISPLAY MARKET

  Introduction

        The display market can be classified by technology, application, viewing configuration, or information content. Since Displaytech's products, and hence its targeted markets, deal with high information content, we first screen for information content. Once low information content applications like LEDs and vacuum fluorescent displays (wristwatches and simple calculators, for example) have been eliminated from the analysis, the focus is on the viewing configuration to classify the variety of applications in the display market.

        The three standard viewing configurations for displays are direct, virtual, and projected. Direct view means that the size of the image produced by the display is the same size as the image viewed by the user. Transmissive LCDs have long dominated the flat panel display (FPD) market place with direct view products. Most CRTs are direct view.

        A virtual view display is essentially a display engine that produces an image less than 1-inch in size and then enlarges it to any size required by the application. Virtual view displays can be magnified or projected. Displaytech's LightCaster VGA Display Engine is an example of a magnified virtual display.

        In projection configurations, the use of lenses allows the size of the image to be re-sized before being viewed. A projection system can be made with the screen between the projector and viewer (rear projection) or with the projector between the screen and the viewer (front projection). Rear projection is most popular for home theatre applications while front projection is most popular for business presentation applications.

  Market Size

        The overall worldwide display market (i.e., CRT and FPD) accounted for $34.8 billion in revenue in 1997. It is projected that over 84.2 million CRT displays were sold last year with revenues of $20.9 billion.(1) Flat panel displays accounted for $13.9 billion in revenue in 1997.(2) Revenues are forecasted to reach $31.6 billion by the year 2003. The growth of CRT displays will be slower and revenues are forecasted $28.8 billion in 2003.(3)

(1)
Electronic Display World, Stanford Resources, July 1997

(2)
Electronic Buyers News, January 26,1998

(3)
Electronic Buyers News, January 26,1998

  Market Trends

        Internet—The explosive growth of the Internet and Intranets is accelerating the convergence of computing and communications and stimulating a new generation of information devices. As such products incorporate personal computing features, they require displays capable of satisfying the expectations of personal computer users (e.g., text, e-mail, financial reports, graphic and video images, music, sound, and animation).

        Mobility—The US workforce is increasingly mobile. Forrester Research estimates that over 48 million workers(4) (or 40% of the workforce) are traveling at any given time. With portable computing devices becoming smaller and the demand for richer content increasing, interest in miniature magnified displays is increasing. Interest is particularly high for those displays that are designed to be small virtual devices capable of delivering the same (or better) clarity, resolution, and color depth that users have come to expect from their desktop systems. Displaytech is able to provide this type of display and meet the requirements of OEM manufacturers as they look to design for flexibility and innovation.

(4)
Quoted in Nobile, Frederick, "Introduction Market Drivers."

        Improvements to Existing Display Products—The introduction of Advanced Television (ATV, or High Definition Television [HDTV]) and the Digital Versatile Disk (DVD) signals the public introduction of digital broadcasting. The industry's need for high definition (i.e., resolution) and different aspect ratios provides an opportunity for the FPD industry to define the standard for digital displays. As this technology improves and prices decline, the adoption of flat panel monitors should increase dramatically. The projection market also provides an excellent opportunity to overturn the dominance of the CRT display. With the introduction of LCD- and chip-based portable projection displays, the portable projector market has grown significantly.

  Displaytech Market Strategy

        Concentrate on the development of panels and materials to become world leader in high definition, low cost, miniature imaging devices for projected- and magnified-view applications.

  •
  Tailor products to new applications where information content is high

  •
  Offer a significant price/performance advantage over established technologies

  •
  Prove large-scale manufacturing capability at consistently high yields—from pilot to mass production

  •
  Continue to strengthen OEM relationships

  Product Mix

        Displaytech's primary business is the design and manufacturing of high quality display panels to meet the needs of its market segments. Its goal is to produce the highest quality, full color displays over the range of resolutions available to various applications. As higher resolutions become necessary to fulfill OEM requirements, Displaytech will develop product to meet their customers' needs. Display products presently in design and/or manufacturing are listed below along with their actual or potential market applications.

Table I. Displaytech Product Mix

Applications	SLM 256 × 256	VGA 640 × 480	XGA 1024 × 768	CUSTOM 1024 × 768	CUSTOM 1280 × 768	SXGA 1280 × 1024	UXGA 1600 × 1200
Digital Phones		•
Digital Cameras		•				•
Notebooks		•	•	•
Wearable Computers		•	•	•
Optical Computing	•					•
Handheld Personal Computer		•	•	•
Digital Versatile Disk			•		•	•	•
Advanced Television (HDTV)			•		•	•	•
Rear Projection			•			•	•
Desktop/Mobile Projection			•			•	•

THE MAGNIFIED VIEW MARKET

  Introduction

        Recently, there has been a renewed and increased interest in miniature, magnified displays. Largely, this is a result of advances in miniature display technology, an increase in bandwidth and data transmission capabilities, the decrease in the size of electronic products, and the integration of multi-functional applications into mobile products. "Smart" telephones transmit and receive not only voice data but also information from the computer, faxes from the office, or e-mail. Small electronic address books have grown to become scaled down versions of Windows 95™ (e.g., Windows CE™) that allow the user to word process, work on a spreadsheet, receive faxes or e-mail, or surf the web. Even cameras have gone digital and now allow the photographer to preview a picture or view the actual picture prior to "exposure."

        These changes, along with rising consumer expectations of product functionality, are pushing manufacturers to re-evaluate their requirements for displays. Interest is particularly high for virtual displays that are able to deliver the same (or better) clarity, resolution, and color depth that users have come to expect from their desktop systems. Up until now, most miniature display manufacturers have concentrated on one-eighth or one-quarter VGA black and white devices. However, as OEM manufacturers indicate greater interest in miniature displays and their ability to provide high information content, vendors are moving towards integrating displays that have full color VGA capability.

  Market Trends for Miniature Imaging Devices

  •
  System components have gotten smaller leading to smaller electronic devices

  •
  Product size and form factor are now constrained by the display size

  •
  Direct view displays consume a major portion of a product's power budget(5)

  •
  Present display size limits the information content on a single screen

  •
  Availability of the contents of the web, including text and graphics

  •
  Expanding digital bandwidth of worldwide cellular networks

  •
  Demand pull of the mobile work force

  Market Segments

        The primary market segments for magnified displays are:

        "Smart" Telephones—are digital telephones that incorporate at least one other type of information content (e.g., e-mail, faxes, Internet use, etc.) beyond voice. The digital telephone market in the US is still relatively new and the infrastructure is not complete. However, given the popularity of digital "smart" telephones in Europe (estimated 1998 revenues = $604 M vs. $269 M in the US(6)), it is forecasted that the US market will grow significantly over the next 5 years (1997-2001: 77.8% CAGR forecasted(2)).

        Digital Cameras—have been available for a number of years; mainly concentrated at the high-end of the photography market. In the last 12-18 months, this market has grown rapidly (estimated sales quadrupled between 1995 and 1996 and are expected to double in 1997(7)) and has moved down the price curve to incorporate sub-$500 offerings.

(5)
DisplaySearch

(6)
Source: IDC, June 3, 1997

(7)
Source: The Economist, August 30, 1997

Table 2. Critical Requirements for Magnified Displays by Segment

Application	High Resolution	Picture Quality	Accurate Color	Low Power	Low Cost	Small Size
Smart Phones	•	•	•	•	•	•
Digital Cameras	•	•	•	•	•	•
Digital Camcorders				•	•	•
Handheld Computers	•			•	•	•
Medical	•	•	•
Laptops	•	•	•
Wearables	•	•	•	•

        Digital Camcorders—This is the most mature market segment in terms of using small displays. Most camcorders today have a viewfinder feature. The viewfinder displays are generally 2-5" in both monochrome and color. They are direct view displays primarily based on TFT-LCDs.

        Handheld PCs—are becoming increasingly sophisticated as new operating systems evolve and become implemented (e.g., Windows CE and PalmPilot Grafitti). Some systems support e-mail retrieval, fax capability, and web browsing. The Windows CE operating system now supports color. Sharp, which uses a proprietary OS introduced the first color PDA in Japan in 1997; HP introduced its first color HPC in January 1998.

        Medical—applications primarily involve surgical instruments like endoscopes. This segment is less price-sensitive than others, but not particularly large. Color displays, with resolutions above SVGA, are required.

        Laptop Computers—represent the largest potential segment for miniature magnified displays (over 14M units were forecasted to ship in 1997(8)). For any miniature display to penetrate this market, it must be capable of delivering the same (or better) clarity, resolution, and color depth that users have come to expect from their desktop systems.

(8)
Data extrapolated from: Frost and Sullivan: 1995; DataQuest 6/97

        Wearable Computers—combine the functionality of laptop computers with the portability required of the new mobile products. Many of these products have neither a full-size display screen nor a keyboard. Rather, they use voice recognition software for data input and a monocular miniature magnified display for data output. The miniature monocular display allows an individual to use the wearable computer as a reference resource and still work within their particular function.

  Primary Target Markets

        Based on the potential market forecasts within these segments, Displaytech will target the "smart" telephone, digital camera, wearable computer, handheld computer, and laptop computer segments. The camcorder viewfinder market is small (approximately 500,000 units forecasted), maturing, dominated by the Japanese, and low priced ($30/display). The industrial/medical instrumentation market is also small and segmented. It would be quite difficult to get sufficient volume business from any one supplier.

Table 3. Targeted Magnified-View Market Segments: Unit Forecast (000)

	1997	1998	1999	2000	2001
"Smart" Phones	577	1,618	3,264	5,600	8,792
Digital Cameras	1,500	2,500	3,500	5,000	7,000
Notebooks and Wearables	14,040	16,567	19,052	21,339	23,472
HPCs	3,660	6,005	8,949	12,464	16,198
Total	19,777	26,690	34,765	44,403	55,462

THE PROJECTION MARKET

  Introduction

        The worldwide market for all types of projection devices is significantly larger and more mature than the magnified display marketplace. In 1997, 1.56 million projectors were sold for $6.4 billion (for an average price per unit of $4,103). Sales are forecasted to increase to 3.8 million units and $11.2 billion in 2004(9) (for an average price per unit of $2947). The projection market is presently dominated by the rear CRT projection systems but major growth is occurring in the front- and rear-LCD and chip-based projector market. The business segment, particularly in the portable and ultra-portable projector area, is the fastest growing segment in this market. Stanford Resources estimates that this part of the business segment will grow to 1 million units (or 26% of total projector unit sales) by 2004.(10)

(9)
Electronic Display World, November 1997

(10)
Electronic Display World, November 1997

  Projection Market Trends

  •
  The mobile workforce demand for portable projectors has helped to decrease the price and weight of LCD projectors while increasing the product features (especially brightness and resolution).

  •
  CRT-based projectors continue to dominate the consumer rear projection market.

  •
  VGA resolution is no longer sufficient (except for its video capability). XGA is the chosen resolution in the short-term market.

  •
  Data-only projectors are being surpassed by video, or multimedia projectors.

  •
  A shakeout is expected in the market as too many vendors (over 65) chase too few customers. The leading CRT-projector vendors are Sony, Barco, Electrohome, and NEC. The leading front LCD projector vendors are Sharp, In Focus, and Proxima; with Epson leading in the XGA segment.

  •
  The Japanese continue to focus on LCD- and chip-based portable projectors while American manufacturers focus on the Digital Light Processing (DLP) technology of Texas Instruments. Presently 16 vendors (including a non-American vendor, Sony) have, or are developing projectors based on this technology.

  •
  Distribution channels, particularly for the small portables, are moving away from audio-visual dealers and towards computer distributors and dealers.

  Market Segments

        The projection market is generally divided into a Business Segment and a Consumer Segment. The consumer segment focuses on the "big screen television" market and is predominately rear CRT projection-based. Stanford Resources projects that CRTs will dominate this portion of the market with over an 85% market share through 2002(11). Growth in the business segment of the projector market is driven by the need of mobile workers to make presentations while traveling. The business segment is expected to grow at 31% annually through 2004.

(11)
Electronic Display World, September 1997

Table 4. Projection Market Segments

APPLICATION	SEGMENT	CHARACTERISTIC	DOMINANT TECHNOLOGY	RESOLUTION	PRICE ($)
Conference Room	Business	Fixed location	LCD/CRT	XGA, SXGA	9000+
Portable Desktop	Business	Light-weight, multimedia	LCD	VGA, SVGA, XGA	2-3000; 3-8000
Rear Projection Television	Consumer	Standard TV	CRT	SDTV	3-5000+
Rear Projection Monitor	Business	20" + diagonal	CRT	SVGA, XGA, SXGA	1-3000

Table 5. Critical Requirements for Projectors by Segment(12)

APPLICATION	LIGHT EFFICIENCY	HIGH RESOLUTION	PICTURE QUALITY	LOW POWER	ACCURATE COLOR	LOW COST	SMALL SIZE
Conference Room	•	•	•
Multimedia Projector	•	•	•			•
Portable Projector	•	•	•	•		•	•
Projection TV	•		•		•	•
Projection Monitors	•		•

(12)
Modified from DisplaySearch, Flat Panel Video Analyst, April 1997.

  Consumer Projection Market

        The consumer segment of the projection market in the United States is growing at approximately 25% annually. The primary driving force behind this growth rate is sales of home theatre applications. The prices for home theater products have dropped significantly in the United States (i.e., below $2000) over the past two years while the prices in the rest of the world are still proportionately high. CRT-based systems dominate this market despite their large size and weight. In part, this is an indication of market maturity and the relative competitive pricing and, in part, it is a result of the high price, and until recently, the lower quality, of flat panel displays. With the arrival of ATV (or HDTV), and the subsequent increase in costs to make CRT projection units, it is anticipated that the price differential between these two technologies will decrease.

        The companies that are trying to compete in the FPD market along with some of their key characteristics are listed in the following chart:

COMPANY	RESOLUTION(1)	COLOR METHOD(2)	APPLICATIONS	PRODUCTION STATUS	COMPANY STATUS
Reflective
DISPLAYTECH FLC on Si www.displaytech.com	VGA, XGA, SXGA	Sequential	Personal viewer, projector, optical computing, digital camera, desktop monitor, smart phone	shipping volume	Privately held
1. NLC-on-Si
Colorado MicroDisplay	SVGA	Sequential	eyeglasses	developer kits	Early stage venture capital funding
Spatialight www.spatialight.com	VGA	Sequential	Projector, HMD, optical computing	In development	Early stage publicly traded

IBM Japan	SXGA	Sequential	Projector	In production	Major Corporation
S-VISION www.svic.com	SVGA	Sequential	Projector, personal viewer	In development	Early stage public on Montreal Exchange
Micro-Display www. microdisplay.com	VGA	Sequential	Personal viewer, projector	Shipping prototypes	Early stage venture capital funding
2. PDLC
Raychem/Siliscape www.raychem.com www.siliscape.com	SVGA	Sequential	Pager, smart phone, PDA	In development	Venture capital funding
National Semiconductor/ Three-Five www.national.com www.threefive. com	SVGA SXGA	Sequential	Personal viewer, projector	In development	Major Corporation
3. DMD
Texas Instruments www.ti.com/dip	SVGA	Sequential	Projector	Volume	Major Corporation
4. GLV
Silicon Light Machines www.siliconlight.com		Sequential	Personal viewer, projector	In development	Early stage venture capital funded
Transmissive
5. a-Si TFT-LCD
Hitachi www.hitachi.com	VGA	Triads	Projector, HMD	Shipping volume monochrome and color prototypes	Major Corporation
6. poly-Si TFT-LCD
Sarif www.sarif.com	VGA	Triads	Personal viewer, projector	Target date for samples—11/97	Early Stage Privately held
Sony www.sel.sony.com/sem I	VGA	Triads	Projector, eyeglasses	Volume production	Major Corporation
Seiko-Epson www.epson.co.jp	XGA	Triads	Projector	Volume production	Major Corporation
7. x-Si TFT-LCD
Kopin www.kopin.com	1/4 VGA	Sequential	Personal viewer, smart phone, digital camera	Developer Kits, Samples	Early stage publicly traded
Emissive
8. AMEL
Planar www.planar.com	VGA		Industrial HMD	Volume production	Publicly traded
9. FED
Micron Display www.micron.com/mdt	1/4 VGA	N/A	Industrial, military HMD	In development	Funded by parent company

10. LED
Reflection Technology www.reflection.com	VGA		Fax reader, gaming	Volume production	Early stage
Motorola www.mot-sps.com	1/8 VGA	N/A	personal viewer	Engineering samples	Major Corporation

(1)
Resolutions—VGA-640 × 480 pixels; SVGA-800 × 600 pixels; XGA-1024 × 768 pixels; SXGA-1280 × 1024 pixels.

(2)
Color method—Sequential color creates full color on each pixel, giving a clear image. Color triads use three pixels (one red, one green, one blue) to make one color, producing a grainy image.

NLC-ON-SI

        In this technology, each pixel stores analog voltage to provide grayscale using twisted nematic LC. The pixel circuits are made in silicon with integrated row and column drivers.

        Colorado MicroDisplay (CMD)—CMD has developer kits out in the field. Their developer kit is SVGA resolution and is small with low power consumption. CMD's materials run at 9 volts, which is not compatible with the standard 3.3 volt CMOS process, resulting in more difficult and more expensive production. They do no in-house manufacturing, giving them limited control over production schedule and quantity.

        Spatialight—Spatialight is a small company that has no commercial product to date. Their plan is to produce 1024 X 768 reflective SLMs targeted to various applications.

        IBM—IBM has recently entered the miniature display market with SXGA and UXGA panels for projection applications. They are making and selling very expensive ($20K) three panel projectors and three panel projection display engines to OEMs that cost around $6,300. The SXGA panel has a 1.3" diagonal with a 20-μm pixel pitch, and the UXGA panel has a 1.3" diagonal with 15.5 μm pixel pitch.

        S-Vision—S-Vision is developing an XGA projector. They also plan to make display components targeted to projection markets which would have them trying to compete with some of their potential customers. They have an SVGA developer kit for OEM evaluation.

        MicroDisplay—In November 1997 MicroDisplay announced a plan to manufacture 200,000 miniature reflective LCD screens in 1998. They plan to sell their product into portable applications (magnified and projection). Their projection display will be initially priced at $3,000.

PDLC

        PDLC design encapsulates drops of LC in plastic polymer material, which is coated onto glass and bonded to a mirrored semiconductor substrate. The randomly oriented LC capsules scatter incident light out of the image or transmit it into the image. The pixel circuits are made in Si.

        Raychem—Siliscape is buying Raychem's PDLC displays for their Optiscape™ display engine, Siliscape is positioning itself as having the "widest field of view" and the "highest image clarity" in the industry. They plan to have volume delivery in mid-1998, however, we understand that PDLCs are currently only being produced at the engineering sample level. Raychem displays suffer from a low contrast ratio (40:1).

        National Semiconductor—In August 1997 National Semiconductor announced a partnership with Three-Five Systems to make miniature displays. They plan to manufacture SVGA and SXGA resolutions on a custom basis. Three-Five is the largest LCD manufacturer in North America. They expect to begin volume production in the second half of 1998. National and Three-Five are exclusive suppliers to each other for the products covered by this agreement.

DMD

        This is a micro electromechanical system (MEMs) where pixels are active-matrix MEM mirrors that store digital voltage and cause the mirror to tilt one way or another. One tilt reflects incident light into the image, while the other tilt reflects it out of the image. Fast switching speed gives true sequential color and grayscale. The pixel circuits and mirrors are made in silicon with integrated row and column drivers.

        Texas Instruments—TI is making single-, two-, and three-panel display engines for large- area projection applications (VGA and SVGA). Customers include In Focus, ASK, Davis, Liesegang, n-View, Proxima, AmPro, Digital Projection, Electrohome, Sony, Synelec, Projectavision and Vidikron.

TI is a recognized brand with an established distribution system. They have high switching speeds and the capability to use unpolarized light. However, manufacturing the DMD is challenging—fabrication requires 18 mask steps, and the die size is large which makes the cost of the device high. The device is intrinsically large due to its complex optical system. SXGA and higher resolutions are very hard to make, and size will increase as resolution increases. The DMD micro-mirrors only tilt +10 to -10 degrees, creating a limited acceptance angle for light.

GLV

        Another micro-electro-mechanical system, this technology is an active-matrix micro-mechanical diffraction grating. Each pixel stores digital voltage which causes its micro-grating to either reflect incident light into the image or to diffract it out of the image. High switching speed gives true sequential color and grayscale, and pixel circuits are made in silicon with integrated row and column drivers.

        Silicon Light Machines (SLM)—Originally called Echelle, Inc., SLM was founded in 1994. They have no commercial product to date. In the summer of 1997, SLM laid off about a third of its staff in a redirection of its effort to bring its GLV technology to market.

a-SI TFT-LCD

        In this AMLCD technology, each pixel stores analog voltage to provide grayscale using twisted nematic (TN) LC. It is necessary to use color triads with color filter plate and black matrix. The row and column drivers are separate.

        Hitachi—Hitachi makes a high cost/high priced 1" VGA monochrome LCD and a 1" VGA color LCD. Other weaknesses include high power consumption and large circuit size.

POLY-SI TFT-LCD

        Like in a-Si TFT LCD each pixel stores analog voltage to provide grayscale using twisted nematic LC and color triads with color filter plate and black matrix are necessary. Poly-Silicon technology improves amorphous silicon by enabling integrated row and column drivers. The general advantages and disadvantages of poly-Si TFT LCD are the same as for a-Si TFT LCD except poly-Si TFT enables the use of integrated drivers.

        Sarif—-Sarif's product plans include a 0.6" VGA panel that will be targeted toward the personal viewer market and 1.3" SVGA & 1.7" SXGA panels targeted toward the projector market. However, they have low fill factor which causes high-resolution panels to be large, low light and power efficiency and the necessary use of triads.

        Sony—Sony has several display products on the market. They manufacture a variety of panels from sub-VGA resolutions to XGA. They have several advantages: name recognition, proven manufacturing for their technology, an established distribution system and market penetration in projection. However, their fill factor is low along with their light and power efficiencies.

        Epson—Epson's advantages and disadvantages are very similar to Sony's. They have low fill factor and low light and power efficiency. Epson also makes their own projector—making it difficult to remain a supplier to other OEMs in the projection display market.

X-SI TFT-LCD

        In x-Si technology, each pixel stores analog voltage to provide grayscale using twisted nematic LC. The pixel circuits are made in silicon, then peeled off and transferred to glass to be transmissive. This technology is capable of sequential color and has integrated row and column drivers. It is differentiated from a-Si and poly-Si because it doesn't need color triads (it does sequential color) and has no black matrix. X-Si is also capable of lower power consumption.

        Kopin—Kopin has announced development deals with companies like Motorola, Siemens, and Fuji Film Micro Devices. Their focus is on producing small, dense displays with the low pixel cost. They are making a 1/4 VGA device, which has a low power requirement and small size. 1/4 VGA is not an acceptable resolution for most applications. They have problems in color with blue light—silicon absorbs blue light, so the manufacturing trade-off is between yield and color production. Thin silicon increases the risk of breakage, and thick silicon increases blue light absorption. At optional operating temperatures, slow NLCs are barely capable of the 180 Hz switching speeds necessary for color sequencing. As temperature falls, Kopin's liquid crystals slow down, causing flicker and blur. They have the same problems with low aperture ratio as Hitachi. Kopin's manufacturing process is proprietary and outsourced to Unipac in Taiwan, giving limited control over production schedules and quality.

AMEL

        This technology consists of a phosphor stack deposited on top of a VLSI chip. Disadvantages to using AMEL include Lambertian emission hard to magnify efficiently; high cost; unproven manufacturing; limited color gamut; needs high voltage.

        Planar—In September of 1997 Planar announced their plan to acquire Standish Industries, a LCD manufacturer. This makes Planar the largest independent FPD supplier in the US. It gives them more of an edge in LCDs, which have been growing at faster rates than their AMEL product. Planar also has an agreement with dpiX (a Xerox company) to jointly develop, manufacture and sell AMLCDs into military applications. Planar's color miniature display product is a 0.75" VGA display with poor image quality. The AMEL display produces light that is weak in blue, giving a yellow-tinged display. This display requires high voltage to operate. The voltage problem is proven by the weakness in blue light since blue phosphors are the most voltage sensitive. The RGB color filter over the AMEL makes the display dim and adds to its cost and complexity. The power required by the AMEL-RGB display is very high (>4 watts).

FED

        FED is an active matrix of CRTs in which each pixel stores analog voltage that controls the electron current to the pixel's phosphor, causing it to emit light. It uses color triads for color generation. The pixel circuits are fabricated in silicon with row and column drivers. Disadvantages include: Lambertian emission hard to magnify efficiently; poor pixel brightness uniformity; high voltage FEDs have problems with flashover, while low voltage FEDs have problems with fast phosphor burn-in; volt drivers are large, impacting miniaturization.

        Micron Display Technology—Micron makes the most advanced miniature FED display in the industry. It is only suitable for magnified applications. They have a relatively wide operating temperature range (-30 to +80 C). However, the technology limits the minimum pixel size, making high resolution, small devices unlikely. In small displays, pixel uniformity problems have produced grainy images. This problem is exacerbated by the use of color triads. As with AMEL, color production is voltage- dependent making blue a problem. The company pulled back a private placement offering of stock of several million dollars in September 1997. Instead, they have been reabsorbed as a division of their parent company, Micron Technology Inc. In an effort to expand their development program into the volume computer market, they are focusing much of their resources on large FEDs (12" and 17"). Their key customers are military.

LED

        In LED technology, there is a single column of LEDs, one for each display row. The LEDs are modulated in brightness while being electro-mechanically scanned to provide a 2-D image. Disadvantages include low resolution; low grayscale and color capability; low information content; bulky packaging; row and column drivers' separate, vibration.

        Reflection Technology—Reflection's scanned linear array technology produces an odd-looking display that is typically red-on-black. They announced a full-color VGA product in September 1996, however, it hasn't been seen in the market. The technology is inherently large and only suitable for magnified applications. It is sometimes considered for head-mounted products; however, the unit tends to vibrate (due to the vibrating mirror). The SLA technology is used in Reflection's FaxView personal fax reader and was used in Nintendo's 3-D portable game system, Virtual Boy, which was unsuccessful in the marketplace. The company announced a manufacturing agreement with Omron Corporation in January 1998. Omron Corporation specializes in automated manufacturing and is headquartered in Kyoto, Japan.

        Motorola—Motorola's 1/8-VGA monochrome LED is a weak product with a substantial manufacturing challenge. Neither color nor higher resolution is expected in the near future. However, in December 1997 Motorola announced the development of an LCD-based VirtuoVue module using Kopin's CyberDisplay technology. The deal combines Motorola's semiconductor technology and optical units with Kopin's 1/4 VGA LCDs. They expect the first product from a third party to hit the market mid-1998 and that volume production will begin in 1999. Plans are to offer their LED product to industrial applications in larger sizes (4-8"). They are not exclusively committed to Kopin as a LCD supplier and are open to other development deals.

INTELLECTUAL PROPERTY

        Displaytech has a substantial body of intellectual property, which provides a distinctive and powerful position with respect to competitors making miniature display products. The company has a license to the family of pioneer FLC device patents that covers the use of ferroelectric liquid crystals in all practical electro-optic devices. The company also has 24 allowed or issued patents and 23 pending patents of its own, some of which cover the liquid crystal materials used in its products, and others of which cover the essential features of reflective, color-sequential display systems. In addition, the company maintains its manufacturing processes as trade secrets. Finally, the company has an agreement with the University of Colorado that gives it exclusive access to new FLC related developments from the laboratories of its founders and currently licenses issued patents under this agreement on an exclusive basis.

PIONEER PATENTS

  Surface stabilized Ferroelectric Liquid Crystals (FLCs)

        During the summer of 1979, Noel Clark (a company founder and current Board Member) and Sven Lagerwall discovered what had eluded other researchers for decades: a low voltage, microsecond electro-optic effect. The discovery was enabled by a key invention: a technique called surface stabilization, to suppress the unwanted helical structure in ferroelectric liquid crystals. This "SSFLC" invention has been protected by a family of US and foreign patents, including many US continuations, some of which have just been issued, and hence provide coverage through the year 2013. Displaytech has worldwide exclusive licenses to all the Clark/Lagerwall SSFLC patents, except as noted below, for all "direct drive" (each pixel is operated by its own electrical signal) devices of 4.5 cm diagonal or smaller. It has non-exclusive licenses for all other SSFLC devices.

        The surface-stabilized FLC device concept enables a very wide range of devices and applications. Displaytech's exclusive and non-exclusive licenses give it a large, sheltered playing field in which it can develop and license new products inside and outside the display area.

        Two other license holders have rights in the area of small direct-drive SSFLC devices—Canon Inc. of Japan and FLC Innovation, a small Swedish company formed by Lagerwall, both hold a non-exclusive license (without the right to sublicense small direct-drive devices) to all SSFLC devices. Canon has chosen to concentrate its FLC efforts solely on producing large (>12 inches) passive matrix flat panel displays primarily for desktop computers. Displaytech is in negotiations with the Swedish company to purchase its right to make SSFLC devices. In either case, Displaytech's own FLC materials display system patents (described below) would prevent either company from easily utilizing FLCs in miniature displays.

DISPLAYTECH PATENTS

  FLC Materials

        When the SSFLC effect was discovered in 1979, there were only two known ferroelectric liquid crystal materials. Both exhibited the ferroelectric phase only at temperatures closer to the boiling point of water than to room temperature, and both decomposed when exposed to atmospheric humidity. One of the company's founders and current Board Member, Dave Walba, synthesized the world's first room temperature FLC material in 1985. Since then, Displaytech chemists have synthesized over 1000 new FLC compounds. By blending these compounds together in carefully designed formulations, Displaytech has developed state-of-the-art FLC materials that exhibit all the qualities necessary to yield practical devices (such as chemical stability, broad temperature range, fast switching, and high contrast alignment).

        Displaytech patents those families of its compounds that offer exceptional performance properties. The company has 14 issued materials patents, and has 2 pending applications (not counting foreign correspondents of US patents or applications). A representative FLC mixture used in Displaytech devices is comprised of 12-16 compounds, of which 50% are typically covered by Displaytech patents. The remainder of the compounds is commercially available or in the public domain; Displaytech maintains the formulation of the mixture as a trade secret.

DISPLAY SYSTEMS

        Displaytech's miniature displays exploit the basic binary SSFLC effect driven in novel ways by a simple binary-logic CMOS backplane to display gray-scale and full-color images on a single panel. The display panels are combined with Displaytech-designed sequential-color illuminators and magnifying optics to make complete miniature display systems. The company has been awarded several patents on features of the display panel itself, but expects the strongest protection to come from its display system patents.

UNIVERSITY OF COLORADO

        In addition to the Clark/Lagerwall licenses, Displaytech has an agreement with the University of Colorado Research Corporation. Under this agreement, the company receives the option to license (on an exclusive basis) all FLC-related inventions coming out of the laboratories of Noel Clark and David Walba (Founders, Board Members, and Professors at the University of Colorado).

MANAGEMENT AND BOARD OF DIRECTORS

        The management and board of directors of Displaytech are comprised of a seasoned team of experienced individuals. They have a combination of start-up company success, highly regarded technical talent, and significant large company experience.

MANAGEMENT

  Haviland Wright, Chief Executive Officer

        Haviland Wright joined the Displaytech Board of Directors in 1994 and became CEO of the company in early 1995. Prior to joining Displaytech, he founded and led Avalanche Development Corporation, a company innovative in the use of pattern recognition techniques for electronic publishing applications. Avalanche was sold to Interleaf and he became Interleaf's Senior Vice President and Chief Scientist. He received his Ph.D. and MBA from the Wharton School at the University of Pennsylvania, and has held faculty positions at the University of Colorado at Boulder and the University of Denver.

  Mark Handschy, President and Chief Scientist

        Mark Handschy is a founder of Displaytech and has directed the company's research since its inception. He was named President of Displaytech in 1993. Mark received his Ph.D. in physics from the University of Colorado in 1983 where he worked with Noel Clark (another company founder) and conducted some of the first experimental and theoretical studies of surface-stabilized ferroelectric liquid crystal electro-optic devices. At Displaytech, he has developed a number of FLC light modulators and led development of the company's LightCaster chips.

  Richard Barton, Chief Operating Officer

        Richard joined the Displaytech team as Chief Operating Officer in 1998 and is responsible for manufacturing, product engineering, quality, materials and FLC mixture operating functions. Prior to joining Displaytech, Dick directed manufacturing for Planar America, a leading producer of Electroluminescent (EL) display panels. He received his BSEE from Lawrence University and has held various manufacturing and engineering leadership positions during his career.

  Jim Newcomb, Chief Financial Officer

        Jim Newcomb has served as Displaytech's CFO since October of 1998. He is responsible for overseeing the finance, accounting, information systems, human resource and administration functions. Previous to joining the Displaytech executive team, Newcomb was CFO of Fischer Imaging Corporation, a manufacturer and global distributor of medical X-ray equipment. He also has held significant financial posts with TECO Energy, Allied-Signal Corporation and United Technologies. Newcomb earned a BA in economics from Beloit College and an MBA from the Amos Tuck School of Business Administration at Dartmouth College.

  Anthony Artigliere, Senior Director of Sales and Marketing

        Anthony Artigliere joined Displaytech in 1996 and currently directs the company's sales and marketing activities. Anthony has fifteen years experience in electro-optic product research, development, sales, and marketing management. He received his BS in Physics from Albright College in 1983. Prior to joining Displaytech, he held positions as Sales and Marketing Manager at Meadowlark Optics and Optics Product Manager at Melles Griot. Anthony also sits on the Board of Directors for the Colorado Photonics Industry Association (CPIA).

  George E. Clough, General Counsel and Secretary/Treasurer

        George Clough joined Displaytech in 1990 as legal counsel after serving as the company's outside counsel. He is responsible for the company's legal matters and government contracts. Prior to joining Displaytech, George was in private practice where he represented start-up and established high-technology businesses. George also served as General Counsel for The Great Western Sugar Company, and its wholly owned subsidiaries Godchaux-Henderson Sugar Company and Northern Ohio Sugar Company which, combined, had annual sales over a half billion dollars and factories in eight states. George received his JD from the University of Colorado.

  Michael Wand, Vice President of Materials Research

        Michael Wand has directed Displaytech's chemical laboratory facilities since the company's inception. Michael is the inventor of many novel FLC materials, and has developed numerous formulations that optimize FLC properties such as switching speed, temperature range, birefringence (controls operational light wavelength) and contrast. He has been awarded 13 patents and 7 patent applications filed relating to new FLC materials. Michael received his B.S. from Rensselaer Polytechnic Institute in Chemistry and his Ph.D. in organic chemistry from the University of Colorado, Boulder.

BOARD OF DIRECTORS

        Displaytech's Board of Directors is comprised of seven individuals: the CEO, three founders, and three investors.

  Kermit Birchfield, Jr., Chairman of the Board

        J. Kermit Birchfield Jr. has been a Director of Displaytech since 1995 and Chairman of the Board since June 1996. Kermit has been a private business consultant since 1995. Prior to that time, he was Senior Vice President, Secretary and General Counsel for M/A-COM, Inc.; a managing director of Century Partners Incorporated, a private investment partnership; and Senior Vice President, Legal and Governmental Affairs and General Counsel, for Georgia-Pacific Corporation, a NYSE multi-billion dollar forest products firm. Kermit has a law degree from the University of Virginia.

  Noel Clark, Director

        Noel Clark is a founder of Displaytech and has been a Director of the company since its inception. Noel invented surface stabilized ferroelectric liquid crystals (the technology utilized by Displaytech) with Sven Lagerwall, a Swedish scientist. Noel served as Chairman of the Board of Directors of Displaytech from the company's beginning until June 1996 when Kermit Birchfield was named Chairman of the Board and Noel was named to chair the company's new Technical Advisory Committee. He is a physics professor at the University of Colorado, Boulder. Prior to joining the University of Colorado staff, Noel was research fellow and faculty member at Harvard University where he pioneered the study of suspended smectic films. Noel received his Ph.D. in physics from the Massachusetts Institute of Technology.

  Mark Handschy, President and Director

        See biography in "Management."

  Richard Hokin, Director

        Richard Hokin has been a Director of Displaytech since 1995. He is a Managing Partner with Century Partners, a private investment partnership, in Darien, CT. He is also Chairman of

Intermountain Industries, Inc., a natural gas distribution, energy marketing and production company. Richard received his AB from Princeton University.

  Michael Markbreiter, Director

        Michael Markbreiter has been a Director of Displaytech since 1995. Since August 1995, Michael has been a portfolio manager for private equity investments for Kingdon Capital Management Corp. In April 1994, he co-founded RAM Investment Corp., a venture capital company. March 1993 to March 1994, he served as a portfolio manager for Kingdon Capital Management Corp. From December 1989, he worked as executive editor for Arts of Asia Magazine. Michael graduated from Cambridge University with a degree in Engineering.

  David Walba, Director

        David Walba has been a Director of Displaytech since its founding. He is a Professor of Chemistry at the University of Colorado, Boulder where he designed and synthesized some of the first room-temperature FLC materials. David received his Ph.D. in chemistry from the California Institute of Technology and did post-doctoral work at the University of California, Los Angeles.

  Haviland Wright, CEO and Director

        See biography in "Management."

APPENDIX A

DISPLAYTECH LIGHTCASTER TECHNOLOGY

        Displaytech panels are based on a relatively new liquid crystal display technology. They have characteristics which result in superior performance but which depart substantially from the way older liquid crystal displays operate. The following information describes the differences and their significance for system design and shows the technical basis for the performance advantages that Displaytech offers.

        Displaytech displays have a number of advantages, which stem from the spatial light modulator (SLM) structure and FLC characteristics:

        FLC materials switch quickly in either direction. Changing a pixel from OFF to ON happens as quickly as changing the pixel from ON to OFF. Most LC materials change slowly and the change in one direction takes much longer than the change in the other direction. The slowness and switching asymmetry leads to image smear in most LC displays. This does not occur with fast switching FLC materials.

        The FLC layer is only one micron (1μm) thick. The layer thickness of other LC technologies is often several microns thick. Additionally, the interpixel gap between adjacent pixel mirrors is one micron wide. It is a characteristic of liquid crystal layers that the boundary between two pixels, which are in opposite states, has a width about equal to the layer thickness. Thus in the FLC, the boundary is about one micron wide and is confined entirely within the inter-pixel gap. Consequently, the large fill factor applies even for highest spatial frequency that the pixel array can render. In addition, the narrow inter-pixel gap greatly reduces the electrical fringing fields between adjacent pixels, which have the same state. Therefore, the FLC material between such pixels switches into the same state; there is no light scattering caused by LC field-induced non-uniformities to reduce contrast.

        FLC materials switch all the way to the surface. This important fact means that the optic axis of the FLC retarder layer is uniform throughout the thickness of the layer, even close to its boundaries. There is no twist, bend, or splay in the FLC optical properties. In other LC technologies, it is often necessary to add birefringent compensator films to correct the residual retardance, which can spoil the device contrast. The Displaytech panel does not require this extra film.

        FLC materials switch in plane. The fact that both optical states have the optic axis in the plane of the layer means that Displaytech can modulate light from faster illumination beams without the loss of contrast or shifting color. An optical system using the Displaytech panel can run at f/1.4 or faster, while a MEM panel, for example, is conventionally limited to f/2.8.

        High mirror reflectance. The intrinsic reflectance of the aluminum mirrors will rise during 1998 to about 90% from the current 85%.

        High geometric fill factor. The 1-micron interpixel gaps correctly represent the operational fill factor of 83% for current pixel designs. This is true, since the thin FLC layer confines the LC domain walls which exist between oppositely switched pixels to the geometric gaps. Every pixel is thus switched to the selected state over its entire area.

        High maximum luminous flux. Since there are no photocurrent effects for SRAM display panels, the highest luminous flux is limited by the temperature rise produced at the panel by the incident light. Prototypes have been tested at a level equivalent to over 2000 lumens on a 0.85-inch chip with no ill effects detected. Calculations indicate that it should be possible to put as much as 8500 lumens on such a chip with minimal heat sinking of the panel. The upper limit is currently unknown. The imminent increase in metal reflectance will increase the limit still further.

        Integrated row and column drivers. The CMOS backplane is ideal for the integration of row and column drivers onto the display panel. Row and column circuitry is conveniently located beside the panel.

        Future display panels will also integrate other functions; such as the control functions related to conversion from raster order data, Frame Buffer memory and a PanelLink receiver. Customer Intellectual Property, in the form of custom data processing capability, can also be integrated onto the display chip in future.

        The LightCaster display uses field sequential color techniques and produces grayscale by digital pulse width modulation. These confer the following advantages:

        The SRAM pixel circuit is used for projection display systems, ensuring that the Display Panel is insensitive to photoconductive charge produced in the display chip by absorbed incident light. In contrast, most competing reflective LC technologies use an analog voltage of about 5 volts/256 gray levels (or 0.05 volts) for each gray level to drive an analog LC response. Photocurrent noise voltages can easily be hundreds of millivolts in projection applications, leading to serious limitations of the true grayscale range and/or departures from grayscale linearity.

        The FLC and the pixel circuit both operate in saturation. The pixel circuit, which drives the FLC, is loaded with digital data, which it stores, and the circuit is switched into saturation. This is true of SRAM pixel circuits in which a six-transistor latch holds the data, and it is true of DRAM pixel circuits where the charge storage capacitor is fully charged to one supply rail. The voltage thus applied to the FLC always drives it into saturation, fully switching it in either of its states. The most notable advantage gained is a very high immunity to electrical noise of various kinds, which is difficult to achieve with the analog gray pixels used in other LC displays.

        Grayscale is produced with digital accuracy, since there are no on-chip D/A converters needed to drive the pixel circuits.

        The digital Display Panel is compatible with an all-digital display architecture incorporating a digital image source as well as digital image data transmission and the ultimate display system.

        Displaytech produces its own liquid crystal materials for all of its products. This capability results in substantial advantages for the Displaytech displays. Several of these advantages are listed below:

        Application-specific liquid crystal materials result in highest performance. Projection LC materials are designed to supply highest contrast, throughput, and grayscale speed at the elevated temperatures encountered inside projection systems.

        Materials are formulated for high performance over the operating temperature range. The FLC controlling properties depend on cell design, manufacturing processes, and grayscale techniques, as well as on intrinsic FLC material parameters. Custom formulation guarantees that the panel design is optimized in the context of these complex component-wide interactions.

        FLC materials are compatible with future CMOS foundry processes, which have finer, line design rules and lower operating voltages. FLCs can operate at these lower voltages, whereas other LC materials will almost certainly continue to need higher operating voltage to maintain even their current slow switching.

        Displaytech continuously improves its materials and the way in which they are used. In particular, investigations are underway regarding the use of the bistability effect in FLCs. FLCs also have various analog electro-optical effects, which are under study for display applications, and could be put into production should the light shielding problem, which currently plagues analog LC displays, submit to further developments. Displaytech is also pursuing display applications of nematic LC materials and could put them into products, if their properties improve to offer potential advantages.

        Displaytech Panel fabrication is characterized by the following facts.

        No exotic equipment needs to be developed, built or maintained to expand production capacity. Instead, standard equipment with known supply channels and lead times facilitate predictable and orderly expansion.

        No special materials are required, besides the custom FLC materials. All other materials are readily available from well-known suppliers.

EXHIBIT B

FORM OF DESIGNATION OF RIGHTS

CERTIFICATE OF DESIGNATION
AND DETERMINATION OF PREFERENCES OF
THE SERIES HP CONVERTIBLE
PREFERRED STOCK OF
DISPLAYTECH, INC.
a Colorado corporation

        1.    Designation.    750,000 shares of preferred stock are hereby designated Series HP Convertible Preferred Stock with the powers and rights and qualifications, restrictions and limitations thereof, specified in this Certificate.

        2.    Definitions.

          "Capital Stock" means any and all shares of capital stock of the Company (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the preferred stock.

          "Capital Stock Rights" means any warrants, options or other rights to purchase Capital Stock or any securities convertible into Capital Stock or any participations or other interests (other security interests) in Capital Stock.

          "Certificate" means this Certificate of Designation and Determination of Preferences of the Series HP Convertible Preferred Stock of Displaytech, Inc.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Common Stock" means the Common Stocks, par value $.001 per share, of the Company and all shares hereafter authorized of any class of common stock of the Company, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Company with or into another Person, such consideration to which a holder of a share of Common Stock would be entitled upon the occurrence of such event.

          "Conversion Ratio" means, initially, a ratio of one share of Preferred Stock for one share of Common Stock as adjusted in accordance with the provisions of Section 9.

          "Effective Date of Conversion" means the date on which all or some part of the Series HP Convertible Preferred Stock is converted into Common Stock in accordance with the terms hereof.

          "Holder" of the Series HP Convertible Preferred Stock means the Person in whose name this Series HP Convertible Preferred Stock is registered on the books of the Company.

          "Indemnity" means, if a mutilated certificate evidencing shares of Series HP Convertible Preferred Stock is surrendered to the Company, or if the Holder of such certificate claims such certificate has been lost, destroyed or willfully taken and provides an indemnity bond or agreement or other security sufficient, in the reasonable judgment of the Company, to protect the Company and any of its officers, directors, employees or representatives from any loss which any of them may suffer if such certificate is replaced (an "Indemnity"), then the Company shall, pursuant to such Indemnity, issue a replacement certificate of like tenor and dated the date of such certificate.

          "Note Conversion Price" means the per share purchase price at which the 9% Convertible Notes of the Company were converted into Series HP Convertible Preferred Stock.

          "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts and commissions, are at least U.S. $15,000,000, and (ii) the price per share of Common Stock shall be not less than $30.00 per share.

        3.    Rank.    The Series HP Convertible Preferred Stock, with respect to dividend rights or a Liquidation Preference, shall rank senior to all other series of preferred stock and prior to any series or class of Common Stock. Holders of Series HP Convertible Preferred Stock then outstanding shall be entitled to be paid, dividend rights or a Liquidation Preference, before any payment shall be made in respect to any other class or series of the Company's preferred or common stock.

        4.    Dividends.

          Section 4.1.    Right to Dividends.    The Holders of outstanding Series HP Convertible Preferred Stock shall be entitled to receive dividends in any fiscal year, only when, as, and if declared by the Board of Directors, out of any assets at the time legally available in cash. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine.

          (A)  Priority of Dividend. The Company shall make no distributions or payments to the holders of shares of Common Stock or to the holders of any other series of preferred stock unless and until dividends shall have been paid or declared and set apart upon all shares of Series HP Convertible Preferred Stock.

        5.    Liquidation Preference.

          Section 5.1.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holder of each share of the Series HP Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to the Note Conversion Price for each share of Series HP Convertible Preferred Stock then held by such Holder (such amount being herein called the "Liquidation Preference") before any payment shall be made or any assets distributed to the holders of any series or class of the Company's Common Stock and before any payment shall be made to the holders of any series of the Company's preferred stock. If the assets of the Company are not sufficient to pay in full the payments payable to the Holders of outstanding shares of Series HP Convertible Preferred Stock upon the liquidation, dissolution or winding up of the affairs of the Company, then the Holders of all such shares shall share ratably with all other Holders of shares of Series HP Convertible Preferred Stock in such distribution of assets in proportion to the Liquidation Preference of the respective shares.

2

          Section 5.2.  For the purposes of this Section 5, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the Company, voluntarily or involuntarily.

        6.    Mandatory Conversion.

          Section 6.1.    Conversion upon IPO.    Outstanding shares of Series HP Convertible Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible at the then effective Conversion Ratio, immediately upon the closing of a Qualified Public Offering.

          Section 6.2.    Notice of Mandatory Conversion.    Within five (5) Business Days after the date on which outstanding shares of Series HP Convertible Preferred Stock convert into shares of Common Stock pursuant to Section 6.1 (the "Mandatory Conversion Date"), the Company shall mail a notice of conversion by first class mail, postage prepaid, to the Holders of shares of Series HP Convertible Preferred Stock, addressed to the Holder at its last address shown on the books of the Company. The shares of Series HP Convertible Preferred Stock shall be converted automatically and without any further action by the Holder thereof on the Mandatory Conversion Date, whether or not such shares of Series HP Convertible Preferred Stock are surrendered to the Company. The Company shall be obligated to issue (i) certificates evidencing the shares of Common Stock issuable upon such conversion, and (ii) a check or cash in respect of any fractional shares of Common Stock issuable upon such conversion, as provided in Section 8 hereof, and all declared but unpaid dividends of Series HP Convertible Preferred Stock, but not until three (3) days after the certificate evidencing the shares of Series HP Convertible Preferred Stock is either delivered to the Company or the Holder notifies the Company that the certificate has been lost, stolen or destroyed and provides to the Company an Indemnity in respect thereto.

        7.    Optional Conversion.

          Section 7.1.    Conversion Right.    Subject to the terms and conditions of this Certificate, the Holder shall have the right (the "Conversion Right"), at its option, to convert the shares of Series HP Convertible Preferred Stock, at the Conversion Ratio in effect on the date such conversion is deemed to be effective, into fully paid and nonassessable shares of Common Stock.

          Section 7.2.    Exercise of Conversion Right.

            (a)   In order to effect a conversion pursuant to Section 7.1, the Holder shall surrender the certificate or certificates evidencing the shares of Series HP Convertible Preferred Stock to the Company and shall give written notice to the Company (a "Conversion Notice") that the Holder elects to convert the Series HP Convertible Preferred Stock, as specified in the Conversion Notice, into shares of Common Stock. Promptly upon receipt of a Conversion Notice and surrender of such certificate or certificates, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder (i) certificates evidencing the shares of Common Stock issuable upon such conversion in accordance with the provisions of this Section 7, and (ii) a check or cash in respect of any fractional shares of Common Stock issuable upon such conversion, as provided in Section 8 hereof, and all declared but unpaid dividends of Series HP Convertible Preferred Stock.

            (b)   Each conversion shall be deemed to have been effected on the date (the "Optional Conversion Date") on which certificate or certificates evidencing the shares of Series HP Convertible Preferred Stock has been surrendered to the Company and a Conversion Notice with respect to Series HP Convertible Preferred Stock shall have been received by the Company as described in Section 7.2(a). Any person in whose name any certificate or

3

    certificates for shares of Common Stock shall be issuable upon conversion shall be deemed to have become the Holder of record of the shares represented thereby on the Optional Conversion Date.

          Section 7.3.    No Other Adjustments.    Except as otherwise provided in this Section 7 and Sections 6 and 9, no payment or adjustment will be made for dividends or other distributions with respect to any shares of Common Stock issuable upon conversion of the Series HP Convertible Preferred Stock provided herein.

        8.    No Fractional Shares.    No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion (whether optional or mandatory) of the Series HP Convertible Preferred Stock. If any fractional shares of Common Stock would, but for this Section 8, be issuable upon the conversion of the Series HP Convertible Preferred Stock, the Company shall make a payment therefor in check or cash in an amount equal to the Fair Market Value of such fractional shares. The term "Fair Market Value" of any share of Common Stock shall mean the fair market value of the shares of Common Stock as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive.

        9.    Adjustment of Conversion Ratio.

          Section 9.1.  In the event that the Company shall at any time after the date hereof: (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify shares of its outstanding Common Stock into a greater number of shares, (iii) combine shares of its outstanding Common Stock into a smaller number of shares, (iv) pay a dividend or make a distribution on its Common Stock in shares of any series of its Capital Stock (other than Common Stock), or (v) issue by reclassification of its Common Stock shares of any series of its Capital Stock or any Capital Stock Rights, then the Conversion Ratio in effect immediately prior to such event shall be adjusted so that the Holder of the Series HP Convertible Preferred Stock shall be entitled to receive on conversion of such shares of Series HP Convertible Preferred Stock, the number of shares of Common Stock, other Capital Stock or Capital Stock Rights of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had the shares of Series HP Convertible Preferred Stock been converted immediately prior to the happening of such event. Any adjustment made pursuant to this Section 9 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur.

          Section 9.2.  If, after the date hereof, the Company issues any shares of its Common Stock (other than shares issuable upon exercise of options or warrants heretofore or hereafter granted or issued to employees, officers or directors, in their capacities as such, of, or customers, consultants or vendors (all in their respective capacities as such) of, the Company) or there is a Change of Control Transaction at a price per share of Common Stock that is in effect lower than the Note Conversion Price on the date of the closing of the sale of such shares of Common Stock, then the Conversion Ratio shall be adjusted in accordance with the following formula: upon each such issuance, the number of shares of Common Stock issuable for each share of Preferred Stock will be divided by a fraction, the numerator of which shall be such lower price and the denominator of which shall be the Note Conversion Price in effect immediately prior thereto; provided, however, that the numerator shall thereupon become the Note Conversion Price for the next succeeding adjustment of the Conversion Ratio, if any.

          Section 9.3.  After adjustment of the Conversion Ratio pursuant to Section 9.1 and 9.2, the Company shall give prompt written notice thereof to the Holder of shares of Series HP Convertible Preferred Stock, which notice shall state the Conversion Ratio resulting from such

4

  adjustment and shall set forth in reasonable detail the method of calculation of such Conversion Ratio and the facts upon which such calculation was based.

        10.    Redemption.

          Section 10.1.    General.    The Company shall have no right to redeem all or any portion of the outstanding shares of Series HP Convertible Preferred Stock.

        11.    Voting Rights.

          Section 11.1.    General.    The Holders of record of shares of Series HP Convertible Preferred Stock shall be entitled to vote on any matters presented to the stockholders of the Company for approval, and shall vote with the holders of the Common Stock as a single class, with each share of Common Stock having one vote with respect to each matter to be voted upon and each share of Series HP Convertible Preferred Stock having the number of votes determined in accordance with the next succeeding sentence. At the record date for the relevant meeting presenting matters to the stockholders of the Company for approval, each share of Series HP Convertible Preferred Stock shall be entitled to the number of votes accorded to the number of shares Common Stock for which the Series HP Convertible Preferred Stock could be converted pursuant to the provisions of Section 7 of this Certificate.

*******

5

EXHIBIT C

FORM OF NOTES

CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

DISPLAYTECH, INC.

CONVERTIBLE NOTE
DUE FEBRUARY 17, 2002

$	Longmont, Colorado February , 1999

        FOR VALUE RECEIVED, the undersigned, Displaytech, Inc., a Colorado corporation (the "Company"), promises to pay to the order of Hewlett-Packard Company, a Delaware corporation (the "Purchaser"), or permitted assigns the principal sum of                        Million dollars ($            ) on February 17, 2002, with interest thereon as provided herein.

        1.    Purchase Agreement.    This Convertible Note (this "Note") is one of a series of Notes that may be issued pursuant to the Note Purchase Agreement, dated as of February 12, 1999, by and between the Company and the Purchaser (the "Purchase Agreement").

        2.    Definitions.    As used in this Note, the following terms have the meanings indicated:

          "Affiliate" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act.

          "Business Combination" means any merger, consolidation, sale of all or substantially all assets or similar transaction.

          "Capital Stock" means any and all shares of capital stock of the Company (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the Preferred Stock.

          "Capital Stock Rights" means any warrants, options or other rights to purchase Capital Stock or any securities convertible into Capital Stock or any participations or other interests (other security interests) in Capital Stock.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Common Stock" means the Common Stocks, par value $.001 per share, of the Company and all shares hereafter authorized of any class of common stock of the Company, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Company with or into another Person, such consideration to which a holder of a share of Common Stock would be entitled upon the occurrence of such event.

          "Control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "Conversion Right" has the meaning set forth in Section 6.1 hereof.

2

          "Designation of Rights" means the Certificate of Designation and Determination of Preferences of the Series HP Convertible Preferred Stock of the Company, dated February 17, 1999, creating the Preferred Stock.

          "Event of Default" has the meaning set forth in Section 11 hereof.

          "Holder" of this Note means the Person in whose name this Note is registered on the books of the Company.

          "Indemnity" has the meaning set forth in Section 13(f) hereof.

          "Junior Stock" shall mean the currently outstanding Common Stock and the Notes, warrants to purchase Common Stock and options to purchase Common Stock that are or may be issued or granted by the Company and are referred to in Section 8.5 of the Note Purchase Agreement, as well as any other Common Stock and any preferred stock that ranks junior in right of preference and priority to the Series HP Convertible Preferred Stock.

          "Maturity Date" means February 17, 2002.

          "Minimum Convertible Portion" means such portion of the outstanding principal amount of this Note as shall constitute 50% or more of original principal amount of this Note.

          "Note Conversion Price" means an amount initially equal to Twenty Four dollars ($24.00) as such amount shall be adjusted from time to time in accordance with the provisions of Section 8 hereof.

          "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

          "Preferred Stock" means the shares of the Company's Series HP Convertible Preferred Stock, par value $.001 per share.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts and commissions, are at least U.S. $15,000,000, and (ii) the price per share of Common Stock shall be not less than $30.00 per share.

          Any other capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

        3.    Payment of Principal and Interest.    (a) Subject to Section 5 and Section 6 hereof, the principal amount of this Note shall be due and payable on the Maturity Date.

          (b)   The Company promises to pay interest on the outstanding principal amount of this Note at the rate of 9% per annum. Interest on this Note shall accrue from the date of issuance and shall be due and payable on the Maturity Date or such earlier date as the principal amount shall have been repaid or converted, as the case may be, in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable as specified in Section 13(a), except that if this Note is converted upon a Qualified Public Offering pursuant to Section 5 or if the Holder of this Note exercises its Conversion Right (other than the exercise of such Conversion Right upon a Change of Control or Event of Default) pursuant to Section 6.1, then the Company, at its option, may elect to pay the interest accrued on the principal amount of this Note being converted by issuing additional fully paid and nonassessable shares of Preferred Stock (the "PIK Interest Shares") with the number of PIK Interest Shares to be issued to be calculated by dividing

3

  the amount of interest accrued on the principal amount being converted by the Note Conversion Price then in effect.

        4.    Prepayment.    The Company may, at its option, at any time and from time to time after the first anniversary of the Note and prior to the Maturity Date, prepay all or 50% of the principal amount of this Note, without prepayment penalty or premium, provided that concurrently with such prepayment the Company shall pay all accrued interest (and any other amounts due hereunder) on the principal amounts prepaid to the date of prepayment. The Company shall give Purchaser prior written notice of its irrevocable election to prepay this Note as provided above (identifying the date of prepayment), which written notice shall be delivered to Purchaser at least sixty (60) Days prior to any such prepayment date. Each prepayment pursuant to this Section 4 shall be applied first to cost of collection or other similar amounts due hereunder, second to accrued but unpaid interest and then to the principal amount outstanding at the time of such prepayment, provided, however, that the Purchaser may, at its option, convert the remaining principal amount of the Note into shares of Preferred Stock, and if any interest is also being paid, the Purchaser is entitled to receive a cash payment in accordance with Section 13(a) for the accrued interest, or at the option of the Company, may convert such accrued interest into shares of Preferred Stock, all in accordance with Section 6.

        5.    Mandatory Conversion.

          5.1    Conversion upon IPO.    The outstanding principal amount of this Note shall be converted automatically into the number of shares of Preferred Stock obtained by dividing such principal amount by the then effective Note Conversion Price, immediately upon the closing of a Qualified Public Offering.

          5.2.    Notice of Mandatory Conversion.    Within five (5) Business Days after the date on which this Note converts into shares of Preferred Stock pursuant to Section 5.1 (the "Mandatory Conversion Date"), the Company shall mail a notice of conversion by first class mail, postage prepaid, to the Holder, addressed to the Holder at its last address shown on the books of the Company. This Note shall be converted automatically and without any further action by the Holder hereof on the Mandatory Conversion Date, whether or not this Note is surrendered to the Company. The Company shall be obligated to issue (i) certificates evidencing the shares of Preferred Stock issuable upon such conversion, and, (ii) as provided in Section 7 hereof, a check or cash in respect of any fractional shares of Preferred Stock issuable upon such conversion and, in accordance with Section 13(a), all accrued but unpaid interest on the outstanding principal amount of the Note being converted, but not until three (3) days after this Note is either delivered to the Company or the Holder notifies the Company that this Note has been lost, stolen or destroyed and provides to the Company an Indemnity in respect thereto. Anything to the contrary in this Section 5.2 notwithstanding, the Company, at its option, may elect to pay the interest accrued on the principal amount of this Note by issuing PIK Interest Shares, with the number of PIK Interest Shares to be issued to be calculated by dividing the amount of interest accrued on the principal amount of this Note on the Mandatory Conversion Date by the Note Conversion Price then in effect.

        6.    Optional Conversion.

          6.1    Conversion Right.    Subject to the terms and conditions of this Agreement, (i) on the Maturity Date, (ii) upon the occurrence of any Event of Default, (iii) following notice of prepayment of the Note pursuant to Section 4, and (iii) upon a Change of Control, the Holder shall have the right (the "Conversion Right"), at its option, to convert the principal amount of this Note, or the Minimum Convertible Portion, into that number of fully paid and nonassessable shares of Preferred Stock obtained by dividing such principal amount or Minimum Convertible Portion, respectively, by the Note Conversion Price in effect on the date such conversion is deemed to be effective.

4

          6.2    Exercise of Conversion Right.

            (a)   In order to effect a conversion pursuant to Section 6.1, the Holder shall surrender this Note to the Company and shall give written notice, in substantially the form of Exhibit A attached hereto, to the Company (a "Conversion Notice") that the Holder elects to convert this Note, or the Minimum Convertible Portion as is specified in the Conversion Notice, into shares of Preferred Stock. Promptly upon receipt of a Conversion Notice and surrender of this Note, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder (i) a certificate or certificates for the number of full shares of Preferred Stock issuable upon the conversion of this Note, or the Minimum Convertible Portion, in accordance with the provisions of this Section 6, and, (ii) as provided in Section 7, a check or cash in respect of any fractional shares of Preferred Stock issuable upon such conversion and, in accordance with Section 13(a), all accrued but unpaid interest on the principal amount of this Note being converted. The foregoing notwithstanding, except if a Holder exercises its Conversion Right upon a Change of Control or Event of Default, the Company, at its option, may elect to pay the interest accrued on the principal amount of this Note by issuing PIK Interest Shares, with the number of PIK Interest Shares to be issued to be calculated by dividing the amount of interest accrued on the principal amount of this Note or the Minimum Convertible Portion being converted on the Optional Conversion Date by the Note Conversion Price then in effect. If the Holder exercises its Conversion Right upon a Change of Control or Event of Default, the election to receive PIK Interest Shares in lieu of interest accrued shall be at the option of the Holder. If less than the entire principal amount of this Note is being converted, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, without charge to the Holder, a new Note in a principal amount equal to the unconverted principal amount of this Note and dated the date of this Note.

            (b)   Each conversion shall be deemed to have been effected on the date (the "Optional Conversion Date") on which this Note shall have been surrendered to the Company and a Conversion Notice with respect to this Note shall have been received by the Company as described in Section 6.2(a). Any person in whose name any certificate or certificates for shares of Preferred Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Optional Conversion Date.

          6.3    No Other Adjustments.    Except as otherwise provided in this Section 6 and Section 5 and Section 8, no payment or adjustment will be made for dividends or other distributions with respect to any shares of Preferred Stock issuable upon conversion of this Note as provided herein.

        7.    No Fractional Shares.    No fractional shares of Preferred Stock or scrip representing fractional shares shall be issued upon conversion (whether optional or mandatory) of the principal amount and interest, if applicable, of this Note or the Minimum Convertible Portion. If any fractional shares of Preferred Stock would, but for this Section 7, be issuable upon the conversion of this Note or the Minimum Convertible Portion, the Company shall make a payment therefor in check or cash in an amount equal to the Fair Market Value of such fractional shares. The term "Fair Market Value" of any share of Preferred Stock shall mean the fair market value of the shares of Preferred Stock as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive.

        8.    Adjustment of Note Conversion Price.    (a) In the event that the Company shall at any time after the date hereof: (i) declare a dividend or make a distribution on its Preferred Stock in shares of Preferred Stock, (ii) subdivide or reclassify shares of its outstanding Preferred Stock into a greater number of shares, (iii) combine shares of its outstanding Preferred Stock into a smaller number of shares, (iv) pay a dividend or make a distribution on its Preferred Stock in shares of any series of its Capital Stock (other than Preferred Stock) or in any Capital Stock Rights, or (v) issue by reclassification of its Preferred Stock shares of any series of its Capital Stock or in any Capital Stock

5

Rights, then the Note Conversion Price in effect immediately prior to such event shall be adjusted so that the Holder of this Note shall be entitled to receive on conversion of this Note or the Minimum Convertible Portion, the number of shares of Preferred Stock, other Capital Stock or Capital Stock Rights of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Note or the Minimum Convertible Portion been converted immediately prior to the happening of such event. Any adjustment made pursuant to this Section 8 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur.

          (b)   If, after the date hereof, the Company issues any shares of its Common Stock (other than shares issuable upon exercise of options or warrants heretofore or hereafter granted or issued to employees, officers or directors, in their capacities as such, of, or customers, consultants or vendors (all in their respective capacities as such) to, the Company) at a price per share of Common Stock that is less than the Note Conversion Price in effect on the date of the closing of the sale of such shares of Common Stock, then the Note Conversion Price shall be reduced to such lower price.

          (c)   In the event of a Business Combination or other Change of Control transaction where the price per share of Common Stock is less than the Note Conversion Price in effect on the date of the closing of such Change of Control transaction, then the Note Conversion Price shall be reduced to such lower price.

          (d)   Upon an adjustment of the Note Conversion Price pursuant to Section 8(a), the Company shall give prompt written notice thereof to the Holder of this Note, which notice shall state the Note Conversion Price resulting from such adjustment and shall set forth in reasonable detail the method of calculation of such Note Conversion Price and the facts upon which such calculation was based.

          (e)   In case at any time:

            (i)    the Company shall determine to declare any dividend or make any distribution on its shares of Preferred Stock other than in shares of Capital Stock or in Capital Stock Rights;

            (ii)   the Company shall determine to offer for subscription pro rata to the holders of its shares of Preferred Stock any shares of its Capital Stock or any Capital Stock Rights;

            (iii)  there shall be an impending Business Combination; or

            (iv)  there shall be an impending voluntary or involuntary dissolution, liquidation or winding up of the Company;

  then, in any one or more of said cases, the Company shall give written notice of the action in question to the Holder of this Note. Such notice shall describe the material terms and conditions of such action and shall specify (y) in the case of a dividend, distribution or subscription right, the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription right and the date as of which holders of shares of Preferred Stock of record shall participate in such dividend, distribution or subscription right, and (z) in the case of a Business Combination, dissolution, liquidation or winding up of the Company, the date on which such Business Combination, dissolution, liquidation or winding up shall take place and the date as of which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such Business Combination, dissolution, liquidation or winding up. Such written notice shall be given at least ten (10) Business Days prior to the action in question and not less than ten (10) Business Days prior to the record date or the date on which the Company's stock transfer books are closed in respect hereof.

6

        9.    Taxes on Shares Issued.    The issuance of stock certificates upon conversion of this Note or the Minimum Convertible Portion pursuant to Sections 5 or 6 shall be made without charge to the converting Holder for any transfer, stamp or similar tax in respect of the issuance thereof.

        10.    Reservation of Shares.    The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Preferred Stock to provide for the conversion, based on the Conversion Price from time to time in effect, of the full principal amount of this Note from time to time outstanding. The Company covenants that all shares of Preferred Stock which may be issued upon conversion of this Note or the Minimum Convertible Portion will upon issuance be duly authorized, validly issued, fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issuance thereof.

        11.    Events of Default.

          (a)   Each of the following shall constitute an "Event of Default" hereunder:

            (i)    the Company shall default in the payment of the principal of this Note when due; or

            (ii)   the Company shall default in the payment of any interest on this Note when due and such default shall continue for a period of seven (7) days after receipt of notice from the Holder of non-payment; or

            (iii)  the Company does not perform or comply with any one or more of its material obligations in the Notes or this Agreement (other than a default under (i) or (ii) above) for a period of 45 days after written notice of such default shall have been given to the Company by the Purchaser.

            (iv)  one or more defaults in the required payments, including Principal, interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness, when the same becomes due and payable, or the occurrence of any other event of default under any Permitted Indebtedness (in accordance with the terms thereof), and the Company has failed to cure such default or defaults within the applicable grace period or period to cure such default or defaults, without regard to any waiver of the grace or cure periods, subsequent cure, or notice provisions of the Permitted Indebtedness.

            (v)   the Company, pursuant to or under or within any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or like law (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) makes a general assignment for the benefit of its creditors; (d) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally, (e) a court of competent jurisdiction (or like entity) shall enter an order or decree under any applicable law described above that is for relief against the Company in an involuntary case or proceeding, appoints a custodian for the Company or such other entity for all or substantially all its properties or orders the liquidation of the Company or such other entity, as applicable, and in each such case in this clause (e), the order or decree remains unstayed and in effect for 60 days; or (f) the Company or such other entity shall take any corporate action regarding any of the foregoing.

          (b)   The following are the consequences of an Event of Default:

            (i)    if an Event of Default specified in clause (i), (ii), or (iii) of Section 11(a) above shall occur, the Holder of this Note may, at its option, by notice in writing to the Company, declare the unpaid principal of this Note, together with all interest accrued and unpaid thereon, to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable; and

7

            (ii)   if an Event of Default specified in clause (v) of Section 11(a) above shall occur, the unpaid principal of this Note, together with all interest accrued and unpaid thereon, shall be and become immediately due and payable;

            (iii)  if an Event of Default specified in clauses (i) through (v) of Section 11(a) above shall occur, the Holder of this Note shall have the Conversion Right specified in Section 6 hereof.

          (c)   The rights and remedies of the Holder of this Note upon the occurrence of an Event of Default set forth above are in addition to and not in derogation of any other rights such Holder may have under applicable law.

        12.    Other Agreements.    The Company will not, without the prior written consent of the Holder:

          (a)    Agreements of the Company.

            (i)    amend the Designation of Rights so as to alter any existing provision relating to the Preferred Stock or the holders thereof; or

            (ii)   authorize or issue (x) any shares of Preferred Stock (other than upon conversion of the Notes) or (y) any shares of Capital Stock of the Company of any other class or series other than shares of Junior Stock.

          (b)    Agreements of the Holder.    By its acceptance hereof, the Holder agrees that its rights to payment, and the Company's obligations hereunder are subordinate in all respects to the rights of Transamerica Business Credit Corporation ("Transamerica") under the Master Lease Agreement, dated as of July 6, 1998, by and among the Company and Transamerica.

        13.    Miscellaneous.

          (a)   All payments hereunder shall be made by wire transfer of immediately available federal funds to such account as the Holder of this Note shall specify from time to time by notice in writing to the Company.

          (b)   This Note shall be governed by the laws of the State of Colorado without giving effect to principles of conflicts of laws thereof.

          (c)   The Company hereby waives presentment, protest, notice of non-payment, dishonor and notice of dishonor, except to the extent expressly required hereby.

          (d)   All notices hereunder shall be given in the manner specified for notices under the Purchase Agreement.

          (e)   The Company agrees to pay all costs of collection, including reasonable attorneys' fees and disbursements, in the event this Note is not paid when due.

          (f)    If a mutilated Note is surrendered to the Company, or if the Holder of this Note claims this Note has been lost, destroyed or willfully taken and provides an indemnity bond or agreement or other security sufficient, in the reasonable judgment of the Company, to protect the Company and any of its officers, directors, employees or representatives from any loss which any of them may suffer if this Note is replaced (an "Indemnity"), then the Company shall issue a replacement Note of like tenor and dated the date of this Note.

          (g)   The Company shall, at its expense and upon written request of the Holder of this Note and surrender of this Note for such purpose, issue new Notes in exchange therefor in such denominations of at least $500,000 as shall be specified by the Holder of this Note, in an aggregate principal amount equal to the then unpaid principal amount of this Note and substantially in the form of this Note, with appropriate insertions and variations, and dated the date of this Note.

8

          (h)   This Note may not be sold, assigned, transferred or otherwise disposed of ("Transfer"), except that the Purchaser or any subsequent Holder of this Note may Transfer this Note to an Affiliate of the Purchaser.

          (i)    The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Note and of transfers of this Note. Upon surrender of this Note for transfer at the principal office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder hereof or its attorney duly authorized in writing, the Company shall execute and deliver in the name of the designated transferee a new promissory note in a principal amount equal to the unpaid principal amount of, and dated the date of this Note, and otherwise in the form of this Note.

          (j)    Amendments and modifications to this Note may be made only in the manner provided in Section 13.5 of the Purchase Agreement.

9

        IN WITNESS WHEREOF, the Company has caused this Note to be executed by an officer thereunto duly authorized this            day of February 1999.

DISPLAYTECH, INC.
By:	Name: Title:

10

EXHIBIT A

To: Displaytech, Inc.

        The undersigned holder of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Series HP Preferred Stock of Displaytech, Inc. (the "Company") as permitted by the Articles of Incorporation of the Company, in accordance with the terms of this Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated by assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Date:

in whole	in part
Portion of principal amount of the Convertible Note to be converted:
$
Signature (for conversion only)

Please print or typewrite Name and Address, including Zip Code, and Social Security or Other Identifying Number.

EXHIBIT D

PAYMENT INSTRUCTIONS

        (1)   Name of Purchaser: Hewlett Packard Company

        (2)   The Purchase Price for the Notes shall be made by wire transfer of immediately available funds for credit to:

Bank Name: Colorado Community First National Bank (f/k/a Boulder Valley Bank & Trust or Mountain Parks Bank)
3800 Arapahoe Avenue Boulder, CO 80303
Bank Routing Number:	091300036
Online Bank:	COMM FST FARGO
Beneficiary:	CCFNB-Boulder
Account Number:	[*****]
For Further Credit:
Account Name:	Displaytech, Inc.
Account Number:	[*****]

        (3)   All payments on account of the Notes shall be made by wire transfer of immediately available funds for credit to:

Account No.
[Bank]
ABA No.:

EXHIBIT E

FORM OF OPINION OF COUNSEL FOR THE ISSUER

February 19, 1999

To:
Hewlett-Packard Company
3000 Hanover Street, P.O. Box 10301
Palo Alto, California 94303

        I am General Counsel to Displaytech, Inc., a Colorado corporation (the "Company"), and have represented the Company in connection with the sale of the Company's 9% Convertible Notes ("Notes") pursuant to that certain Note Purchase Agreement dated February 12, 1999 between the Company and Hewlett-Packard Company (the "Agreement"), and Amendment Three to the Shareholders' Rights Agreement (the "Shareholders' Agreement"). The Notes are convertible into shares of Series HP Convertible Preferred Stock as created by the Certificate of Designation and Determination of Preferences dated as of February 17, 1999 (the "Certificate"). The shares of Series HP Convertible Preferred Stock are convertible into shares of the Company's common stock in accordance with the terms and provisions of the Certificate. This opinion is being rendered to you in accordance with Section 4.1.(e) of the Agreement. Capitalized terms not otherwise defined in this letter have the meaning given them in the Agreement.

        In connection with this opinion, I have examined originals, or copies of originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates, and other instruments as I have deemed necessary or advisable for purposes of this opinion.

        Based upon and in reliance upon the foregoing, and subject to the further limitations set forth below, I am of the opinion that:

        1.     The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Colorado and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and proposed to be conducted.

        2.     The Company has all requisite legal and corporate power to execute and deliver the Agreement and the Shareholders' Agreement, to sell and issue the Notes pursuant to the Agreement, to issue the Series HP Convertible Preferred Stock and the common stock issuable upon conversion of the Series HP Convertible Preferred Stock and to otherwise carry out and fully perform its obligations under the terms of the Agreement and the Shareholders' Agreement.

        3.     The authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock, none of which is issued and outstanding, and 10,000,000 shares of Common Stock, of which (i) 1,920,237 shares are issued and outstanding, (ii) 769,250 shares are reserved for issuance under the Company's 1988 Incentive Stock Option Plan, and for other individual grants of stock options, and (iii) 265,744 shares are reserved for issuance upon conversion of warrants which have been, or will be, issued. To the best of my knowledge, all of such issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights contained in the Company's Articles of Incorporation or Bylaws or any agreement by which the Company is bound. The Notes issued and to be issued under the Agreement are authorized obligations of the Company. The shares of Series HP Convertible Preferred Stock issuable upon conversion of the Notes, and the shares of common stock issuable upon conversion of the Series HP Convertible Preferred Stock, when issued in accordance with the terms of the Agreement, will be validly issued, and to the best of my knowledge, fully paid and nonassessable, free of preemptive or similar rights contained in the Company's Articles of Incorporation or Bylaws or any agreement by which the Company is bound, provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth in the Agreement and the Shareholders' Agreement.

        4.     All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery of the Agreement and the Shareholders' Agreement, the authorization, sale, issuance and delivery of the Notes, the Series HP Convertible Preferred Stock and common stock issuable upon conversion thereof, and the performance of the Company's obligations under the Agreement and Shareholders' Agreement have been taken. The Agreement and the Shareholders' Agreement have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Without in any way limiting the foregoing, the voting provisions of section 3 of the Shareholders' Agreement constitute valid and binding obligations of the parties thereto, enforceable against them in accordance with their terms.

        5.     The Company is not in violation of any term of its Articles of Incorporation or Bylaws. Neither the Articles of Incorporation nor the Bylaws of the Company are in violation of the Colorado Business Corporation Act. The execution, delivery and performance of and compliance with the terms of the Agreement and the Shareholders' Agreement, and the issuance of the Notes, Series HP Convertible Preferred Stock and common stock issuable upon conversion thereof, do not violate any provision of the Articles of Incorporation or Bylaws of the Company, or of any provision of any applicable federal or state law, rule or regulation.    The execution, delivery and performance of and compliance with the terms of the Agreement and the Shareholders' Agreement, and the issuance of the Notes, Series HP Convertible Preferred Stock and common stock issuable upon conversion thereof, have not resulted and will not result in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice would constitute a default under), or be in conflict with any contract, agreement, instrument, judgment or decree binding upon the Company which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company.

        6.     There are no actions, suits, proceedings or, to the best of my knowledge, investigations pending against the Company, its properties or its officers and directors (in connection with the discharge of their duties as officers and directors) before any court or government agency (nor, to the best of my knowledge, is there any written threat thereof), which if adversely determined could reasonably be expected to result in a material adverse change in the business or financial condition of the Company or which questions the validity of the Agreement or the Shareholders' Agreement or any action taken or to be taken by the Company in connection therewith.

        7.     Except for the Certificate, no consent, approval or authorization of or designation, declaration of filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement and the Shareholders' Agreement or the consummation of any transactions contemplated thereby, or the offer, sale or issuance of the Notes, Series HP Convertible Preferred Stock and common stock issuable upon conversion thereof.

        8.     Subject to the accuracy of the Investors' representations in Section 5.2 of the Agreement, the offer, sale and issuance of the Notes, Series HP Convertible Preferred Stock and common stock issuable upon conversion thereof, in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

        In my examination and in rendering the foregoing opinions, I have assumed and relied upon (and I have no knowledge contradicting) the following:

          (a).  the due authorization, execution and delivery of the Agreement and Shareholders' Agreement by all of the parties thereto other than the Company; and

          (b).  the absence of fraud, duress or mutual mistake of fact in connection with the transactions which are the subject of this opinion.

        The foregoing opinions are subject to the following:

          (i)    When used herein, the expression "to the best of my knowledge" means as to matters of fact that, after an examination of documents in my files, the Company's books and records

2

  available to me as of this date, and after inquiries of other executive officers of the Company, I find no reason to believe that the opinions expressed are factually incorrect.

          (ii)   The enforceability of the terms and provisions of the Agreement and Shareholders' Agreement is subject to (A) federal and state laws relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws; (B) the application of principles of equity, and the possible unavailability of the remedy of specific performance and other forms of equitable relief, whether in an action at law or a proceeding in equity; (C) limitations on the rights of the parties imposed by common law requirements of materiality of default and the implied covenants of good faith and fair dealing; (D) the effect of any delay occasioned by proceedings to resist enforcement of the Agreement and the Shareholders' Agreement (including without limit any stay of enforcement in bankruptcy proceedings); and (E) a requirement imposed by certain courts that the parties act in a commercially reasonable manner and that the parties not breach the Agreement or the Shareholders' Agreement, or violate any law in connection with enforcement of the Agreement or Shareholders' Agreement.

          (iii)  I express no opinion on the enforceability of those provisions of the Agreement or Shareholders' Agreement which do not have a term the length of which may be calculated from the provisions of such agreement.

        I am admitted to practice law only in the State of Colorado, and the foregoing opinions are limited to matters involving the federal laws of the United States and the laws of the State of Colorado.

        This opinion letter may be relied upon by its addressees only in connection with the transactions described herein. This opinion letter may not be used or relied upon by any other person or for any other purpose whatsoever. This opinion letter speaks only as of its date, and I have no obligation to advise the addressees of any change of law, facts or conclusions that may subsequently arise.

Sincerely,

George E. Clough
General Counsel

3

EXHIBIT F

FORM OF WAIVER

WAIVER AND AGREEMENT

        The undersigned is the holder of certain securities issued by Displaytech, Inc., a Colorado corporation (the "Company"), and a party to the Stock Purchase Agreement (this term to include that certain Stock Purchase Agreement, dated as of March 31, 1995, as amended, by and among the Company, J. Kermit Birchfield, Jr. and Century Partners-Dtech, L.P., that certain Stock and Warrant Purchase Agreement, dated as of October 2, 1995, as amended, by and among J. Kermit Birchfield, Jr., Century Partners-Dtech, L.P., and Kingdon Associates, L.P., Kingdon Partners, L.P. and M. Kingdon Offshore NV, that certain Stock Purchase Agreement, dated as of October 11, 1997, as amended, between the Company and InterWest Capital, Inc., that certain Stock Purchase Agreement, dated as of January 27, 1998, as amended, by and among the Company and the Hewlett-Packard Company) and the Shareholders' Rights Agreement, dated as of October 2, 1995, as amended, by and among the Company, Hewlett-Packard Company, a Delaware corporation, and certain other persons including the undersigned (the "Shareholders' Rights Agreement"), granting certain rights to Anti-dilution Warrants and a Right of First Refusal, as such terms are defined in the Stock Purchase Agreement, and certain Registration Rights and Conversion Rights, as such terms are defined in the Shareholders' Rights Agreement. The Company is proposing to issue and sell up to $10,000,000 aggregate principal amount of its 9% Convertible Notes (the "Notes") to Hewlett-Packard Company (the "Purchaser"). The Notes may be converted in part or in whole into shares of a new series of preferred stock of the Company, that is designated the Series HP Convertible Preferred Stock. In connection with the rights granted to the holder of Series HP Convertible Preferred Stock, as described in its Certificate of Designation and Determination, the Series HP Convertible Preferred Stock may be converted into shares of Common Stock of the Company (the "Underlying Common Stock"). Furthermore, as contemplated in the Note Purchase Agreement, to be dated on or about February 12, 1999 (the "Note Purchase Agreement"), pursuant to which the Notes shall be issued and sold, the Shareholders' Rights Agreement will be amended to extend the rights therein to the shares of Common Stock into which the Notes may ultimately be converted.

        By signing this Waiver, the undersigned agrees to the following:

        1.     Notwithstanding the provisions of the Stock Purchase Agreement pursuant to which the undersigned has been granted Anti-dilution Warrants by the Company, the undersigned hereby irrevocably waives any and all rights it may have to receive or exercise such Anti-dilution Warrants in connection with the issuance and sale of the Notes, the HP Convertible Preferred Stock and the Underlying Common Stock, as contemplated by the Note Purchase Agreement.

        2.     Notwithstanding the provisions of the Stock Purchase Agreement pursuant to which the undersigned has been granted a Right of First Refusal, the undersigned hereby irrevocably waives any and all right to exercise such Right of First Refusal in connection with the issuance and sale of the Notes, the HP Convertible Preferred Stock and the Underlying Common Stock, as contemplated by the Note Purchase Agreement.

        3.     Notwithstanding the provisions of Section 3.7 of the Shareholders' Rights Agreement pursuant to which the undersigned has been granted certain Conversion Rights with respect to Common Stock, the undersigned hereby irrevocably waives any and all right to exercise such Conversion Rights only in connection with the issuance and sale of the Notes, the HP Convertible Preferred Stock and the Underlying Common Stock, as contemplated by the Note Purchase Agreement.

        4.     The undersigned agrees to an amendment to the Shareholders' Rights Agreement in accordance with the terms of Section 4.1 therein to extend the rights granted pursuant to the Shareholders' Rights Agreement to the shares of Common Stock into which the Notes may ultimately be converted in accordance with the terms and conditions of the Note Purchase Agreement.

        The undersigned understands that the Company and the Purchaser will proceed with the issuance and sale of the Notes and the consummation of the transactions contemplated by the Note Purchase Agreement in reliance on this Waiver and Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Waiver and Agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

By:	Name: Title:

Accepted and agreed as of
the date first above written:

DISPLAYTECH, INC.
By:
Name: Title:

EXHIBIT G
FORM OF OPINION OF COUNSEL FOR THE PURCHASER

*DRAFT*

February 17, 1999

Displaytech, Inc.
2602 Clover Basin Drive
Longmont, Colorado 80503

  Re:
  Note Purchase Agreement dated February 12, 1999
   Between Displaytech, Inc. and Hewlett-Packard Company

Ladies and Gentlemen:

        I have acted as counsel for Hewlett-Packard Company, a Delaware corporation (AHP@), in connection with the Note Purchase Agreement, dated February 12, 1999 (the APurchase Agreement@), between Displaytech, Inc., a Colorado corporation ("DT") and HP. This opinion is given to you pursuant to Section 4.1(e) of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings given them in the Purchase Agreement.

        In connection with this opinion, I have examined and relied upon such original copies of records, documents, certificates, memoranda and other instruments as in my judgment are necessary to enable me to render this opinion.

        In addition, I have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as copies thereof, the accuracy, completeness and genuineness of certificates of public officials and the due authorization, execution and delivery of all documents by all parties other than HP where due authorization, execution and delivery are a prerequisite to the effectiveness thereof. As to any questions of fact material to this opinion, I have relied, when relevant facts were not independently established, upon certificates and statements of officers and representatives of HP, public officials and others which I deemed reasonable and appropriate. Except to the extent expressly set forth herein, I have not undertaken any special or independent investigation to determine the accuracy of such certificates or statements, and any limited inquiry undertaken by me during the preparation of this opinion letter should not be regarded as such investigation. No inference as to my knowledge of the existence of facts or circumstances should be drawn merely from my representation of HP.

        I do not hold myself out as being expert in any laws other than the law of the State of California and the federal law of the United States. I express no opinion herein concerning any law other than the existing law of the State of California and the existing federal law of the United States.

        In addition, I express no opinion as to (a) the effect of rules of law governing specific performance, injunctive relief or other equitable remedies, (b) compliance with the antifraud provisions of federal and state statutory or common law, (c) any tax consequences of the transactions contemplated by the Purchase Agreement, (d) any applicable laws relating to antitrust matters or restraint of trade, (e) the enforceability of any provision providing for indemnification as it may be affected by public policy considerations or court decisions which may limit the right of any indemnified party to obtain indemnification, or (f) the effect of applicable state or federal laws pertaining to bankruptcy, insolvency, reorganization, readjustment of debt, arrangement, liquidation, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or secured parties generally. I also express no opinion to the extent that the enforceability of the Purchase Agreement may be limited by, subject to or affected by general principles of equity (including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or law)), may otherwise contravene public policy or may be subject to the discretion of the court before which any proceeding may be brought.

        I have assumed that there are no agreements, understandings or negotiations among the parties to the Purchase Agreement that would modify the terms of the Purchase Agreement or the rights or obligations of the parties thereunder.

        On the basis of the foregoing, I am of the opinion that:

        1.     HP has the corporate power and authority to enter into the Purchase Agreement and to perform its obligations thereunder.

        2.     The Purchase Agreement has been duly authorized by all necessary corporate action on its part. The Purchase Agreement has been duly executed and delivered by HP and constitutes the legal, valid and binding obligation of HP enforceable against HP in accordance with its terms.

        This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters expressly so stated. I assume no obligation to advise you of any further changes in the facts or law relating to the matters covered by this opinion. This opinion is furnished by me, as counsel to HP, solely for your benefit in connection with the Purchase Agreement, is not to be used, circulated, quoted or otherwise referred to for any other purpose, and may not be used or relied upon by anyone else, without my prior written consent.

Sincerely,
*DRAFT*
Ann O. Baskins Senior Managing Counsel

EXHIBIT H

SCHEDULE OF EXCEPTIONS

EXHIBIT H

SCHEDULE OF EXCEPTIONS

        The following is a schedule of exceptions ("Schedule of Exceptions") to the representations and warranties made by Displaytech, Inc. (the "Company") in Section 5.1 of the Note Purchase Agreement (the "Agreement") dated February 12, 1999, by and between the Company and Hewlett-Packard Company ("Purchaser"), except that lists set forth herein shall not be considered exceptions unless specifically stated as such with respect to a specific representation and warranty. By agreement of the Parties, the exceptions listed herein represent exceptions arising only since January 27, 1998, the date the Parties entered into a Stock Purchase Agreement.

        Section 5.1(g).    Litigation.    [*****]

        Section 5.1(h).    Patents and Trademarks.

(1)
The Company is a party to a Technology License and Industrial Research Agreement dated June 1, 1994 with University Research Corporation (the "URC Agreement") under which the Company has an option to exclusively license all FLC related inventions produced in the laboratories of University of Colorado Professors Noel Clark and David Walba. The Agreement was for an initial term of three years commencing on May 1, 1994 and has been extended pursuant to Section 6 of such Agreement until April 30, 2000. A copy of the URC Agreement is attached to Exhibit A to the HP Stock Purchase Agreement. A copy of the Company's letter extending the Agreement is attached hereto as Attachment H.1.

(2)
On June 15, 1998, the Company entered into an agreement with a customer, the name of which cannot be disclosed because of confidentiality restrictions (the "1998 Agreement"). Section 7.a of the 1998 Agreement provides that, except as stated otherwise in any SOW under the 1998 Agreement, the Company shall have exclusive rights to all Intellectual Property Rights and Inventions made or conceived or reduced to practice by the Company in the course of performing the NRE Projects. Any Intellectual Property Right made or conceived or reduced to practice by the parties jointly in the course of performing the NRE Projects are jointly owned by the parties. Any Intellectual Property Right made, conceived or reduced to practice solely by the other party to the 1998 Agreement based upon, resulting from or arising out of any NRE Project shall be the sole property of the other party to the 1998 Agreement; provided that such party shall grant the Company a worldwide, nonexclusive, royalty-free right and license, with the right to sublicense to such Intellectual Property Right. A redacted copy of this Agreement is attached hereto as Attachment H.2.

(3)
The Company is a party to a License Agreement dated November 30, 1998 (the "GTRC Agreement") with Georgia Tech Research Corporation ("GTRC"). The GTRC Agreement provides for the grant to the Company of an exclusive, irrevocable (except in regard to exclusivity), nontransferable, world-wide royalty bearing license under its Intellectual Property Rights in an invention owned by GTRC and improvements separately developed by GTRC or which are made under the Company's contract with the United States Air Force, to make, have made, use, sell, import, and offer for sale products in the Field of Use identified therein. A redacted copy of the GTRC Agreement is attached hereto as Attachment H.3.

(4)
The Company is a party to a License Agreement dated September 18, 1998 with a customer, the name of which cannot be disclosed because of confidentiality restrictions (the "License Agreement"), which provides for the grant to the customer of a nonexclusive, nontransferable right and license to use certain trade secrets for the purpose of developing, improving, manufacturing and selling Control Electronics to be used with the Company's FLCD's. A copy of the License Agreement, excluding exhibits to preserve confidentiality, is attached hereto as Attachment H.4.

(5)
A list of all patents, patent applications, trademarks and trademark applications issued or applied for since January 27, 1998 is set forth in Attachment H.5 to this Schedule of Exceptions.

        Section 5.1(j)(i).    Agreements; Action—Transactions between the Company and its Officers, Directors or Affiliates.

(1)
The exception listed in paragraph (1) of Section 5. l(h) of this Schedule of Exceptions is incorporated herein as exceptions to Section 5.1(j)(i) of the Agreement.

(2)
On March 27, 1998, a resolution was adopted by the disinterested members of the Company's Board of Directors to increase the annual fee payable to J. Kermit Birchfield, Jr. for serving as Chairman of the Board to $100,000.00.

        Section 5.1(j)(ii).    Agreements; Action—Material Agreements, Understandings, Instruments, Contracts or Proposed Transactions in Excess of $100,000.00.

(1)
Since January 27, 1998, the Company has one (1) contract and one (1) grant with the following agencies or departments of the U.S. government, each of which provides for payments in excess of $100,000 to the Company in exchange for research and development:

Agency	Contract Price	Amount Remaining	Expiration Date
NSF	$299,967	$239,974	6/30/00
AF	$747,459	$673,549	8/01/00
(2)
Since January 27,1998, the Company has one (1) open contract or purchase order which involves payments to the Company in excess of $100,000 as follows. A copy of the agreement related to this exception is attached hereto as Attachment H.2.

Customer	Total Order	Payment Remaining
[confidential]	$3,628,000	$1,997,000
(3)
The Company is a party to a Manufacturing Agreement dated December 10, 1998 with Miyota Co., Ltd., a copy of which is attached hereto as Attachment H.6, which provides for manufacturing services for the Company's products in Japan.

(4)
Reference is made to Section 5.l(h) of this Schedule of Exceptions. All exceptions listed therein are incorporated herein as exceptions to Section 5.l(j)(ii) of the Agreement.

        Section 5.1(j)(iii).    Agreements; Action—Dividends, Indebtedness, Loans and Disposal of Assets or Rights.

(1)
Since January 27, 1998, the Company has five (5) open contracts or invoices which involve payments by the Company in excess of $100,000, as follows.

Vendor	Description	Total Order	Payment Remaining
Karl Suss	SUSS MA6 ISA Mask Aligner	$311,315	$233,485
ESC	Apollo pick & place machine; rotary bond head, spare parts kit	$189,300	$129,300
Newtom	Spacer application machine	$225,000	$145,000
Hewlett Packard	PTS dummy wafer, Pl mask, PTS proto wafer, Pl lot charge, Pl full mask set, charge collector	$169,300	$169,300
Robinson	Equipment purchases for manufacturing expansion project, including filtration units, HVAC units, digital DDC controls, humidification units, cleanroom lighting, reheat coil unit and ionization unit	$250,000	$250,000
(2)
The Company is a party to a Master Lease Agreement dated July 6, 1998 with Transamerica Business Credit Corporation, a copy of which is attached hereto as Attachment H.7. A complete copy of the exhibits and schedules to the Agreement is on file at the office of the Company and available for review by the Purchaser.

(3)
The Company is a party to four (4) Equipment Lease Agreements with Colonial Pacific Leasing. A copy of the leases are attached hereto as Attachment H.8.

ATTACHMENT H.5

DISPLAYTECH CONFIDENTIAL

U.S. and Foreign Issued Patents Issued Since January 27, 1998

Law Firm Docket # U.S. ISSUED	Patent/App. Number	Invention Title	Inventors	File Date	PCT Date	Issue Date	Expiration Date	Contact No.	Licensed
Shear DIS1P010	U.S. 5,694,147	A LC Integrated Circuit Display Including an Arrangement for Maintaining the LC at a Controlled Temperature	SG, MAH	4/14/95		12/02/97	12/02/2014
Shear DIS1P003	U.S. 5,748,164	Active Matrix Liquid Crystal Image Generator	MAH, MRM	12/22/94	06/29/96	05/05/98	05/05/2015	DAAH01-94-C-R154	1/
G&W 25-91A	U.S. 5,753,139	High Contrast Distorted Helix Effect Electro-Optic Devices & Tight Ferroelectric Pitch FLC Compositions Useful Therein.	MDW	05/26/95		05/19/98	05/19/2015		Excl to Hoechst for dvca > 10cm
Shear DIS1P004	U.S. 5,757,348	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	MAH, MRM, BTM	12/22/94		05/26/98	05/26/2015	DAAH01-94-C-R154	1/
Shear DIS1P005	5,808,800	Optics Arrangements Including Light Source Arrangements for an Active Matrix LC Image Generator	MAH, MRM, HC	12/22/94		9/15/98		DAAH01-94-C-R154	1/ License to the Gov dated 10/27/98
G&W 21-91A	5,866,036	High Tilt FLC Compounds and Compositions	MDW, RTV, DMW, SDM	02/02/94		2/2/99			1/
Law Firm Docket # FOREIGN ISSUED	Patent/App. Number	Invention Title	Inventors	File Date	PCT Date	Issue Date	Expiration Date	Contract No.	Licensed
G&W 8-90 EPO	91914316.4 granted	FLCs Containing Dioxyldihalo Chiral Tails	WNT, DMW, MDW	07/22/91		05/10/95		ISI-8722712 (117)	Non/Exc to Hoechst 1/
G&W 8-90 CA	2,087,592 granted		WNT, DMW, MDW					ISI-8722712 (117)	Non/Exc to Hoechst

1

DISPLAYTECH CONFIDENTIAL

U.S. Allowed Applications

Law Firm Docket # ALLOWED	Patent/App. Number	Invention Title	Inventors	File Date	PCT Date	Issue Date	Expiration Date	Contract No.	Licensed
Shear DISP012	09/026,988	Display System Including a Polarizing Beam Splitter	MAH, NAC	02/20/98

U. S. and Foreign Pending Patent Applications Since January 27, 1998

Law Firm Docket # U.S. PENDING	Patent/App. Number	Invention Title	Inventors	File Date	PCT Date	Issue Date	Expiration Date	Contract No.	Licensed
Shear DISP011	09/025,160	A Continuously Viewable, DC Field Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	C. Crandall	02/18/98
Shear DISP013	09/026,762	Beam Splitter for Use in a Display System	H. Chase	02/20/98
Shear DIS1P003C	09/045,247	Active Matrix Liquid Crystal Image Generator	MAH, MRM	03/20/98
Shear DIS1P004C	09/045,253	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	MAH, MRM, BTM	03/20/98
Shear DIS1P005A	09/046,898	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	MAH, MRM, HC	03/24/98
Shear DIS1P017		Optical Correlator Having Multiple Active Components Formed on a Single Integrated Circuit	MJO	1/28/99

DISPLAYTECH CONFIDENTIAL

Law Firm Docket # FOREIGN PENDING	Patent/App. Number	Invention Title	Inventors	File Date	PCT Date	Issue Date	Expiration Date	Contract No.		Licensed
G&W 25-91CH	CH 9300375-4 under exam	High Contrast DH Effect E-optic Devices & Tight Ferroelectric Pitch FLC Compositions Used Therein	MDW, RTV, MAH, CE	02/05/93				(102 (108	) )	" " "
G&W 25-91DE	DE P4303335.0 pending	"	"	02/05/93				(102 (108	) )	" " "

1/
All inventions developed under a U.S. Government contract or grant are subject to the retention by the U.S. Government of a worldwide, royalty-free, nonexclusive, nontransferable license to practice, or have practiced for or on its behalf, the subject invention for government purposes only.

2

Displaytech, Inc.
List Of Trademarks

U.S. PATENT AND TRADEMARK OFFICE

General Information			Pending Application		Registration		Future Filings	Symbol
Mark	Class	Description of Goods/Services	Serial No.	Date Filed	Registration No.	Date Registered	Document to be Filed	Symbol to be Used
CHRONOCHROME	9	Electronic field sequential color displays and spatial light modulators	75-109,479	May 24, 1996	ABANDONED
CHRONOCOLOR	9	Electronic field sequential color displays and spatial light modulators	75-104,168	May 14, 1996	2,164,479	June 9, 1998	§8-15 Affidavit 6/8/2003- 6/8/2004	®
DISPLAYTECH	9	Ferroelectric Liquid Crystal Displays, including head-mounted displays, hand-held displays and front and rear projection displays; shutters; spatial light modulators; color filters; and polarization rotators; for use in the television, computer and telecommunications industries.	75-515,486	July 8, 1998				™
LIGHTCASTER	9	Ferroelectric liquid crystal displays, including head-mounted displays, hand-held displays and front and rear projection displays for use in the television, computer and telecommunications industries.	75-516,686	July 10, 1998				™

3

Displaytech, Inc.
List Of Foreign Trademarks

General Information			Pending Application		Registration		Future Filings	Symbol
Mark	Country	Description of Goods/Services	Serial No.	Date Filed	Registration No.	Date Registered	Document to be Filed	Symbol to be Used
DISPLAYTECH	Japan	Spatial light modulators for displays; head-mounted ferroelectric liquid crystal displays for computer and/or television and other electrical communication apparatus & instruments; hand-held ferroelectric liquid crystal displays for computer and/or television and other electrical communication apparatus & instruments; ferroelectric liquid crystal projection displays for computer and/or television and other electrical communication apparatus & instruments; and other displays for computer and/or television and other electrical communication apparatus & instruments; display shutters; color filters for displays; polarization rotators; and other electrical communication apparatus and instruments & electronic machines, instruments and their parts; power distribution and/or control apparatus; electric waires & cables; photographic apparatus & instruments; cinematographic apparatus & instruments; optical apparatus & instruments; measuring or testing machines & instruments.		Filing Date has not been received				™
DISPLAYTECH	South Korea
		Ferroelectric Liquid Crystal Displays, including head-mounted displays, hand-held displays and front and rear projection displays; shutters; spatial light modulators; color filters; and polarization rotators; for use in the television, computer and telecommunications industries.		Filing Date has not been received				™
DISPLAYTECH	European Community	Ferroelectric Liquid Crystal Displays, including head-mounted displays, hand-held displays and front and rear projection displays; shutters; spatial light modulators; color filters; and polarization rotators; for use in the television, computer and telecommunications industries.		Filing Date has not been received				™
LIGHTCASTER	Japan	Head-mounted ferroelectric liquid crystal displays for computer and/or television and other electrical communication apparatus & instruments; hand-held ferroelectric liquid crystal displays for computer and/or television and other electrical communication apparatus & instruments; ferroelectric liquid crystal projection displays for computer and/or television and other electrical communication apparatus & instruments; and other displays for computer and/or television and other electrical communication apparatus & instruments; and other electrical communication apparatus and instruments & electronic machines, instruments and their parts; power distribution and/or control apparatus; electric waires & cables; photographic apparatus & instruments; cinematographic apparatus & instruments; optical apparatus & instruments; measuring or testing machines & instruments.		1/5/99				™
LIGHTCASTER	South Korea	Ferroelectric liquid crystal displays, including head-mounted displays, hand-held displays and front and rear projection displays for use in the television, computer and telecommunications industries.		Filing Date has not been received				™
LIGHTCASTER	European Community	Ferroelectric liquid crystal displays, including head-mounted displays, hand-held displays and front and rear projection displays for use in the television, computer and telecommunications industries.		Filing Date has not been received				™

4

EXHIBIT I

SCHEDULE 8.1

SCHEDULE 8.1
CURRENT INDEBTEDNESS

Description	Equipment Leased	Original Lease Amount	Principal Remaining
Colonial Pacific—Capital Equipment Lease—# 1	UV Meter, Vacuum Oven	66,673.33	47,234.50
Colonial Pacific—Capital Equipment Lease—# 2	Temp/Humidity Chamber	18,436.85	11,099.44
Colonial Pacific—Capital Equipment Lease—# 3	Chromotagraph Sampler, Misc	66,695.78	47,803.94
Colonial Pacific—Capital Equipment Lease—# 4	Microscope, Lens Tester	43,197.42	33,583.11
Transamerica—Capital Equipment Lease—# 1	HPLC, Bond Tester	182,849.85	149,004.92
Transamerica—Capital Equipment Lease—# 2	Visual, Intradocs, Various	206,214.96	168,048.73
Transamerica—Capital Equipment Lease—# 3	Autobreaker	119,057.55	105,614.17
Transamerica—Capital Equipment Lease—# 4	Calorimeter, Various	141,537.46	129,021.67
Transamerica—Capital Equipment Lease—# 5	Wire Bonder	199,615.00	181,963.64
Transamerica—Capital Equipment Lease—# 6	Nanospec and Spectrometer	439,790.90	422,644.37
Transamerica—Capital Equipment Lease—# 7	Yield Up Wafer Dryer	110,870.00	106,570.13
TOTAL		1,594,939.10	1,402,588.62

AMENDMENT NO. 1 TO
NOTE PURCHASE AGREEMENT

        This Amendment No. 1 to Note Purchase Agreement ("Amendment No. 1") is entered into as of February 19, 1999 by and between Displaytech, Inc., a Colorado corporation (the "Issuer" or the "Company") and Hewlett-Packard Company, a Delaware corporation (the "Purchaser"), and amends the Note Purchase Agreement dated February 12, 1999 between the Issuer and the Purchaser (the "Purchase Agreement").

        The Purchase Agreement is hereby amended as follows:

          1.     Section 1.1 shall be amended to add the following definition between the definitions of "First Disbursement Note" and "GAAP": "Fourth Disbursement Note" has the meaning set forth in Section 2.2(a) herein."

          2.     Section 2.2 is hereby amended in its entirety to read as follows (changes underlined):

    "Section 2.2 Forms and Dating of Notes.

            (a)   The Notes shall be in substantially the form of Exhibit C attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law. The Notes shall be issued in the Principal amounts of $2,000,000, $3,000,000, $3,000,000, and $2,000,000 (the "First Disbursement Note", the "Second Disbursement Note", the "Third Disbursement Note" and the "Fourth Disbursement Note," respectively).

            (b)   On the First Closing Date, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the First Disbursement Note. The First Disbursement Note shall be dated as of the First Closing Date. As soon as practicable after the First Closing and provided that the Issuer has received written consent of Transamerica Business Credit Corporation to the issuance of additional debt by the Issuer, the Issuer agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Issuer, the Second Disbursement Note. Subject to the terms and conditions of Section 2.3 of this Agreement, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the Third Disbursement Note and the Fourth Disbursement Note (collectively, the Conditional Notes"). Each Conditional Note shall be dated as of its respective Closing Date."

          3.     Section 3.1 is hereby amended by adding the following sentence to the end of that paragraph: "After the conditions of Section 2.2(b) have been met by the Issuer, the closing of the issuance and sale of the Second Disbursement Note shall be held at the offices of the Issuer, in Colorado, at a date and time specified by the Issuer or at such other place or date and time as the parties shall mutually agree.

          4.     Section 8.6 is hereby amended in its entirety to read as follows (changes underlined):

    "Section 8.6.

            (a)   Except as set forth in Section 8.6(b) below with respect to a Qualified Public Offering:

              (i)    Prior to the earlier of the issuance of the Fourth Disbursement Note under this Agreement or the delivery of an Unfavorable Responsive Notice under Section 2.3 of this Agreement, the Issuer will not sell any further equity interest in itself, other than the Notes pursuant to this Agreement or pursuant to currently existing rights to purchase Current Outstanding Common Stock or rights granted under the New Plan or the Issuer's 1988 Incentive Stock Option Plan (which expired on October 11, 1998).

              (ii)   The Issuer will not enter into substantive negotiations (which term shall not include preliminary discussions prior to the execution of a letter of intent or similar document or, if there shall be no letter of intent or similar document, the entry into substantive negotiations of a draft definitive agreement) to offer to sell or sell any such further equity interest until the earlier to occur of the Subsequent Closing of the Third Disbursement Note or the delivery of an Unfavorable Responsive Notice; provided, however, the Issuer may enter into such substantive negotiations with, and may offer to sell and sell such further equity interest to, any Investor at any time if the Purchaser and the Investors are informed of all related discussions promptly and are offered the opportunity to purchase such further equity in the Issuer, such purchase to be in accordance with the terms of the relevant Stock Purchase Agreement if and to the extent such Stock Purchase Agreement is applicable in accordance with its terms.

              (iii)  The Purchaser and the Investors will participate in the purchase of such further equity interest, if they elect to do so, in proportion to the number of shares of Common Stock (treating the Notes and any other securities of the Issuer held by them as if converted or exercised for Common Stock in accordance with the terms thereof) taken as a percentage of' the total number of shares of Common Stock then issued or so issuable then owned by the Purchaser and each of the Investors, or as the Purchaser and the Investors may otherwise designate.

            (b)   The provisions of Section 8.6(a) above to the contrary, notwithstanding, the Issuer may:

              (i)    Enter into substantive negotiations at any time with respect to a Qualified Public Offering.

              (ii)   File a Registration at any time with respect to a Qualified Public Offering.

              (iii)  Effect a Registration at any time after the earlier to occur of the Subsequent Closing of the Third Disbursement Note with respect to a Qualified Public Offering or delivery of an Unfavorable Responsive Notice under Section 2.3 hereof and take all steps that are necessary or appropriate to consummate the transactions contemplated by such Registration."

        Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.

        Except as amended herein, the terms and conditions in the Purchase Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective employees thereunto duly authorized as of the day and year first above written.

DISPLAYTECH, INC.
By	/s/ MARK A. HANDSCHY
Name: Mark A. Handschy
Title: President
HEWLETT-PACKARD COMPANY
By	/s/ ANN O. BASKINS
Name: Ann O. Baskins
Title: Assistant Secretary and Senior Managing Counsel

SECOND AMENDMENT TO
NOTE PURCHASE AGREEMENT

        This Second Amendment to Note Purchase Agreement (this "Amendment") is entered into as of February 11, 2003 (the "Effective Date") by and between Displaytech, Inc., a Colorado corporation (the "Issuer" or the "Company") and Hewlett-Packard Company, a Delaware corporation ("HP" or "Purchaser").

        WHEREAS, the Company and HP are parties to a certain Note Purchase Agreement dated as of February 12, 1999, as amended by a certain Amendment No. 1 to Note Purchase Agreement between the Company and HP dated as of February 19, 1999 (collectively, the "Note Purchase Agreement"); and

        WHEREAS, the parties desire to further amend the Note Purchase Agreement in the manner set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.    AMENDMENTS OF PROVISIONS OF NOTE PURCHASE AGREEMENT

        a.     Amendment to Section 1.1. Section 1.1 of the Note Purchase Agreement is hereby amended by (i) deleting therefrom the definitions of the terms "Affiliate, "Change of Control", "Designation of Rights", "Interest", "Maturity Date", "Note", "Preferred Stock", "Qualified Public Offering", "Registrable Securities" and "Shareholders' Rights Agreement", and (ii) substituting in lieu thereof the definitions of such terms, and such additional terms, as are set forth below:

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Business Combination" means any merger, consolidation, sale of all or substantially all assets or similar transaction.

          "Capital Stock" means any and all shares of capital stock of the Company (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the Preferred Stock.

          "Capital Stock Rights" means any warrants, options or other rights to purchase Capital Stock or any securities convertible into Capital Stock or any participations or other interests (other than security interests) in Capital Stock;

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than holders of the Company's Series E-1 Senior Preferred Stock is or becomes the"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company or any other Business Combination involving the Company which results in the holders of the Company's Capital Stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation; (c) the sale of all or substantially all of the operating assets of the Company; (d) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (i) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) designated by the same Company shareholders that designated such initial individuals (and their successors) as directors) cease for any reason to constitute a majority of the Board of Directors of the Company then in office (regardless of the actual size of the Board of Directors of the Company); or (e) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Designation of Rights" means the Amended and Restated Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock of the Issuer, filed with the Secretary of State on February 11, 2003, in substantially the form attached hereto as Exhibit 2.

          "Indebtedness Limit" has the meaning set forth in Section 8.1(b).

          "Interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Section 9.1(d) which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Maturity Date" means February 19, 2008.

          "Note" or "Notes" means the Amended and Restated Convertible Note that is issued under this Agreement, substantially in the form of Exhibit 1 attached hereto.

          "Preferred Stock" means the shares of the Company's Series D Convertible Preferred Stock, par value $.001 per share, or the shares of any class or series of Capital Stock or Capital Stock Rights into which the Note shall hereafter become convertible, in accordance with its terms, as a result of reclassification of the Company's Series D Convertible Preferred Stock or otherwise.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts, commissions and other expenses, are at least $25,000,000.00, and (ii) the price per share of Common Stock sold in such offering is not less than 125% of the HP Common Price. As used herein, "HP Common Price" means the amount determined by dividing (x) the aggregate outstanding balance of unpaid Principal and accrued interest under the Note as of the time such offering is consummated by (y) the number of shares of Common Stock into which such aggregate outstanding balance of Principal and accrued interest is at that time convertible pursuant to the terms of the Note (whether directly or, if then required by the provisions of the Note, following the prior conversion of the Note into shares of Preferred Stock).

          "Registrable Securities" means the Common Stock acquired or acquirable by the Investors (as defined in the Shareholders' Rights Agreement defined below) and any Common Stock issued as a dividend or distribution with respect to or in exchange for such Common Stock, including, without

2

  limitation, any Common Stock acquirable by Purchaser upon conversion of the shares of Preferred Stock issuable to Purchaser upon conversion of the Note; excluding, however, (a) any Common Stock that would otherwise be Registrable Securities transferred in a transaction in which the Investors' rights under Section 3 of the Amended and Restated Shareholders' Rights Agreement ("Shareholders' Rights Agreement") are not properly assigned pursuant to Section 3.12 of such Shareholders' Rights Agreement, and (b) any Common Stock that would otherwise be Registrable Securities, if such securities, in the hands of the Holder thereof (A) are no longer restricted securities under the Securities Act or (B) may be sold, together with all other Common Stock (whether Registrable Securities or otherwise) held by such Holder, in any three-month period, because the volume limitations of Rule 144 are not applicable or otherwise.

          "Shareholders' Rights Agreement" means the Amended and Restated Shareholders' Rights Agreement between and among the Company and certain of its shareholders dated as of July 30, 2001, as amended April 9, 2002 and February 11, 2003.

        b.     Amendment to Section 5. Section 5 of the Note Purchase Agreement is hereby amended by adding thereto the following Section 5.3:

          Section 5.3 The Issuer hereby makes to Purchaser, as of February 11, 2003, the representations and warranties set forth on Exhibit 3 to the Second Amendment to this Agreement, as such representations and warranties are qualified by the Schedule of Exceptions attached thereto. Notwithstanding any provision of this Agreement to the contrary, each capitalized term contained in Exhibit 3 that is not otherwise defined in this Agreement or in Exhibit 3 shall have the meaning ascribed to such term in that certain Stock Purchase Agreement dated February 11, 2003 among the Company, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and InterWest Capital, Inc. (the "Series E SPA"), a true and complete copy of which has been furnished to Purchaser and its counsel on or prior to the date of this Agreement. The representations and warranties of the Company and Purchaser contained in this Agreement (including, without limitation, those set forth in Exhibit 3) or in any document or certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Note, and shall not be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Issuer.

        c.     Amendment to Section 7.1(b). Section 7.1(b) of the Note Purchase Agreement is hereby amended by deleting therefrom the words "Conversion Ratio" and substituting in lieu thereof the words "Conversion Price".

        d.     Amendment to Section 8.1(b). Section 8.1(b) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following Section 8.1(b):

          "(b) Notwithstanding the provisions of Section 8.1(a), the Issuer and its Subsidiaries may incur Indebtedness in such amounts and of such type and description, subject to such restrictions and limitations, as are set forth below ("Permitted Indebtedness"):

            (i)    Until the Note has been paid in full, the Company and its Subsidiaries shall at no time have Indebtedness exceeding, in the aggregate, Thirteen Million Dollars ($13,000,000.00) (the "Indebtedness Limit"); provided, that upon request of the Company and with the written consent of Purchaser, which consent shall not be unreasonably withheld, the Indebtedness Limit shall be increased to Fifteen Million Dollars ($15,000,000.00). For purposes of determining whether the Indebtedness Limit has been exceeded, "Indebtedness" shall include any and all Indebtedness of the Company and its Subsidiaries (as defined in Section 1.1) whether now existing or hereafter incurred, including, without limitation, all outstanding Principal on the Note, but excluding (A) accrued interest on the Note, (B) indebtedness in an aggregate principal amount of Two Million Dollars ($2,000,000) or less under promissory notes

3

    issued by the Company to certain of its investors pursuant to the Displaytech, Inc. Note Purchase Agreement between the Company and such investors dated December 10, 2002, which promissory notes will be converted into Series E-1 Senior Preferred Stock concurrent with the execution of this Amendment, and (C) Indebtedness of the Issuer or any Subsidiary represented by letters of credit for the account of the Issuer or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (ii)   To the extent Indebtedness is secured: (x) such secured Indebtedness shall be limited to equipment financing and working capital financing reasonably required in connection with the Company's business; (y) such secured Indebtedness shall not be subject to the provisions of Section 8.2, but shall be subject to the provisions of Section 8.3 of this Agreement, which provision shall be applicable to Indebtedness of any Subsidiary in addition to Indebtedness of the Company; and (z) the full amount of such Indebtedness shall be included as "Indebtedness" for purposes of determining whether the Indebtedness Limit has been exceeded;

            (iii)  All unsecured Indebtedness shall be subordinated to the Note as further described in this Section 8.1(b)(iii). At least thirty (30) days prior to executing an agreement with any person or entity (the "Creditor") whereby such Indebtedness is or may be incurred (the "Creditor Agreement"), the Company shall deliver to Purchaser written notice of its intent to enter into such Creditor Agreement together with a copy of the proposed Creditor Agreement. Upon request of Purchaser at any time within such thirty (30) day period, the Company shall execute and cause the Creditor to execute any subordination agreements or other documents reasonably deemed necessary or desirable by Purchaser in order to effectuate the provisions of this subparagraph (iii). In any event, the Creditor Agreement shall contain provisions pursuant to which the Company and the Creditor acknowledge and agree that:

              A.    The Creditor's priority and right of payment as to all indebtedness which may thereafter become owing by the Company to the Creditor ("Creditor Indebtedness") are subordinate to payment of the Note;

              B.    Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or in the event any indebtedness of the Company to the Creditor shall become due and payable, whether at maturity, upon acceleration or otherwise: (i) no amount shall be paid by the Company or accepted or retained by Creditor, whether in cash or property, in respect of the principal of or interest on such Creditor Indebtedness at the time outstanding, unless and until the full amount of all principal and accrued interest under the Note shall have been paid in full, whether or not such principal or accrued interest under the Note is then due and payable; (ii) if any such amount is received by Creditor on account of or with respect to any of the subordinated Indebtedness, the Creditor shall forthwith pay over same to Purchaser, and until so paid, any such amount shall be held by Creditor in trust for Purchaser and shall not be commingled with other funds or property of Creditor; and (iii) no claim or proof of claim shall be filed with the Company by or on behalf of the Creditor which shall assert any right to receive any payments in respect of the principal of and interest on the Creditor Indebtedness except subject to the payment in full of all principal and accrued interest under the Note;

              C.    The Creditor agrees upon request to execute and deliver to the Purchaser such subordination agreements and other documents and instruments as may reasonably be

4

      requested by Purchaser in order to effectuate the provisions of the Creditor Agreement; and

              D.    Purchaser is a third-party beneficiary of the Creditor Agreement, and may directly enforce the obligations of Creditor under such agreement; and

            (iv)  No secured Indebtedness shall be incurred in favor of any officer, director or shareholder of the Company or any of its Subsidiaries, or in favor of any Affiliate of the Company or of any such officer, director or shareholder.

        e.     Amendment to Section 8.4. Section 8.4 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following Section 8.4:

          "8.4 Until the Note has been paid in full, or converted pursuant to Article 5 or Article 6 of the Note, except with the prior written consent of the Purchaser, which consent Purchaser may grant or withhold in its sole discretion, the Issuer will not directly or indirectly:

            (i)    redeem, repurchase or otherwise acquire any shares of Capital Stock or Capital Stock Rights, unless such redemption, repurchase or acquisition is effected solely through the exchange of one class or series of outstanding Capital Stock or Capital Stock Rights for another such class or series, and does not involve the payment of cash or any other form of property;

            (ii)   declare, set aside or pay any dividends on, or make any payments or distributions of cash or property on or with respect to, any class or series of Capital Stock or Capital Stock Rights (including, without limitation, distributions arising from a Change of Control or in connection with the liquidation, dissolution or winding up of the Issuer), unless such dividend, distribution or payment is made solely in the form of shares of Capital Stock or Capital Stock Rights and does not involve the payment or distribution of cash or any other form of property;

            (iii)  change the dollar amount of the liquidation preference of the Company's Series D Convertible Preferred Stock from its existing $100.00 level, or, except as provided in Section 8(a) of the Note with respect to stock splits, reclassifications, combinations and the like, change the conversion price of $5.50 per share of the Company's Series D Convertible Preferred Stock;

            (iv)  change the dollar amount of the liquidation preference of the Company's Series B Convertible Preferred Stock from its existing level of $100.00 per share, or except with respect to stock splits, reclassifications, combinations and the like of a type described in Section 8(a) of the Note) change the conversion price of $7.11 per share of the Company's Series B Convertible Preferred Stock;

            (v)   alter the relative seniority (as to liquidation preference, dividends and in all other respects as is set forth in the Designation of Rights) of the Company's Series D Convertible Preferred Stock over the Company's Series B Convertible Preferred Stock;

            (vi)  amend or modify in any manner the rights, preferences, privileges or restrictions applicable to the Company's Series E-D Preferred Stock or Series E-B Preferred Stock unless the same amendment or modification is made with respect to the rights, preferences, privileges or restrictions applicable to the Company's Series D Convertible Preferred Stock or the Company's Series B Convertible Preferred Stock, respectively; or

            (vii) authorize, create (by reclassification or otherwise) or issue any class or series of Capital Stock or Capital Stock Rights if such authorization, creation or issuance would result in or, by the terms of the documents governing such Capital Stock or Capital Stock Rights,

5

    permit any of the acts or transactions set forth in subsections (i) through (vi) of this Section 8.4(b).

        f.      Amendment to Section 8.5. Section 8.5 of the Note Purchase Agreement is hereby deleted in its entirety.

        g.     Amendment to Section 8.6. Section 8.6 of the Note Purchase Agreement is hereby deleted in its entirety.

        h.     Amendment to Section 9.1. Section 9.1 of the Note Purchase Agreement is hereby deleted in its entirety and replaced by the following Section 9.1:

          "Section 9.1. An "Event of Default" means any of the following events:

          (a)   the Issuer shall fail to make any payment of Principal or interest when due under the Note, and such failure continues for a period of seven (7) days after receipt of written notice of nonpayment from the Holder in accordance with section 13.2 hereof;

          (b)   the Issuer does not perform or comply with any one or more of its material obligations in the Note or this Agreement (other than a default under (a) above) for a period of forty five (45) days after written notice of such default shall have been given to the Issuer by the Holder;

          (c)   one or more defaults in the required payments, including Principal, interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness, when the same becomes due and payable, or the occurrence of any other event of default under any Permitted Indebtedness (in accordance with the terms thereof), and the Company has failed to cure such default or defaults within the applicable grace period or period to cure such default or defaults, without regard to any waiver of the grace or cure periods, subsequent cure, or notice provisions of the Permitted Indebtedness;

          (d)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered;

          (e)   the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (d) of this Section 9.1, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

          (f)    the Company breaches any provision of that certain Mutual Cooperation Agreement between the Company and Purchaser dated as of the date hereof, as same may be amended from time to time, which breach is not cured within thirty days after written notice to the Company; or

6

          (g)   any representation, warranty, certification or statement made by or on behalf of the Company in this Agreement (including, without limitation, in the Second Amendment to Note Purchase Agreement) or the Note, or in any certificate or other document delivered pursuant hereto or thereto, shall have been incorrect in any material respect when made."

            i.      Amendment to Section 10. Sections 10.1 and 10.2 of the Note Purchase Agreement are hereby deleted in their entirety and replaced with the following Sections 10.1 and 10.2:

              "Section 10.1. The Note is convertible into shares of Preferred Stock according to the terms and conditions contained therein.

              Section 10.2. Any Preferred Stock issuable upon conversion of the Note may be converted by Purchaser into shares of Common Stock pursuant to terms and conditions set forth in the Designation of Rights (or, if the Note is then convertible into shares of a class or series other than the Issuer's Series D Convertible Preferred Stock, pursuant to the terms and conditions set forth in the designation of rights or other instrument governing the terms and conditions of such class or series); provided, that upon any mandatory conversion of the Note pursuant to Section 5.1 thereof, such shares of Preferred Stock received upon such mandatory conversion shall be converted into shares of Common Stock in accordance with the provisions of Section 5.2 of the Note.

            j.      Amendment to Section 12. Sections 12.1 through 12.4 of the Note Purchase Agreement are hereby deleted in their entirety.

            k.     Amendment to Section 13. Section 13 of the Note Purchase Agreement is hereby amended by (i) deleting Section 13.2 therefrom and substituting in lieu thereof the following Section 13.2, and (ii) adding thereto the following Section 13.7:

              "Section 13.2. Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 13.2, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 13.2; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To: the Purchaser	To: the Issuer
Charles Charnas VP, Deputy General Counsel and Assistant Secretary Hewlett-Packard Company MS 1050 3000 Hanover Street Palo Alto, CA 94304-1112 Fax: (650) 857-4837	Displaytech, Inc. 2602 Clover Basin Drive Longmont, CO 80503-7603 Attn: Chief Executive Officer With copies to: Chief Financial Officer General Counsel Fax: (303) 772-0182

7

    A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13.2 by giving the other parties written notice of the new address in the manner set forth above.

              Section 13.7. No delay or omission to exercise any right, power or remedy accruing to the Company or to Purchaser, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company or the Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, or of any other breach or default theretofore or thereafter occurring."

        l.      Amendments to Exhibits. Exhibit B to the Note Purchase Agreement (Designation of Rights) and Exhibit C to the Note Purchase Agreement (form of Convertible Note) are hereby deleted in their entirety and replaced with Exhibits B and C in the form attached to this Amendment as Exhibits 2 and 1, respectively, and by this reference made a part hereof.

        2.     EFFECTIVENESS; AGREEMENT IN FULL FORCE AND EFFECT. This Amendment shall become effective as of the Effective Date. Except as expressly amended herein, the Note Purchase Agreement is hereby ratified and affirmed and remains in full force and effect.

        3.     SURVIVAL. The representations, warranties, covenants and agreements of the Company contained in this Amendment or in any document or certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and shall continue in effect following the execution and delivery of this Agreement and the Amended and Restated Convertible Note delivered pursuant hereto and any investigation at any time made by the Purchaser or on its behalf or by any other Person.

        4.     MISCELLANEOUS PROVISIONS.

        4.1.    Governing Law.    This Amendment shall be governed in all respects by and construed in accordance with the laws of the State of Colorado without regard to provisions regarding choice of laws.

        4.2.    Titles and Subtitles.    The titles of the paragraphs and subparagraphs of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

        4.3.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        4.4.    Severability.    Should any provision of this Amendment be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Amendment.

        4.5.    Construction.    This Amendment is the result of negotiations among, and has been reviewed by, the Company and Purchaser and their respective counsel. Accordingly, this Amendment shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or Purchaser.

[Balance of this page intentionally left blank.]

8

        IN WITNESS WHEREOF, the parties have executed this Second Amendment to Note Purchase Agreement to be effective as of the date first above written.

The Company:
DISPLAYTECH, INC.
By:	/s/ RICHARD BARTON
Name: Richard Barton
Title: Chief Executive Officer
HP:
HEWLETT-PACKARD COMPANY.
By:	/s/ CHARLES N. CHARNAS
Name: Charles N. Charnas
Title: Vice President, Deputy General Counsel and Assistant Secretary

9

EXHIBIT 1

FORM OF AMENDED AND RESTATED CONVERTIBLE NOTE

[Executed version filed as part of this Exhibit 10.17.]

Exhibit 2

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
AND DETERMINATION OF PREFERENCES OF
THE SERIES D CONVERTIBLE PREFERRED STOCK
OF
DISPLAYTECH, INC.
A COLORADO CORPORATION

        1.    Amendment.    The preferences, rights and privileges and the qualifications, restrictions and limitations of the Series D Convertible Preferred Stock (hereinafter referred to as "Series D Preferred Stock") are hereby amended and restated in their entirety, as specified in this Certificate of Designation.

        2.    Dividends.

          (a)    General Dividend Obligations.    In the event that the Company shall at any time or from time to time declare, order, pay or make a dividend or other distribution (whether in cash, securities, rights to purchase securities or other property) on its Common Stock, the holders of shares of the Series D Preferred Stock shall be entitled to receive from the Company, with respect to each share of Series D Preferred Stock held, a dividend or distribution that is the same dividend or distribution that would be received by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock are convertible pursuant to the provisions of Section 5 hereof on the record date for such dividend or distribution (except in the case of the payment of a stock dividend in shares of its Common Stock if a holder of shares of Series D Preferred Stock shall have given notice to the Company (within five (5) business days after such holder's receipt of the Company's notice regarding the stock dividend) of its election to have the Conversion Price of its shares adjusted in accordance with Section 5(d)(i) hereof). Any such dividend or distribution shall be declared, ordered, paid or made on the Series D Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock. Dividends, if declared, on shares of the Series D Preferred Stock shall accrue and be cumulative from the payment date of such dividend on such shares.

          (b)    Limitation on Dividends, Repurchases and Redemptions.    So long as any shares of Series D Preferred Stock shall be outstanding, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities, whether in cash, securities, rights to purchase securities or other property (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid), nor shall the Company purchase, redeem or otherwise acquire for any consideration or make payment on account of the purchase, redemption or other retirement of any Junior Securities (except as may be required by the Stock Restriction Agreements), nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Securities (except as may be required by the Stock Restriction Agreements), unless with respect to all of the foregoing all dividends or other distributions to which the holders of Series D Preferred Stock shall have been entitled, pursuant to Section 2(a) hereof, shall have been paid or declared and a sum of money has been set apart for the full payment thereof.

          (c)    Pro Rata Payments.    In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series D Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series D Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

        3.    Preference on Liquidation.

          (a)    Liquidation Preference for Series D Preferred Stock.    In the event that the Company shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, no distribution shall be made to the holders of shares of Common Stock or other Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series D Preferred Stock shall have received, for each share of Series D Preferred Stock held, an amount in cash per share equal to the Liquidation Value plus all accrued but unpaid dividends thereon through the date of distribution (the "Series D Liquidation Preference"). The "Liquidation Value" means $100 per share with respect to the Series D Preferred Stock, as adjusted pursuant to Section 5(d) hereof. Upon the receipt by the holders of shares of Series D Preferred Stock of an amount in cash per share equal to the Series D Liquidation Preference, each share of Series D Preferred Stock shall be void and of no further force or effect and the holders of such shares shall have no further rights with respect thereto.

          (b)    Pro Rate Payments.    If, upon any such liquidation, dissolution or other winding up of the affairs of the Company, the assets of the Company shall be insufficient to permit the payment in full of the Series D Liquidation Preference for each share of Series D Preferred Stock then outstanding, then the assets of the Company remaining shall be ratably distributed among the holders of Series D Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

          (c)    Transactions Deemed a Liquidation.    The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company or a merger, reorganization, sale of voting control or other transaction in which control of the Company is transferred and in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 3; provided that in the event of such a transaction, the Series D Liquidation Preference shall be paid in cash or in the consideration to be received in the transaction, at the option of the Board of Directors of the Company.

          (d)    Notice of Liquidation.    Written notice of any liquidation, dissolution or winding up of the Company, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series D Preferred Stock at their respective addresses as shall appear on the records of the Company.

          (e)    Status.    The Series D Preferred Stock shall rank senior in all respects, including the payment on liquidation and redemption, only to the Common Stock and the Series B Preferred Stock of the Company (notwithstanding any provisions to the contrary set forth in the certificate of designations of any other class or series of equity securities of the Company or otherwise).

          (f)    Limitation.    Notwithstanding any provision of this Certificate of Designation to the contrary, while any indebtedness of the Company under the HP Convertible Note is outstanding, no payments, dividends or other distributions in cash or assets (other than in Capital Stock of the Company as otherwise permitted by the provisions of this Certificate of Designation) shall be made, with out the written consent of Hewlett-Packard, on or with respect to the Series D Preferred Stock or any of the Company's other equity securities, including, without limitation, any cash payments arising from the sale or liquidation of the Company.

        4.    Voting.    The Series D Preferred Stock shall be entitled to vote only on those matters on which vote is required by the laws of, the State of Colorado and, unless prohibited by the laws of the State of Colorado, the Series D Preferred Stock shall vote on all such matters together with the Series E-D

2

Preferred Stock as a single voting group. Each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the maximum number of whole shares of Common Stock into which each share of Series D Preferred Stock is then convertible, either directly or indirectly. Except as expressly provided in Section 5(c) hereof, the Series D Preferred Stock shall have no other voting rights.

        5.    Conversion.    The holders of shares of Series D Preferred Stock shall have the right to convert all or a portion of such shares into fully paid and nonassessable shares of Common Stock or any Capital Stock or other securities into which such Common Stock shall have been changed or any Capital Stock or other securities resulting from a reclassification thereof as follows:

          (a)    Right to Convert.    Subject to and upon compliance with the provisions of this Section 5, a holder of shares of Series D Preferred Stock shall have the right, at the option of such holder, at any time, to convert any or all of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion rounded down to the nearest l/100th of a share) obtained by dividing the aggregate Liquidation Value of the shares to be converted, plus all accrued but unpaid dividends thereon through the date of conversion, by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 5. The Common Stock issuable upon conversion of the shares of Series D Preferred Stock, when such Common Stock shall be issued in accordance with the terms hereof, are hereby declared to be and shall be duly authorized, validly issued, fully paid and nonassessable Common Stock held by the holders thereof.

          (b)    Mechanics of Conversion.    Each holder of Series D Preferred Stock that desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Company or of any transfer agent for the Series D Preferred Stock or Common Stock, accompanied by written notice to the Company that such holder elects to convert the same and stating therein the number of shares of Series D Preferred Stock being converted, and setting forth the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if such name or names shall be different than that of such holder. Thereupon, the Company shall issue and deliver at such office on not later than the fifth Business Day thereafter (unless such conversion is in connection with an underwritten public offering of Common Stock, in which event concurrently with such conversion) to such holder or on such holder's written order, (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such holder is entitled and (ii) if less than the full number of shares of Series D Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the shares to be converted so that the rights of the holder thereof as to the shares being converted shall cease at such time except for the right to receive shares of Common Stock and if the holder of the shares being so converted shall have elected to receive dividends subsequent to such conversion, all accrued and unpaid dividends in accordance herewith, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

          (c)    Mandatory Conversion; Conditional Conversion.    If at any time the holders of a majority of the Series D Preferred Stock and the Series E-D Preferred Stock, voting together as a single class, vote to require a mandatory conversion of the Series D Preferred Stock and the Series E-D Preferred Stock, each holder of shares of Series D Preferred Stock shall surrender the certificate

3

  or certificates for all shares of Series D Preferred Stock for conversion by the conversion date specified by the vote of the majority of the holders of the Series D Preferred Stock and the Series E-D Preferred Stock. Notwithstanding any other provision hereof, if conversion of any shares of Series D Preferred Stock is to be made in connection with a public offering of Common Stock or any transaction described in Section 5(d)(iii) hereof, the conversion of any shares of Series D Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of the public offering or such transaction, in which case such conversion shall not be deemed to be effective until the consummation of such public offering or transaction.

          (d)    Adjustment of the Conversion Price.    The Conversion Price shall be adjusted from time to time as follows:

            (i)    Adjustment for Stock Splits and Combinations. If the Company at any time, or from time to time after the Issue Date, pays a stock dividend in shares of its Common Stock to the holders of its Common Stock, issues any debt securities to the holders of its Common Stock, effects a subdivision of the outstanding Common Stock, combines the outstanding shares of Common Stock, issues by reclassification of shares of its Common Stock any shares of Capital Stock of the Corporation, or makes a distribution to the holders of its Common Stock of any of its assets (other than cash dividends payable out of earnings or retained earnings in the ordinary course of business) then, in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that each holder of shares of Series D Preferred Stock shall have the right to convert its shares of Series D Preferred Stock into the number of shares of Common Stock which it would have owned after the event had such shares of Series D Preferred Stock been converted immediately before the happening of such event. Any adjustment under this Section 5(d)(i) shall become effective retroactively immediately after the record date in the case of a dividend and distribution and shall become effective immediately after the effective date in the case of an issuance, subdivision, combination or reclassification. If the Company pays a stock dividend in shares of its Common Stock to the holders of its Common Stock and the holders of the Series D Preferred Stock received such stock dividend pursuant to Section 2(a) hereof, the Conversion Price shall not be adjusted for such stock dividend under this Section 5(d)(i).

            (ii)   Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to making adjustments to the shares of Common Stock into which the Series D Preferred Stock is convertible and the Conversion Price at which the Series D Preferred Stock is convertible provided for in this Section 5(d):

              (A)  When Adjustments Are to Be Made. The adjustments required by this Section 5(d) shall be made whenever and as often as any event requiring an adjustment shall occur, except that any adjustment of the Conversion Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(d)(i)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made amount to a change in the Conversion Price of less than $.05. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made on the earlier of (I) such time as such adjustment, together with other adjustments required by this Section 5(d) and not previously made, would result in an aggregate adjustment equal to or in excess of a minimum adjustment or (II) on the date of conversion. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

4

              (B)  Fractional Interests. In computing adjustments under this Section 5(d), fractional interests in the Common Stock shall be taken into account to the nearest 1/100th of a share.

            (iii)  Reorganization, Reclassification, Consolidation or Merger. If the Company shall at any time reorganize or reclassify the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation), the holders of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to a holder upon such reorganization, reclassification, consolidation or merger had such holder converted its Series D Preferred Stock immediately prior to such reorganization, reclassification, consolidation or merger (subject to subsequent adjustments under Section 5(d) hereof). The Conversion Price upon such conversion shall be the Conversion Price that would otherwise be in effect pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, consolidation or merger unless prior to the consummation thereof, the corporation which may be required to deliver any stock, securities or other assets upon the conversion of the Series D Preferred Stock shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the holders of the Series D Preferred Stock. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation or merger for the foregoing purposes.

            (iv)  Chief Financial Officer's Opinion. Upon each adjustment of the Conversion Price, and in the event of any change in the rights of a holder of Series D Preferred Stock by reason of other events herein set forth, then and in each such case, the Company will promptly obtain a certificate of the Chief Financial Officer of the Company, stating the adjusted Conversion Price, or specifying the other shares of the Common Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate to the holders of Series D Preferred Stock. If a holder disagrees with such calculation, the Company agrees to obtain within thirty (30) Business Days of its receipt of notice of such disagreement an opinion of a firm of nationally recognized independent certified public accountants selected by the Company's Board of Directors (who may be the Company's regular firm of independent accountants) and acceptable to such holder (which acceptance shall not be unreasonably withheld) to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Conversion Price. The fees of such certified public accountants in connection with such opinion shall be borne by such holder if the Company's calculation is determined to be between 90% and 110% of the calculation of such accountants.

          (e)    No Impairment.    The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of

5

  Section 5 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

          (f)    No Fractional Shares Adjustments.    No fractional shares shall be issued upon conversion of the Series D Preferred Stock. If more than one share of the Series D Preferred Stock is to be converted at one time by the same stockholder, the number of full shares issuable upon such conversion shall be computed on the basis of the aggregate amount of the shares to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Conversion Price per share of Common Stock at the close of business on the day of conversion which such fractional share of Series D Preferred Stock would be convertible into on such date.

          (g)    Shares to be Reserved.    The Company shall at all times reserve and keep available, out its authorized, and unissued stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series D Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Colorado, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized but unissued Common Stock shall be insufficient to permit the conversion in full of the Series D Preferred Stock.

          (h)    Taxes and Charges.    The Company will pay any and all issue or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series D Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the Series D Preferred Stock, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (i)    Accrued Dividends.    Upon conversion of any shares of Series D Preferred Stock, the holder thereof shall be entitled to receive any accrued by unpaid dividends in respect of the shares of Series D Preferred Stock so converted to the date of such conversion.

          (j)    Closing of Books.    The Company will at no time close its transfer books against the transfer of any shares of Series D Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock in any manner which interferes with the timely conversion of such shares of Series D Preferred Stock.

        6.    Shares to be Retired.    Any shares of Series D Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series D Preferred Stock.

        7.    Preemptive Rights.    The holders of Series D Preferred Stock shall not have preemptive rights.

        8.    Call.

          (a)    Call at the Company's Option.    Subject to the other provisions of this Section 8, upon the completion of a Qualified Public Offering, the Company shall have the right to purchase any or all outstanding shares of Series D Preferred Stock (the "Call"). Any purchase of the Series D Preferred Stock pursuant to this Section 8(a) shall be at a price per share of Series D Preferred Stock equal to the Liquidation Value plus all accrued but unpaid dividends thereon through the date of the exercise of the Call (the "Call Price").

6

          (b)    Procedures for Call at the Company's Option.    The Company's right to Call the Series D Preferred Stock pursuant to Section 8(a) hereof shall be conditioned upon the Company giving notice (the "Call Notice"), by first class mail, postage prepaid, of the exercise of the Call to the holders of the Series D Preferred Stock not less than twenty five (25) days prior to the date of the exercise of the Call (the "Call Date"). Each Call Notice shall state: (i) the Call Date; (ii) the number of shares covered by the Call, (iii) the Call Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Call Price; (v) that payment will be made upon presentation and surrender of such Series D Preferred Stock; (vi) the then-current Conversion Price and the date on which the right to convert such shares of Series D Preferred Stock will expire; (vii) that dividends on the shares to be purchased shall cease to accrue following such Call Date; (viii) that such Call is mandatory; and (ix) that dividends, if any, accrued to and including the Call Date will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the Call Date, unless the Company shall in default in the payment of Call Price (including any accrued and unpaid dividends to (and including) the Call Date), (A) dividends on the shares of the Series D Preferred Stock shall cease to accrue, (B) such shares shall be deemed no longer outstanding and (C) all rights of the holders thereof as holders of the Series D Preferred Stock (except the right to receive from the Company any moneys payable upon exercise of the Call without interest thereon) shall cease.

        Upon surrender in accordance with the Call Notice of the certificates for any such shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Call Notice shall so state), such shares shall be purchased by the Company at the applicable Call Price.

        Notwithstanding the foregoing, if the Call Notice has been given pursuant to this Section 8 and any holder of shares of Series D Preferred Stock shall, prior to the close of business on the twentieth (20th) day after receipt of such Call Notice, give written notice to the Company Pursuant to Section 5(b) hereof of the conversion of any or all of the shares to be purchased held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then (i) the conversion of such shares to be purchased shall become effective as provided in Section 5 hereof and (ii) the Company's right to Call such shares to be purchased shall terminate.

        9.    Definitions.    As used herein, the following terms shall have the respective meanings set forth below:

          "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of New York are authorized or obligated to close.

          "Call" shall have the meaning set forth in Section 8(a).

          "Call Date" shall have the meaning set forth in Section 8(b).

          "Call Notice" shall have the meaning set forth in Section 8(b).

          "Call Price" shall have the meaning set forth in Section 8(a).

          "Capital Stock" means any class of capital stock of the Company authorized by its certificate of incorporation.

          "Certificate of Designation" shall mean this Amended and Restated Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock.

          "Common Stock" means the Company's Common Stock, par value $.001 per share, and shall also include any common stock of the Company hereafter authorized and any Capital Stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of Capital Stock of the Company.

7

          "Company" shall mean Displaytech, Inc., a Colorado Corporation, its successors and assigns.

          "Conversion Price" means the Conversion Price per share of Common Stock into which the Series D Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 5 hereof. The initial Conversion Price will be $5.50.

          "Convertible Securities" means evidences of indebtedness, shares of preferred stock, options, warrants or other securities of the Company which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Capital Stock, either immediately or upon the occurrence of a specified date or a specified event, not including the Series D Preferred Stock.

          "Hewlett-Packard" means Hewlett-Packard Company, a Delaware Corporation.

          "HP Convertible Note" means the Amended and Restated Convertible Note of the Company in favor of Hewlett-Packard, dated as of the effective date of this Certificate of Designation, in the original principal amount of $10,000,000.00.

          "Issue Date" means, as to any share of Series D Preferred Stock, the date of original issuance thereof by the Company.

          "Junior Securities" mean the Common Stock and the Series B Preferred Stock.

          "Liquidation Value" shall have the meaning set forth in Section 3(a).

          "Person or "person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (and the rules, regulations and interpretations thereunder), covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts, commissions and other expenses, are at least $35,000,000, and (ii) the price per share of Common Stock sold in such offering reflects a pre-money valuation of the Company at the time of the consummation of such sale of at least $250 million.

          "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.001 per share.

          "Series D Liquidation Preference" shall have the meaning set forth in Section 3(a).

          "Series D Preferred Stock" shall have the meaning set forth in Section 1.

          "Series E-D Preferred Stock" means the Company's Series E-D Convertible Preferred Stock, par value $.001 per share.

          "Stock Restriction Agreements" mean the currently existing stock restriction agreements between the Company and the holders of the Company's Capital Stock named therein, such agreements relating to an aggregate of not more than 500,000 shares of the Company's Capital Stock.

        10.    Notices.    Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given (i) upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 5(b) hereof, or (ii) in all other cases, upon the earlier of (x) receipt of such notice, (y) three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or (z) the Business Day following sending such notice by overnight

8

courier, in any case with postage or delivery charges prepaid, addressed: if to the Company, to its offices at 2602 Clover Basin Drive, Longmont, CO 80503-7603 Attention: President, or to an agent of the Company designated as permitted by the certificate of incorporation, or, if to any holder of the Series D Preferred Stock, to such holder at the address of such holder of the Series D Preferred Stock as listed in the stock record books of the Company, or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

* * * * * *

9

EXHIBIT A

To: Displaytech, Inc.

        The undersigned holder of this Amended and Restated Convertible Note ("Note") hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Preferred Stock (as defined in the Note) of Displaytech, Inc. (the "Company") as permitted by the Articles of Incorporation of the Company, in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated by assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Date:
in whole	in part
Portion of principal amount of the Note to be converted:
$ Signature (for conversion only)

Please print or typewrite Name and Address, including Zip Code, and Social Security or Other Identifying Number.

EXHIBIT 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        4.1. Corporate Existence, Power and Authority.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects.

          (b)   No proceeding has been commenced looking toward the dissolution or merger of the Company or the amendment of its certificate of incorporation, other than the Certificates of Designation. The Company is not in violation in any respect of its certificate of incorporation or its by-laws.

          (c)   The Company has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

          (d)   The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, and consummate the transactions contemplated by and perform its obligations under (i) this Agreement, (ii) the Note, including, without limitation, the issuance by the Company of the shares of the Company's Preferred Stock issuable upon conversion of the Note (the "Shares") and the issuance by the Company of the shares of the Company's Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), as contemplated herein and in the Note and the Designation of Rights, (iii) Amendment No. 2 to Shareholders' Rights Agreement, and (iv) that certain Visitation and Notification Agreement executed by the Company and Purchaser concurrently herewith (the "Visitation Agreement"). The execution, delivery and performance of this Agreement, Amendment No. 2 to Shareholders' Rights Agreement, the Note, and the Visitation Agreement (collectively, the "Restructure Documents") by the Company (including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Designation of Rights) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered this Agreement and each of the other Restructure Documents. This Agreement and each of the other Restructure Documents constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity.

        4.2. Capital Stock.

          (a)   Schedule 4.2 (a) hereto correctly and completely lists (i) the authorized Capital Stock of the Company (Common Stock and Preferred Stock), (ii) the number of designated shares of Preferred Stock in each Series or Class after giving effect to the Certificates of Designation, and (iii) after giving effect to the issuance of shares of the Company's Series E-1 Senior Preferred Stock on the Closing Date as contemplated by the Series E SPA and the exchange by all eligible holders of shares of the Company's Series B and Series D Convertible Preferred Stock for shares of the Company's Series E-B and E-D Convertible Preferred Stock, the number of shares outstanding in each Series or Class. There have been no material issuances of shares since February     , 2003. All of such outstanding shares are, or on the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. Except as provided in the Certificates of Designation or in Schedule 4.2(a), none of the shares of the Company's Capital Stock which will be outstanding at the Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of Capital Stock.

          (b)   Schedule 4.2(b) hereto correctly and completely lists the number and purpose for which shares of the Company's Common Stock are reserved for issuance by the Company.

          (c)   Except as referred to in Section 4.2(b), there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its Capital Stock or other securities.

          (d)   Except as referred to in Section 4.2(b), and for the registration rights contained in the Shareholders' Rights Agreement, there are and will be no outstanding registration rights with respect to any Capital Stock of the Company, including, without limitation, any Capital Stock referred to in Section 4.2(b) or 4.2(c), which (in either case) will be outstanding on the Closing Date.

          (e)   Except as set forth in Schedule 4.2(e), there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any Capital Stock of the Company of which the Company is a party, except as provided herein, in that Series E Shareholders' Rights Agreement of even date herewith among the holders of shares of the Company's Series E-1 Senior Preferred Stock, and in the Certificates of Designation.

          (f)    Except as set forth in Schedule 4.2(f), there are no anti-dilution protections or other adjustment provisions in existence with respect to any Capital Stock of the Company, including any Capital Stock referred to in Section 4.2(b) or 4.2(c).

          (g)   Each Certificate of Designation and the Designation of Rights has been duly adopted by the Company and is fully effective as an amendment to the Company's certificate of incorporation. The Shares will have all of the rights, priorities and terms set forth in the applicable Certificate of Designation.

          (h)   To the best knowledge of the Company, Schedule 4.2(h) hereto correctly and completely lists the names of those persons who beneficially own, directly or indirectly, more than 5% (calculated in accordance with Rule 13d-3 under the Exchange Act) of the Company's outstanding Common Stock.

        4.3. Subsidiaries.

        The Company has two wholly-owned Subsidiaries, Displaytech International, Inc., a Colorado corporation, and Displaytech Asia-Pacific K.K., a Japanese corporation. The Company has no Investments in any other Person.

        4.4. Business.

        The Company is engaged in the business of designing, developing, manufacturing, and marketing Ferroelectric Liquid Crystal (FLC) microdisplays, used to provide superior image quality in electronic devices such as digital still camera and camcorder viewfinders

        4.5. No Defaults or Conflicts.

          (a)   Except as provided in Schedule 4.5(a), the Company is not in violation or default in any material respect (and is not in default in any respect regarding any Indebtedness) under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default in any material respect under any material order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s).

          (b)   The execution, delivery and performance by the Company of this Agreement and the other Restructure Documents, and any of the transactions contemplated hereby or thereby

2

  (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Designation of Rights) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the certificate of incorporation or by-laws of the Company, (B) any law, rule, regulation or order of any federal, state, county, municipal or other Governmental Authority, (C) any judgment, writ, injunction, decree, award or other action of any court or Governmental Authority or arbitrator(s), or (D) any agreement, indenture or other instrument applicable to the Company or any of its respective properties, (ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues, except as provided in the Certificates of Designation, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a Governmental Authority and including, without limitation, any shareholder approval) (other than any necessary approvals which have been obtained prior to the date hereof), or (iv) except as provided in Schedule 4.5(b), cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No provision of any item referred to in the preceding clause (i) materially adversely affects the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under this Agreement, any of the other Restructure Documents, the Designation of Rights, or any of the transactions contemplated hereby or thereby.

        4.6. Disclosure Materials; Other Information.

          (a)   The Company has previously furnished to the Purchasers or their counsel the materials described on Schedule 4.6(a) hereto (the "Disclosure Material"). The audited and unaudited financial statements referred to or contained in the materials referred to on Schedule 4.6(a) fairly present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of the operations of the Company for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to normal recurring adjustments and year-end adjustments.

          (b)   Since September 30, 2002, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis. As of the Closing Date and as of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company as of any such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in Section 4.6(a). Since September 30, 2002, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

          (c)   There are no material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements referred to in Section 4.6(a) or otherwise disclosed in the schedules hereto.

          (d)   The financial projections included in the Disclosure Material conform with the internal operating forecasts of the Company and were based on reasonable assumptions when made and have been prepared in good faith.

          (e)   There is no fact known to the Company which is not in the disclosure schedules hereto and which materially and adversely affects, or in the future would be reasonably likely (as far as the Company currently can reasonably foresee) to materially and adversely affect, the assets,

3

  properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.7. Litigation.

        There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of this Agreement, any of the other Restructure Documents, the Certificates of Designation, the Shares or the Conversion Shares, or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the right, title or interest of any Purchaser to the Note or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.8. Taxes.

        The Company has duly and timely filed all material Tax Returns required to be filed by it, and each such Tax Return correctly and completely reflects, in all material respects, the Tax liability and all other information required to be reported thereon. The Company has paid or caused to be paid all material Taxes (whether or not reflected on such Tax Returns) that are due and payable. The provision for Taxes due by the Company in the most recent financial statement included in the Disclosure Material is sufficient for all material unpaid Taxes, being current Taxes not yet due and payable, of the Company, as of the end of the period covered by such financial statement, and as of the Closing Date, such provision, as adjusted for the passage of time through the Closing Date, will be sufficient for the then-accrued and unpaid Taxes not yet due and payable of the Company. No Tax Returns of the Company have ever been audited by any Taxing Authority, there is no dispute concerning any Tax liability of the Company either threatened, claimed or raised by any Taxing Authority, and the Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. The Company has withheld and paid, or, if not yet due for payment, set aside in accounts for such purposes, all Taxes required to have been withheld in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Other than stamp taxes, the Company has no liability for Taxes of any Person other than the Company (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

        4.9. ERISA.

          (a)   All Benefit Plans are listed in Schedule 4.9(a), and copies of all documentation relating to such Benefit Plans have been delivered to or made available for review by the Purchasers (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

          (b)   Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code.

          (c)   No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, and the "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

          (d)   No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date

4

  of said Section 4043 for which notice is not waived under the regulations issued pursuant to said Section 4043.

          (e)   No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (f)    No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

          (g)   Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA.

          (h)   No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

          (i)    No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

          (j)    No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities and any other claim which could not reasonably be expected to result in a material liability or expense to the Company) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such suit, action or other litigation.

          (k)   All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles, all of which accruals under unfunded Benefit Plans are as disclosed in Schedule 4.9(k), and the Company has performed all material obligations required to be performed under all Benefit Plans.

          (l)    The execution, delivery and performance of this Agreement and the other Restructure Documents, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by any Purchaser of the Note) will not involve any "prohibited transaction" within the meaning of ERISA or the Code with respect to any Benefit Plan.

        4.10. Legal Compliance.

          (a)   The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply would not materially adversely affect the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

          (b)   There are no adverse orders, judgments, writs, injunctions, decrees, or demands of any court or administrative body, domestic or foreign, or of any governmental agency or instrumentality, domestic or foreign, outstanding against the Company.

5

        4.11. Outstanding Securities.

        Schedule 4.11 hereto correctly and completely lists the outstanding securities (as defined in the Securities Act) of the Company. All securities of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

        4.12. Intellectual Property and Other Rights.

          (a) (i) Except as set forth on Schedule 4.12(a), the Company owns, or has the right to use, all United States and foreign patents, trademarks, service marks, trade names, computer software and programs, technology, know-how and processes, and registered copyrights, and any applications for any of the foregoing of any kind which is used in its business (collectively, the "Intellectual Property"). Schedule 4.12(a) hereto contains a true, correct and complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents that are material to the Company's business or are otherwise necessary for the conduct of its business as heretofore conducted and as currently proposed to be conducted and all licenses, permits, consents, approvals or agreements that in any way affect the rights of the Company to any of its Intellectual Property or any trade secret material (the "Intellectual Property Licenses").

            (ii)   Subject to the limitations set forth in the Intellectual Property Licenses, except as otherwise set forth in any exceptions listed under Schedule 4.12(a), the Company has all right, title and interest in all of the Intellectual Property, free and clear of all Liens. The Company owns or has the exclusive or non-exclusive right to use all Intellectual Property or trade secrets necessary to conduct its business as now being conducted. The Company owns or possesses sufficient licenses, permits, consents, approvals or other rights to use all Intellectual Property covered by its patents or patent applications necessary to conduct its business as now being conducted and as currently proposed to be conducted.

            (iii)  The Company has at all times maintained reasonable procedures to protect and has enforced all of its Intellectual Property and trade secrets.

            (iv)  The consummation of the transactions contemplated hereby will not alter, adversely affect or impair the rights of the Company to any of the Intellectual Property, any trade secret material to it, or under any of the Intellectual Property Licenses.

          (b) (i) No claim with respect to the Intellectual Property, any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of the Company to conduct its business as presently conducted is currently pending or, to the best knowledge of the Company, has been asserted, or overtly threatened by any Person, nor does the Company know of any grounds for any claim against the Company, (A) to the effect that any material operation or activity of the Company presently occurring, including, inter alia, the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any valid United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to the Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of the Company; or (D) challenging the license of the Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

6

            (ii)   The Company is not aware of any presently existing valid United States or foreign patents or any patent applications which if issued as patents would be infringed by any activity contemplated by the Company.

          (c)   The United States and foreign patents and patent applications owned by the Company listed in Schedule 4.12(a) hereto (the "Patents and Applications") as part of the Intellectual Property have been properly filed on behalf of the Company as named therein, are being diligently pursued by the Company and, to the Company's best knowledge, have been properly prepared. To the Company's best knowledge, there are no defects in any of the Patents and Applications that would cause any of them to be held invalid or unenforceable. All relevant prior art of which the Company is aware has been filed in the relevant patent office, to the extent required by law.

        4.13. Key Employees.

        The Company has good relationships with its employees and has not had and does not expect any substantial labor problems. The Company has no knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. The employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company.

        4.14. Properties.

        The Company does not and has never owned any real property. Other than the Permitted Liens, the Company has good and marketable title to each of its other properties other than leased properties, all of which are disclosed on Schedule 4.14 hereto. Certain real property used by the Company in the conduct of its business is held under lease (as identified on Schedule 4.14 hereto), and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default. None of the properties owned or leased by the Company is subject to any Liens which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.15. Suppliers and Customers.

          (a)   The Company has adequate sources of supply for its business as currently conducted and as proposed to be conducted. The Company has good relationships with all of its material sources of supply of goods and services and does not anticipate any material problem with any such material sources of supply.

          (b)   Except as set forth on Schedule 4.15(b), the Company has no knowledge that the customer base of the Company might materially decrease.

        4.16. Environmental Compliance.

          (a)   Except as set forth on Schedule 4.16(a), there is no Hazardous Material on, about, under or in, any property, real or personal, in which the Company has or has formerly had any interest in an amount or concentration which could constitute a violation that would result in a liability in excess of $75,000 or otherwise result in a liability in excess of $75,000 to the Company under any applicable Environmental Law.

          (b)   There is no (and has not been any) off-site use, handling, storage or disposal or, except as set forth on Schedule 4.16(b), on-site use, handling, storage or disposal of Hazardous Material at or from any locations currently or formerly owned, leased, operated or occupied by the Company as a result of which use, handling, storage or disposal the Company could incur a material liability or obligation under any applicable Environmental Law.

7

          (c)   Except as set forth on Schedule 4.16(a), the Company has not received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any person with respect to the presence of any non-indigenous Hazardous Material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company that could result in a liability to the Company in excess of $75,000 under any applicable Environmental Law.

          (d)   Except as set forth on Schedule 4.16(a), there has been no intentional or unintentional, gradual or sudden, release, disposal or discharge by the Company or, to the Company's knowledge, by others, upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company that has caused or is causing soil or groundwater contamination which, under applicable Environmental Laws could require investigation or remediation or could otherwise create a material liability or obligation on the part of the Company under any applicable Environmental Law.

          (e)   The Company is in material compliance with all applicable Environmental Laws, has received all required Environmental Permits and is in material compliance with the terms and conditions of all Environmental Permits.

          (f)    To the best knowledge of the Company, after reasonable inquiry, there are no Liens arising under or pursuant to any Environmental Law ("Environmental Liens") relating to any real property (including improvements thereon) currently owned by the Company.

          (g)   There are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos-containing materials at any site currently owned, operated or leased by the Company, except in compliance with all applicable Environmental Laws.

        4.17. No Burdensome Agreements

        To the best of the knowledge and belief of the Company, the Company is not a party to any contract or agreement with any Affiliate of the Company, the terms of which are less favorable to the Company than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

        4.18. Offering of Shares.

        Except as set forth on Schedule 4.18, none of the Company, any agent or any other person acting on its behalf, directly or indirectly, (i) offered any of the Shares or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than (x) the Purchasers and (y) other investors, each of which the Company reasonably believed at the time of such sale, solicitation, approach or negotiation was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

        4.19. Indebtedness.

        Schedule 4.19 hereto sets forth (i) the amount of all Indebtedness of the Company outstanding as of January 31, 2003 (and there is no additional material amount of Indebtedness of the Company outstanding other than as set forth on such Schedule 4.19), (ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchasers a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No material default exists

8

with respect to or under any such Indebtedness or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

        4.20. Use of Proceeds.

        The Company will use the net proceeds realized from the sale of the Shares to fund future development opportunities, for working capital purposes and for such other purposes as necessary or advisable in the sole judgment of the Company's Board of Directors. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company includes any such "margin stock." The Company has no present intention of acquiring any such "margin stock."

        4.21. Other Names.

        The businesses previously or presently conducted by the Company have not been conducted under any corporate, trade or fictitious name other than "Displaytech, Inc."

        4.22. Brokers.

        No broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, any of the other Restructure Documents, the Designation of Rights, or any of the transactions contemplated hereby or thereby. Any such fees and commissions shall be the sole responsibility of the Company and in no circumstance shall the Purchaser have any liability therefor.

        4.23. Insurance.

          (a)   Schedule 4.23(a) contains a list and description of all insurance policies maintained by or on behalf of the Company on its assets, operations, properties and personnel. Such insurance is of the kind, covering such risks and in such amounts and with such deductibles and exclusions, as are consistent with those maintained by businesses similarly situated to the Company and are, in the opinion of the Company, reasonable for the business, assets and properties of the Company. All such policies are in full force and effect.

          (b)   The Company has not received any notice of cancellation or termination with respect to any material insurance policy thereof and there are no pending disputes or controversies between the Company, on the one hand, and the carrier of any such insurance policy, on the other.

9

SCHEDULE OF EXCEPTIONS

        The following is a list of schedules and exceptions to the representations and warranties made by Displaytech, Inc. (the "Company") in that certain Second Amendment to Note Purchase Agreement (the "Agreement") dated February     , 2003 between the Company and Hewlett-Packard Company.

Schedule 4.2(a)—(i)

  Authorized capital stock of the Company:

Common Stock	25,000,000
Preferred Stock	5,000,000

Schedule 4.2(a)—(ii)

  Number of designated shares in each Series or Class:

Series B Convertible Preferred Stock	750,000
Series D Convertible Preferred Stock	510,000
Series E-B Convertible Preferred Stock	500,000
Series E-D Convertible Preferred Stock	510,000
Series E-1 Senior Preferred Stock	600,000
Series E-2 Senior Preferred Stock	400,000

Schedule 4.2(a)—(iii)

  Number of shares outstanding in each Series or Class after issuance of shares on Closing

Date:
Common Stock	242
Series B Convertible Preferred Stock	260,051
Series D Convertible Preferred Stock	154,856
Series E-1 Senior Preferred Stock	40,096
Series E-2 Senior Preferred Stock	0
Series E-B Convertible Preferred Stock	225,638
Series E-D Convertible Preferred Stock	175,785

Schedule 4.2(a)—(1)

  Shares of capital stock outstanding at Closing which were subject to preemptive rights when issued:

  Except for a small number of shares of Series B Convertible Preferred Stock obtained by individuals in the "reverse conversion" of Common Stock into the Series B, all outstanding shares of Series B and Series D Preferred Convertible Stock were subject to preemptive rights when issued, but, after giving effect to the Certificates of Designation, no longer are.

Schedule 4.2(a)—(2)

  Shares of capital stock outstanding at Closing which provide the holders thereof preemptive rights:

  None

10

Schedule 4.2(b)

  Number and purpose for which shares of the Company's Common Stock are reserved:

Shares Reserved	Purpose
740,000	Issuance of Options under the 1988 Incentive Stock Option Plan
2,699,022	Issuance of Options under the 1998 Stock Incentive Plan
309,765	Warrants Outstanding
3,657,539	Conversion of the Series B Convertible Preferred Stock
5,251,019	Conversion of the Series D Convertible Preferred Stock
3,173,530	Conversion of the Series E-B Convertible Preferred Stock
3,196,091	Conversion of the Series E-D Convertible Preferred Stock

Exception §4.2(c)

  Agreements for options for which stock has not been reserved:

  Consultants to the Company have been granted options to purchase a total of 26,374 common shares that have not been issued under an existing Plan and which have not been reserved by the Company.

Exception §4.2(d)

  Potential registration rights to be granted include

Shareholder	Shares Owned	Explanation
University Research Corporation, assigned to University of Colorado Foundation, Inc., assigned to University Technology Corporation (current owner)	10 Series B Convertible Preferred shares	Subject to Stock Purchase Agreement dated May 1, 1990.

Schedule 4.2(e)

  Other Agreements regarding voting of stock:

  On January 1, 1992 certain employees signed an Employee Stock Purchase and Restriction Agreement that obligated the employees to vote any shares purchased pursuant to stock options granted under the Company's 1988 Incentive Stock Option Plan in favor of any merger or sale of the Company approved by the Company's Board of Directors. These agreements were later amended on March 31, 1995 to require the employees to vote their option shares in favor of the election of Richard Hokin and J. Kermit Birchfield, Jr. to the Company's Board of Directors.

Schedule 4.2(f)

  Anti-dilution protections in effect under various Agreements:

1.
Hewlett-Packard Company—Note Purchase Agreement dated February 12, 1999, as amended by Amendment No. 1, dated February 19, 1999, and the Second Amendment to Note Purchase Agreement, dated February     , 2003, and the Amended and Restated Convertible Note maturing February 19, 2008

2.
Fleming US Discovery Fund III, L.P.; Fleming US Discovery Offshore Fund III, L.P., DB Capital Partners SBIC, L.P., Kingdon Partners, L.P., Kingdon Associates, L.P., M. Kingdon Offshore NV, and InterWest Capital, Inc.,—Stock Purchase Agreement dated July 30, 2001

11

  Antidilution protection in above two agreements, as well as with respect to Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-B Convertible Preferred Stock and Series E-D Convertible Preferred Stock, is limited to stock splits, combinations, reclassifications and the like.

Schedule 4.2(h)

  Owners of 5% or more of outstanding Capital Stock:

InterWest Capital, Inc.* Century America L.P.*
JKB-Displaytech LLC* J. Kermit Birchfield, Jr.* Kingdon Associates, LP** Kingdon Partners, LP**
M. Kingdon Offshore, NV** Fleming US Discovery Fund III, L.P.*** Fleming US Discovery Offshore Fund III, LP***
DB Capital Partners SBIC, L.P. Hewlett-Packard Company
*	=	Combined
**	=	Combined
***	=	Combined

Schedule 4.5(a)

  Defaults or Conflicts:

        [*****]

Schedule 4.5(b)

        Triggering of Antidilution or Preemptive Rights by the Execution of the Restructure Documents:

        None

Schedule 4.6(a)

  Disclosure Materials previously provided:

1.
Displaytech, Inc. Financial Statements, December 31, 2001 and 2000 (With Independent

        Auditors' Report Thereon)

2.
Displaytech, Inc. Financial Statements Through Q3 "02 (Unaudited)

Schedule 4.9(a)

  List of Benefit Plans:

Medical insurance, administered by Humana Insurance Co..
Dental insurance provided by MetLife
Vision Service Plan
Life Insurance provided by GE Financial Assurance Co.
Disability Insurance provided by GE Financial Assurance Co.
Displaytech, Inc. Profit Sharing and 401(k) Plan

Schedule 4.9(k)

12

  Accruals under Unfunded Benefit Plans:

        None

Schedule 4.11

  All outstanding securities of the Company:

        See attached

Schedule 4.12(a)

  List of Intellectual Property:

        See attached

Exception §4.12(a)(iii)

  Statement re suspected infringement:

[*****]

Exception §4.12(b)(i)

  Statement re grounds for claim against Company of patent infringement

[*****]

Exception §4.12(b)(ii)

  Statement re third party patent applications

[*****]

Exception §4.12(c)

  Statement re filing of prior art

[*****]

Schedule 4.14

  Leased Property

        The Company leases approximately 30,000 square feet of office and manufacturing space from Pratt Land LLC located at 2602 Clover Basin Drive, Longmont, CO.

Schedule 4.15(b)

  Customer Base

        The Company's current customer base (customers who are actually purchasing display products in volume) consists of the following:

  Nissho Electronics Corporation (for Minolta camera)
  Miyota Co., Ltd. (for Sony camcorder)
  Tekom, Inc. (included in HP camera)

Regarding Nissho and Minolta, the Company has been notified that Minolta will purchase the Company's electronic viewfinder for the current Dimage 7 model year, but not for next year's model.

13

Schedule 4.16(a)

  Environmental Compliance:

        None

Schedule 4.16(b)

  Storage of Hazardous Materials

        None

Schedule 4.18

  Offering of Shares

        None

Schedule 4.19

        List the amount of all Indebtedness, any Lien with respect thereto, and a description of the agreement therefore:

EQUIPMENT LEASES WITH FOLLOWING LESSORS		MONTHLY RENTAL	LIABILITY @1/31/03
Colonial Pacific		1,569.75	1,569.75
Granite Financial		1,016.69	3,942.13
Transamerica		53,835.52	272,392.46
Conesco		1,922.3	48,462.56
	TOTAL	58,344.26	326,366.90
HP Convertible Note — 9% interest			13,367,500.00
Cadwalader, Wickersham, & Taft Note			150,000.00
Amkor Technologies Agreement			542,352.75
		TOTAL	14,386,219.65

In addition to the Indebtedness listed above, as of January 31, 2003, there were outstanding promissory notes of the Company in favor of Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and InterWest Capital, Inc., in an aggregate principal amount of $1,200,000. All amounts owing thereunder shall be converted into shares of Series E-1 Senior Preferred Stock simultaneously with the closing of the transactions contemplated by the Agreement.

Schedule 4.23(a)

  List all the Company's insurance policies:

Commercial general liability insurance provided by The Hartford:

  Personal Property
  Business Income and Extra Expense
  Accounts Receivable
  Original Information Property
  Hired and Non-owned Autos
  General Liability Aggregate
  Products Completed Operations Aggregate
  Personal & Advertising Injury Limit
  Manufacturer's Errors and Omissions Liability

14

  Crime Coverage, Employee Dishonesty
  Commercial Catastrophe Liability
  Worker's Compensation

Life Insurance/Individual provided by Sun Life of Canada for:

  Haviland Wright and Mark Handschy (Chief Scientist)

Policies provided through AIG American International Companies

  Directors, Officers and Private Company Liability Insurance
  Employee Benefit Plan Fiduciary Liability Insurance

15

SCHEDULE 4.11

Name	Preferred Series E-2 Stock	Perferred Series E-2 Stock Purchase Price	Preferred Series E-1 Stock	Preferred Series E-1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E-D Pro Forma on an as converted basis of $5.50	Perferred Series E-D Convertible Stock Purchase Price
DB Capital Partners SBIC, L.P.	—	—	—	—	—	—	—
Fleming US Discovery Fund III, L.P.	—	—	17,281	1,728,100	70,589	1,283,436	7,058,900
Fleming US Discovery Offshore Fund III, L.P.	—	—	2,767	276,700	11,340	206,182	1,134,000
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—	—	—	—
Hewlett Packard	—	—	—	—	—	—	—
Kingdon Offshore N.V.	—	—	—	—	—	—	—
Kingdon Partners, L.P.	—	—	—	—	—	—	—
Kingdon Associates, L.P.	—	—	—	—	—	—	—
Interwest Capital, Inc.	—	—	20,048	2,004,800	72,006	1,309,200	7,200,600
Century America LLC	—	—	—	—	10,925	198,636	1,092,500
JKB-Displaytech, LLC	—	—	—	—	10,925	198,636	1,092,500
Birchfield, Kermit J.	—	—	—	—	—	—	—
Birchfield, Guthrie K	—	—	—	—	—	—	—
Thomas Weisel Partners	—	—	—	—	—	—	—
Nissho	—	—	—	—	—	—	—
D.A. Davidson	—	—	—	—	—	—	—
DADCO Incorporated	—	—	—	—	—	—	—
Cadwalader	—	—	—	—	—	—	—
Transamerica	—	—	—	—	—	—	—
Tornga, Sondra	—	—	—	—	—	—	—
Poppe, Leszek	—	—	—	—	—	—	—
Wand, Sherri	—	—	—	—	—	—	—
Handschy, John R A & Pauline	—	—	—	—	—	—	—
Handschy, Mark A & Vernon, Terri H	—	—	—	—	—	—	—
Vernon, Leland H & Twila F	—	—	—	—	—	—	—
Pagano, Laura A	—	—	—	—	—	—	—
Radzihovsky, Leo & Pao, Lucy	—	—	—	—	—	—	—
Perry, James Elwood	—	—	—	—	—	—	—
Wand, Kay	—	—	—	—	—	—	—
Giles, Nancy	—	—	—	—	—	—	—
Arnett, Kenneth E	—	—	—	—	—	—	—
Young, George C & Gail V	—	—	—	—	—	—	—
O'Hara, E. Kieran & Clark, Evelyn	—	—	—	—	—	—	—
University Technology Corporation	—	—	—	—	—	—	—
Sherman, Christopher J	—	—	—	—	—	—	—
Li, Edith W.	—	—	—	—	—	—	—
Skelly, David W	—	—	—	—	—	—	—
Dessau, Daniel & Kathryn	—	—	—	—	—	—	—
Quinn, Norman J. III	—	—	—	—	—	—	—
Hirmes, Helene	—	—	—	—	—	—	—
Masterson, Hugh J	—	—	—	—	—	—	—
Gross, Howard W.	—	—	—	—	—	—	—
Wand, Anne-Michelle	—	—	—	—	—	—	—
Analysis Group Fund I, L.P.	—	—	—	—	—	—	—
Handschy, Mark A	—	—	—	—	—	—	—
Barton, Richard D	—	—	—	—	—	—	—
Spenner, Bruce F	—	—	—	—	—	—	—
Wright, Haviland	—	—	—	—	—	—	—
Lewis, Lloyd M	—	—	—	—	—	—	—
Clough, George E	—	—	—	—	—	—	—
Walba, David M	—	—	—	—	—	—	—
Clark, Noel	—	—	—	—	—	—	—
Walba, David M & Geneson, Cassandra	—	—	—	—	—	—	—
Walba, Jeffrey H.	—	—	—	—	—	—	—
Stuart III, L (Terry)	—	—	—	—	—	—	—
Xue, Jiuzhi	—	—	—	—	—	—	—
Cunningham, Jim D	—	—	—	—	—	—	—
Sissom, Bradley	—	—	—	—	—	—	—
Braun, Tim	—	—	—	—	—	—	—
Chase, Holden	—	—	—	—	—	—	—
Perry, Ann E.	—	—	—	—	—	—	—
Lloyd, Susan M	—	—	—	—	—	—	—
Banas, David	—	—	—	—	—	—	—
Doroski, David	—	—	—	—	—	—	—
Pattee, Alan M	—	—	—	—	—	—	—
Lahr, Heidi	—	—	—	—	—	—	—
Sontag, Patricia E	—	—	—	—	—	—	—
Pilz, Caren	—	—	—	—	—	—	—
McCurry, Ruth F	—	—	—	—	—	—	—
Cunningham, Jill D.	—	—	—	—	—	—	—
Ellis, Beth L	—	—	—	—	—	—	—
Malzbender, Rainer M	—	—	—	—	—	—	—
Mochizuki, Akihiro	—	—	—	—	—	—	—
Crouch, Robert G.	—	—	—	—	—	—	—
Clayton, Gail M	—	—	—	—	—	—	—
Evans, Nellie P.	—	—	—	—	—	—	—
McGraw, Stuart	—	—	—	—	—	—	—
Drabik, Tim	—	—	—	—	—	—	—
Her, Jin	—	—	—	—	—	—	—
Miller, Richard O	—	—	—	—	—	—	—
Jablonski, Dain A.	—	—	—	—	—	—	—
Papp, Richard	—	—	—	—	—	—	—
Hartman, Gregory N	—	—	—	—	—	—	—
Abbott, Thomas D	—	—	—	—	—	—	—
Nessler, Ray	—	—	—	—	—	—	—
Perlmutter, Stephen	—	—	—	—	—	—	—
Frisk, Jeffrey	—	—	—	—	—	—	—
Winkleman, Steven L	—	—	—	—	—	—	—

Name	Preferred Series E-B Convertible Stock	Preferred Series E-B Pro Forma on an as converted basis of $7.11	Preferred Series E-B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price Price
DB Capital Partners SBIC, L.P.	—	—	—	71,928	1,307,782	7,192,800
Fleming US Discovery Fund III, L.P.	86,182	1,212,124	8,618,200	—	—	—
Fleming US Discovery Offshore Fund III, L.P.	13,818	194,346	1,381,800	—	—	—
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—	—	—
Hewlett Packard	—	—	—	—	—	—
Kingdon Offshore N.V.	—	—	—	53,946	980,836	5,394,600
Kingdon Partners, L.P.	—	—	—	5,754	104,618	575,400
Kingdon Associates, L.P.	—	—	—	12,228	222,327	1,222,800
Interwest Capital, Inc.	41,017	576,891	4,101,692	—	—	—
Century America LLC	42,175	593,179	4,217,500	—	—	—
JKB-Displaytech, LLC	20,330	285,935	2,033,000	—	—	—
Birchfield, Kermit J.	10,603	149,128	1,060,300	—	—	—
Birchfield, Guthrie K	513	7,215	51,300	—	—	—
Thomas Weisel Partners	—	—	—	—	—	—
Nissho	—	—	—	10,000	181,818	1,000,000
D.A. Davidson	6,000	84,388	600,000	—	—	—
DADCO Incorporated	5,000	70,323	500,000	—	—	—
Cadwalader	—	—	—	—	—	—
Transamerica	—	—	—	—	—	—
Tornga, Sondra	—	—	—	—	—	—
Poppe, Leszek	—	—	—	—	—	—
Wand, Sherri	—	—	—	—	—	—
Handschy, John R A& Pauline	—	—	—	—	—	—
Handschy, Mark A& Vernon, Terri H	—	—	—	—	—	—
Vernon, Leland H & Twila F	—	—	—	—	—	—
Pagano, Laura A	—	—	—	—	—	—
Radzihovsky, Leo & Pao, Lucy	—	—	—	—	—	—
Perry, James Elwood	—	—	—	—	—	—
Wand, Kay	—	—	—	—	—	—
Giles, Nancy	—	—	—	—	—	—
Arnett, Kenneth E	—	—	—	—	—	—
Young, George C & Gail V	—	—	—	—	—	—
O'Hara, E. Kieran & Clark, Evelyn	—	—	—	—	—	—
University Technology Corporation	—	—	—	—	—	—
Sherman, Christopher J	—	—	—	—	—	—
Li, Edith W.	—	—	—	—	—	—
Skelly, David W	—	—	—	—	—	—
Dessau, Daniel & Kathryn	—	—	—	—	—	—
Quinn, Norman J. III	—	—	—	—	—	—
Hirmes, Helene	—	—	—	—	—	—
Masterson, Hugh J	—	—	—	—	—	—
Gross, Howard W.	—	—	—	—	—	—
Wand, Anne-Michelle	—	—	—	—	—	—
Analysis Group Fund I, L.P.	—	—	—	1,000	18,182	100,000
Handschy, Mark A	—	—	—	—	—	—
Barton, Richard D	—	—	—	—	—	—
Spenner, Bruce F	—	—	—	—	—	—
Wright, Haviland	—	—	—	—	—	—
Lewis, Lloyd M	—	—	—	—	—	—
Clough, George E	—	—	—	—	—	—
Walba, David M	—	—	—	—	—	—
Clark, Noel	—	—	—	—	—	—
Walba, David M & Geneson, Cassandra	—	—	—	—	—	—
Walba, Jeffrey H.	—	—	—	—	—	—
Stuart III, L (Terry)	—	—	—	—	—	—
Xue, Jiuzhi	—	—	—	—	—	—
Cunningham, Jim D	—	—	—	—	—	—
Sissom, Bradley	—	—	—	—	—	—
Braun, Tim	—	—	—	—	—	—
Chase, Holden	—	—	—	—	—	—
Perry, Ann E.	—	—	—	—	—	—
Lloyd, Susan M	—	—	—	—	—	—
Banas, David	—	—	—	—	—	—
Doroski, David	—	—	—	—	—	—
Pattee, Alan M	—	—	—	—	—	—
Lahr, Heidi	—	—	—	—	—	—
Sontag, Patricia E	—	—	—	—	—	—
Pilz, Caren	—	—	—	—	—	—
McCurry, Ruth F	—	—	—	—	—	—
Cunningham, Jill D.	—	—	—	—	—	—
Ellis, Beth L	—	—	—	—	—	—
Malzbender, Rainer M	—	—	—	—	—	—
Mochizuki, Akihiro	—	—	—	—	—	—
Crouch, Robert G.	—	—	—	—	—	—
Clayton, Gail M	—	—	—	—	—	—
Evans, Nellie P.	—	—	—	—	—	—
McGraw, Stuart	—	—	—	—	—	—
Drabik, Tim	—	—	—	—	—	—
Her, Jin	—	—	—	—	—	—
Miller, Richard O	—	—	—	—	—	—
Jablonski, Dain A.	—	—	—	—	—	—
Papp, Richard	—	—	—	—	—	—
Hartman, Gregory N	—	—	—	—	—	—
Abbott, Thomas D	—	—	—	—	—	—
Nessler, Ray	—	—	—	—	—	—
Perlmutter, Stephen	—	—	—	—	—	—
Frisk, Jeffrey	—	—	—	—	—	—
Winkleman, Steven L	—	—	—	—	—	—

Name	Preferred Series B Convertible Stock	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**
DB Capital Partners SBIC, L.P.	100,000	1,406,470	10,000,000	—		2,714,252
Fleming US Discovery Fund III, L.P.	—	—	—	—		2,512,841
Fleming US Discovery Offshore Fund III, L.P.	—	—	—	—		403,295
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—		—
Hewlett Packard	24,219	340,633	2,421,900	—		340,633
Kingdon Offshore N.V.	80,414	1,130,999	8,041,400	—		2,111,835
Kingdon Partners, L.P.	33,299	468,340	3,329,900	—		572,959
Kingdon Associates, L.P.	19,480	273,980	1,948,000	—		496,308
Interwest Capital, Inc.	—	—	—	—		1,906,139
Century America LLC	—	—	—	—		791,815
JKB-Displaytech, LLC	—	—	—	—		484,572
Birchfield, Kermit J.	—	—	—	—		149,128
Birchfield, Guthrie K	—	—	—	—		7,215
Thomas Weisel Partners	—	—	—	—		—
Nissho	—	—	—	—		181,818
D.A. Davidson	—					84,388
DADCO Incorporated	—					70,323
Cadwalader	—	—	—	—		—
Transamerica	—	—	—	—		—
Tornga, Sondra	103	1,449	10,300	—		1,449
Poppe, Leszek	62	872	6,200	—		872
Wand, Sherri	55	774	5,500	—		774
Handschy, John R A & Pauline	50	703	5,000	—		703
Handschy, Mark A & Vernon, Terri H	50	703	5,000	—		703
Vernon, Leland H & Twila F	50	703	5,000	—		703
Pagano, Laura A	24	338	2,400	—		338
Radzihovsky, Leo & Pao, Lucy	23	323	2,300	—		323
Perry, James Elwood	20	281	2,000	—		281
Wand, Kay	20	281	2,000	—		281
Giles, Nancy	17	239	1,700	—		239
Arnett, Kenneth E	17	239	1,700	—		239
Young, George C & Gail V	15	211	1,500	—		211
O'Hara, E. Kieran & Clark, Evelyn	10	141	1,000	—		141
University Technology Corporation	10	141	1,000	—		141
Sherman, Christopher J	9	127	900	—		127
Li, Edith W.	7	98	700	—		98
Skelly, David W	7	98	700	—		98
Dessau, Daniel & Kathryn	4	56	400	—		56
Quinn, Norman J. III	4	56	400	—		56
Hirmes, Helene	3	42	300	—		42
Masterson, Hugh J	2	28	200	—		28
Gross, Howard W.	1	14	100	—		14
Wand, Anne-Michelle	1	14	100	—		14
Analysis Group Fund I, L.P.	—	—	—	—		18,182
Handschy, Mark A	5	70	500	—		70
Barton, Richard D	—	—	—	—		—
Spenner, Bruce F	—	—	—	—		—
Wright, Haviland	—	—	—	—		—
Lewis, Lloyd M	—	—	—	—		—
Clough, George E	21	295	2,100	—		295
Walba, David M	130	1,828	13,000	—		1,828
Clark, Noel	405	5,696	40,500	—		5,696
Walba, David M & Geneson, Cassandra	105	1,477	10,500	—		1,477
Walba, Jeffrey H.	90	1,266	9,000	—		1,266
Stuart III, L (Terry)	390	5,485	39,000	—		5,485
Xue, Jiuzhi	69	970	6,900	—		970
Cunningham, Jim D	134	1,885	13,400	—		1,885
Sissom, Bradley	118	1,660	11,800	—		1,660
Braun, Tim	117	1,646	11,700	—		1,646
Chase, Holden	10	141	1,000	—		141
Perry, Ann E.	81	1,139	8,100	—		1,139
Lloyd, Susan M	3	42	300	—		42
Banas, David	8	113	800	—		113
Doroski, David	55	774	5,500	—		774
Pattee, Alan M	12	169	1,200	—		169
Lahr, Heidi	44	619	4,400	—		619
Sontag, Patricia E	27	380	2,700	—		380
Pilz, Caren	25	352	2,500	—		352
McCurry, Ruth F	15	211	1,500	—		211
Cunningham, Jill D.	7	98	700	—		98
Ellis, Beth L	—	—	—	—		—
Malzbender, Rainer M	—	—	—	—		—
Mochizuki, Akihiro	—	—	—	—		—
Crouch, Robert G.	—	—	—	—		—
Clayton, Gail M	—	—	—	—		—
Evans, Nellie P.	—	—	—	—		—
McGraw, Stuart	—	—	—	—		—
Drabik, Tim	—	—	—	—		—
Her, Jin	—	—	—	—		—
Miller, Richard O	—	—	—	—		—
Jablonski, Dain A.	—	—	—	—		—
Papp, Richard	—	—	—	—		—
Hartman, Gregory N	—	—	—	—		—
Abbott, Thomas D	—	—	—	—		—
Nessler, Ray	—	—	—	—		—
Perlmutter, Stephen	—	—	—	—		—
Frisk, Jeffrey	—	—	—	—		—
Winkleman, Steven L	—	—	—	—		—

Name	% of Total Shares Stock Issued	No. of Warrents	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
DB Capital Partners SBIC, L.P.	21.07%	—	—	—	2,714,252	15.58%	Outside Investor
Fleming US Discovery Fund III, L.P.	19.51%	—	—	—	2,512,841	14.43%	Outside Investor
Fleming US Discovery Offshore Fund III, L.P.	3.13%	—	—	—	403,295	2.32%	Outside Investor
Hewlett Packard (Convertible Note)+Interest***	0.00%	—	—	—	2,435,455	13.98%	Outside Investor
Hewlett Packard	2.64%	11,532	—	—	352,165	2.02%	Outside Investor
Kingdon Offshore N.V.	16.39%	—	—	—	2,111,835	12.12%	Outside Investor
Kingdon Partners, L.P.	4.45%	—	—	—	572,959	3.29%	Outside Investor
Kingdon Associates, L.P.	3.85%	—	—	—	496,308	2.85%	Outside Investor
Interwest Capital, Inc.	14.80%	—	—	—	1,906,139	10.94%	Outside Investor
Century America LLC	6.15%	—	—	—	791,815	4.55%	Outside Investor
JKB-Displaytech, LLC	3.76%	—	—	—	484,572	2.78%	Outside Investor
Birchfield, Kermit J.	1.16%	—	20,000	258,750	169,128	0.97%	Outside Investor
Birchfield, Guthrie K	0.06%	—	—	—	7,215	0.04%	Outside Investor
Thomas Weisel Partners	0.00%	240,000	—	—	240,000	1.38%	Outside Investor
Nissho	1.41%	—	—	—	181,818	1.04%	Outside Investor
D.A. Davidson	0.66%	3,700	—	—	88,088	0.51%	Outside Investor
DADCO Incorporated	0.55%	—	—	—	70,323	0.40%	Outside Investor
Cadwalader	0.00%	34,091	—	—	34,091	0.20%	Outside Investor
Transamerica	0.00%	16,667	—	—	16,667	0.10%	Outside Investor
Tornga, Sondra	0.01%	—	—	—	1,449	0.01%	Outside Investor
Poppe, Leszek	0.01%	—	—	—	872	0.01%	Outside Investor
Wand, Sherri	0.01%	—	—	—	774	0.00%	Outside Investor
Handschy, John R A & Pauline	0.01%	—	—	—	703	0.00%	Outside Investor
Handschy, Mark A & Vernon, Terri H	0.01%	—	—	—	703	0.00%	Outside Investor
Vernon, Leland H & Twila F	0.01%	—	—	—	703	0.00%	Outside Investor
Pagano, Laura A	0.00%	—	—	—	338	0.00%	Outside Investor
Radzihovsky, Leo & Pao, Lucy	0.00%	—	—	—	323	0.00%	Outside Investor
Perry, James Elwood	0.00%	—	—	—	281	0.00%	Outside Investor
Wand, Kay	0.00%	—	—	—	281	0.00%	Outside Investor
Giles, Nancy	0.00%	—	—	—	239	0.00%	Outside Investor
Arnett, Kenneth E	0.00%	—	—	—	239	0.00%	Outside Investor
Young, George C & Gail V	0.00%	—	—	—	211	0.00%	Outside Investor
O'Hara, E. Kieran & Clark, Evelyn	0.00%	—	—	—	141	0.00%	Outside Investor
University Technology Corporation	0.00%	—	—	—	141	0.00%	Outside Investor
Sherman, Christopher J	0.00%	—	—	—	127	0.00%	Outside Investor
Li, Edith W.	0.00%	—	—	—	98	0.00%	Outside Investor
Skelly, David W	0.00%	—	—	—	98	0.00%	Outside Investor
Dessau, Daniel & Kathryn	0.00%	—	—	—	56	0.00%	Outside Investor
Quinn, Norman J. III	0.00%	—	—	—	56	0.00%	Outside Investor
Hirmes, Helene	0.00%	—	—	—	42	0.00%	Outside Investor
Masterson, Hugh J	0.00%	—	—	—	28	0.00%	Outside Investor
Gross, Howard W.	0.00%	—	—	—	14	0.00%	Outside Investor
Wand, Anne-Michelle	0.00%	—	—	—	14	0.00%	Outside Investor
Analysis Group Fund I, L.P.	0.14%	—	—	—	18,182	0.10%	Outside Investor
Handschy, Mark A	0.00%	—	262,525	1,819,978	262,595	1.51%	Management
Barton, Richard D	0.00%	—	218,500	1,458,250	218,500	1.25%	Management
Spenner, Bruce F	0.00%	—	210,000	1,895,000	210,000	1.21%	Management
Wright, Haviland	0.00%	—	210,000	1,860,000	210,000	1.21%	Management
Lewis, Lloyd M	0.00%	—	95,500	591,750	95,500	0.55%	Management
Clough, George E	0.00%	—	118,143	873,957	118,438	0.68%	Management
Walba, David M	0.01%	—	30,000	292,500	31,828	0.18%	Founder
Clark, Noel	0.04%	—	20,000	170,000	25,696	0.15%	Founder
Walba, David M & Geneson, Cassandra	0.01%	—	—	—	1,477	0.01%	Founder
Walba, Jeffrey H.	0.01%	—	—	—	1,266	0.01%	Founder
Stuart III, L (Terry)	0.04%	—	—	—	5,485	0.03%	Employee, terminated
Xue, Jiuzhi	0.01%	—	4,000	34,000	4,970	0.03%	Employee, terminated
Cunningham, Jim D	0.01%	—	—	—	1,885	0.01%	Employee, terminated
Sissom, Bradley	0.01%	—	—	—	1,660	0.01%	Employee, terminated
Braun, Tim	0.01%	—	—	—	1,646	0.01%	Employee, terminated
Chase, Holden	0.00%	—	1,042	8,854	1,182	0.01%	Employee, terminated
Perry, Ann E.	0.01%	—	—	—	1,139	0.01%	Employee, terminated
Lloyd, Susan M	0.00%	—	896	7,615	938	0.01%	Employee, terminated
Banas, David	0.00%	—	813	6,906	925	0.01%	Employee, terminated
Doroski, David	0.01%	—	—	—	774	0.00%	Employee, terminated
Pattee, Alan M	0.00%	—	531	4,516	700	0.00%	Employee, terminated
Lahr, Heidi	0.00%	—	—	—	619	0.00%	Employee, terminated
Sontag, Patricia E	0.00%	—	—	—	380	0.00%	Employee, terminated
Pilz, Caren	0.00%	—	—	—	352	0.00%	Employee, terminated
McCurry, Ruth F	0.00%	—	—	—	211	0.00%	Employee, terminated
Cunningham, Jill D.	0.00%	—	—	—	98	0.00%	Employee, terminated
Ellis, Beth L	0.00%	—	30,000	255,000	30,000	0.17%	Employee, terminated
Malzbender, Rainer M	0.00%	—	13,312	73,219	13,312	0.08%	Employee, terminated
Mochizuki, Akihiro	0.00%	—	11,500	63,250	11,500	0.07%	Employee, terminated
Crouch, Robert G.	0.00%	—	4,167	125,000	4,167	0.02%	Employee, terminated
Clayton, Gail M	0.00%	—	3,625	19,938	3,625	0.02%	Employee, terminated
Evans, Nellie P.	0.00%	—	2,771	31,165	2,771	0.02%	Employee, terminated
McGraw, Stuart	0.00%	—	2,175	11,963	2,175	0.01%	Employee, terminated
Drabik, Tim	0.00%	—	1,889	1,889	1,889	0.01%	Employee, terminated
Her, Jin	0.00%	—	1,778	241,466	1,778	0.01%	Employee, terminated
Miller, Richard O	0.00%	—	1,698	25,470	1,698	0.01%	Employee, terminated
Jablonski, Dain A.	0.00%	—	1,163	6,394	1,163	0.01%	Employee, terminated
Papp, Richard	0.00%	—	729	10,938	729	0.00%	Employee, terminated
Hartman, Gregory N	0.00%	—	500	4,250	500	0.00%	Employee, terminated
Abbott, Thomas D	0.00%	—	7,188	88,047	7,188	0.04%	Employee, terminated
Nessler, Ray	0.00%	—	4,917	73,750	4,917	0.03%	Employee, terminated
Perlmutter, Stephen	0.00%	—	3,000	25,500	3,000	0.02%	Employee, terminated
Frisk, Jeffrey	0.00%	—	2,677	38,781	2,677	0.02%	Employee, terminated
Winkleman, Steven L	0.00%	—	2,417	23,250	2,417	0.01%	Employee, terminated

Name	Preferred Series E-2 Stock	Perferred Series E-2 Stock Purchase Price	Preferred Series E-1 Stock	Perferred Series E- 1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E- D Pro Forma on an as converted basis of $5.50	Perferred Series E- D Convertible Stock Purchase Price
Crandall, Charles	—	—	—	—	—	—	—
Gough, Neil	—	—	—	—	—	—	—
Phillips, Wayne G	—	—	—	—	—	—	—
Gerhardt, Thomas J.	—	—	—	—	—	—	—
Counihan, Kevin	—	—	—	—	—	—	—
Shoffner, Gregory D	—	—	—	—	—	—	—
Goranson, Kelly J	—	—	—	—	—	—	—
Langwell, Benjamin T	—	—	—	—	—	—	—
(Johnson) Wright, Angie A	—	—	—	—	—	—	—
Harmon, Roxana J	—	—	—	—	—	—	—
Chang, Tiee-Yuh (Tammy)	—	—	—	—	—	—	—
Martinez, Linda R	—	—	—	—	—	—	—
King, Jennifer M	—	—	—	—	—	—	—
Gallentine, Delores R	—	—	—	—	—	—	—
Artigliere, Anthony	—	—	—	—	—	—	—
Wand, Michael D	—	—	—	—	—	—	—
O'Callaghan, Michael J	—	—	—	—	—	—	—
Thurmes, William N	—	—	—	—	—	—	—
Vohra, Rohini T	—	—	—	—	—	—	—
Meadows, Michael R & McCormick,	—	—	—	—	—	—	—
Regina A
Meadows, Michael R	—	—	—	—	—	—	—
Wieseler, Todd G.	—	—	—	—	—	—	—
Skaare, David K	—	—	—	—	—	—	—
Berliner, Christopher J	—	—	—	—	—	—	—
Huffman, William	—	—	—	—	—	—	—
Taylor, James	—	—	—	—	—	—	—
Jagemalm, Pontus A.	—	—	—	—	—	—	—
Reinhard, Steven	—	—	—	—	—	—	—
Yee, Michael	—	—	—	—	—	—	—
McConahy, Brian	—	—	—	—	—	—	—
Low, Chin Chor	—	—	—	—	—	—	—
More, Kundalika M	—	—	—	—	—	—	—
Ferguson, Rachel	—	—	—	—	—	—	—
Lewis, Susan M	—	—	—	—	—	—	—
Parghi, Deven	—	—	—	—	—	—	—
Dallas, James	—	—	—	—	—	—	—
Larsen, Per	—	—	—	—	—	—	—
Walker, Christopher	—	—	—	—	—	—	—
O'Neill, Matthew B	—	—	—	—	—	—	—
Harmes, Benjamin L	—	—	—	—	—	—	—
Lundie, Gregory P	—	—	—	—	—	—	—
Koprowski, Brian C	—	—	—	—	—	—	—
Yang, Su	—	—	—	—	—	—	—
O'Donnell, Patrick	—	—	—	—	—	—	—
Elquest, Douglas K	—	—	—	—	—	—	—
Goranson, Pamela J	—	—	—	—	—	—	—
Keene, Julie	—	—	—	—	—	—	—
Shiba, Eitoku	—	—	—	—	—	—	—
Jordan, Belinda	—	—	—	—	—	—	—
Feddersen, Jody M	—	—	—	—	—	—	—
Arno, Erin	—	—	—	—	—	—	—
Cohn, Sarah J	—	—	—	—	—	—	—
Diehl, Melissa	—	—	—	—	—	—	—
Hokin, Richard	—	—	—	—	—	—	—
Swanson, Stanley R.	—	—	—	—	—	—	—
Dozier, Glenn	—	—	—	—	—	—	—
Weinberger, David	—	—	—	—	—	—	—
Kostanecki, Andrew T.	—	—	—	—	—	—	—
Everets, John	—	—	—	—	—	—	—
McLean, Roger	—	—	—	—	—	—	—
Gaalema, Stephen	—	—	—	—	—	—	—
Eppner, Gerald A.	—	—	—	—	—	—	—
Black Forest Engineering,	—	—	—	—	—	—	—
Zadow, Jerry	—	—	—	—	—	—	—
Ward, David	—	—	—	—	—	—	—
Lane, William Kerry	—	—	—	—	—	—	—

	—	—	40,096	4,009,600	175,785	3,196,091	17,578,500

	—	—	40,096.0000	4,009,600.0000	175,785.0000	3,196,090.9091	17,578,500.0000

Name	Preferred Series E-B Convertible Stock	Perferred Series E- B Pro Forma on an as converted basis of $7.11	Perferred Series E- B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price
Crandall, Charles	—	—	—	—	—	—
Gough, Neil	—	—	—	—	—	—
Phillips, Wayne G	—	—	—	—	—	—
Gerhardt, Thomas J.	—	—	—	—	—	—
Counihan, Kevin	—	—	—	—	—	—
Shoffner, Gregory D	—	—	—	—	—	—
Goranson, Kelly J	—	—	—	—	—	—
Langwell, Benjamin T	—	—	—	—	—	—
(Johnson) Wright, Angie A	—	—	—	—	—	—
Harmon, Roxana J	—	—	—	—	—	—
Chang, Tiee-Yuh (Tammy)	—	—	—	—	—	—
Martinez, Linda R	—	—	—	—	—	—
King, Jennifer M	—	—	—	—	—	—
Gallentine, Delores R	—	—	—	—	—	—
Artigliere, Anthony	—	—	—	—	—	—
Wand, Michael D	—	—	—	—	—	—
O'Callaghan, Michael J	—	—	—	—	—	—
Thurmes, William N	—	—	—	—	—	—
Vohra, Rohini T	—	—	—	—	—	—
Meadows, Michael R & McCormick,	—	—	—	—	—	—
Regina A
Meadows, Michael R	—	—	—	—	—	—
Wieseler, Todd G.	—	—	—	—	—	—
Skaare, David K	—	—	—	—	—	—
Berliner, Christopher J	—	—	—	—	—	—
Huffman, William	—	—	—	—	—	—
Taylor, James	—	—	—	—	—	—
Jagemalm, Pontus A.	—	—	—	—	—	—
Reinhard, Steven	—	—	—	—	—	—
Yee, Michael	—	—	—	—	—	—
McConahy, Brian	—	—	—	—	—	—
Low, Chin Chor	—	—	—	—	—	—
More, Kundalika M	—	—	—	—	—	—
Ferguson, Rachel	—	—	—	—	—	—
Lewis, Susan M	—	—	—	—	—	—
Parghi, Deven	—	—	—	—	—	—
Dallas, James	—	—	—	—	—	—
Larsen, Per	—	—	—	—	—	—
Walker, Christopher	—	—	—	—	—	—
O'Neill, Matthew B	—	—	—	—	—	—
Harmes, Benjamin L	—	—	—	—	—	—
Lundie, Gregory P	—	—	—	—	—	—
Koprowski, Brian C	—	—	—	—	—	—
Yang, Su	—	—	—	—	—	—
O'Donnell, Patrick	—	—	—	—	—	—
Elquest, Douglas K	—	—	—	—	—	—
Goranson, Pamela J	—	—	—	—	—	—
Keene, Julie	—	—	—	—	—	—
Shiba, Eitoku	—	—	—	—	—	—
Jordan, Belinda	—	—	—	—	—	—
Feddersen, Jody M	—	—	—	—	—	—
Arno, Erin	—	—	—	—	—	—
Cohn, Sarah J	—	—	—	—	—	—
Diehl, Melissa	—	—	—	—	—	—
Hokin, Richard	—	—	—	—	—	—
Swanson, Stanley R.	—	—	—	—	—	—
Dozier, Glenn	—	—	—	—	—	—
Weinberger, David	—	—	—	—	—	—
Kostanecki, Andrew T.	—	—	—	—	—	—
Everets, John	—	—	—	—	—	—
McLean, Roger	—	—	—	—	—	—
Gaalema, Stephen	—	—	—	—	—	—
Eppner, Gerald A.	—	—	—	—	—	—
Black Forest Engineering,	—	—	—	—	—	—
Zadow, Jerry	—	—	—	—	—	—
Ward, David	—	—	—	—	—	—
Lane, William Kerry	—	—	—	—	—	—

	225,638	3,173,528	22,563,792	154,856	2,815,564	15,485,600

	225,638.0000	3,173,528.4402	22,563,792.0000	154,856.0000	2,815,563.6364	15,485,600.0000

Name	Preferred Series B Convertible Stock	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock Purchase Price	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**
Crandall, Charles	3	42	300	—		42
Gough, Neil	—	—	—	—		—
Phillips, Wayne G	—	—	—	—		—
Gerhardt, Thomas J.	—	—	—	—		—
Counihan, Kevin	—	—	—	—		—
Shoffner, Gregory D	—	—	—	—		—
Goranson, Kelly J	—	—	—	—		—
Langwell, Benjamin T	—	—	—	—		—
(Johnson) Wright, Angie A	—	—	—	—		—
Harmon, Roxana J	—	—	—	—		—
Chang, Tiee-Yuh (Tammy)	—	—	—	—		—
Martinez, Linda R	—	—	—	—		—
King, Jennifer M	—	—	—	—		—
Gallentine, Delores R	—	—	—	—		—
Artigliere, Anthony	—	—	—	—		—
Wand, Michael D	55	774	5,500	—		774
O'Callaghan, Michael J	8	113	800	—		113
Thurmes, William N	10	141	1,000	—		141
Vohra, Rohini T	10	141	1,000	—		141
Meadows, Michael R & McCormick, Regina A	110	1,547	11,000	—		1,547
Meadows, Michael R	8	113	800	—		113
Wieseler, Todd G.	—	—	—	—		—
Skaare, David K	—	—	—	—		—
Berliner, Christopher J	—	—	—	—		—
Huffman, William	—	—	—	—		—
Taylor, James	—	—	—	—		—
Jagemalm, Pontus A.	—	—	—	—		—
Reinhard, Steven	—	—	—	—		—
Yee, Michael	—	—	—	—		—
McConahy, Brian	—	—	—	—		—
Low, Chin Chor	—	—	—	—		—
More, Kundalika M	—	—	—	242	266.20	242
Ferguson, Rachel	—	—	—	—		—
Lewis, Susan M	—	—	—	—		—
Parghi, Deven	—	—	—	—		—
Dallas, James	—	—	—	—		—
Larsen, Per	—	—	—	—		—
Walker, Christopher	—	—	—	—		—
O'Neill, Matthew B	—	—	—	—		—
Harmes, Benjamin L	—	—	—	—		—
Lundie, Gregory P	—	—	—	—		—
Koprowski, Brian C	—	—	—	—		—
Yang, Su	—	—	—	—		—
O'Donnell, Patrick	—	—	—	—		—
Elquest, Douglas K	—	—	—	—		—
Goranson, Pamela J	—	—	—	—		—
Keene, Julie	—	—	—	—		—
Shiba, Eitoku	—	—	—	—		—
Jordan, Belinda	—	—	—	—		—
Feddersen, Jody M	—	—	—	—		—
Arno, Erin	—	—	—	—		—
Cohn, Sarah J	—	—	—	—		—
Diehl, Melissa	—	—	—	—		—
Hokin, Richard	—	—	—	—		—
Swanson, Stanley R.	—	—	—	—		—
Dozier, Glenn	—	—	—	—		—
Weinberger, David	—	—	—	—		—
Kostanecki, Andrew T.	—	—	—	—		—
Everets, John	—	—	—	—		—
McLean, Roger	—	—	—	—		—
Gaalema, Stephen	—	—	—	—		—
Eppner, Gerald A.	—	—	—	—		—
Black Forest Engineering,	—	—	—	—		—
Zadow, Jerry	—	—	—	—		—
Ward, David	—	—	—	—		—
Lane, William Kerry	—	—	—	—		—

	260,051	3,657,539	26,005,100	242	266.20	12,883,060

	260,051.0000	3,657,538.6779	26,005,100.0000	242.0000	266.2000	12,883,059.6636

Name	% of Total Shares Stock Issued	No. of Warrents	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
Crandall, Charles	0.00%	—	2,250	19,125	2,292	0.01%	Employee, terminated
Gough, Neil	0.00%	—	1,438	43,125	1,438	0.01%	Employee, terminated
Phillips, Wayne G	0.00%	—	1,188	17,813	1,188	0.01%	Employee, terminated
Gerhardt, Thomas J.	0.00%	—	1,000	30,000	1,000	0.01%	Employee, terminated
Counihan, Kevin	0.00%	—	883	8,050	883	0.01%	Employee, terminated
Shoffner, Gregory D	0.00%	—	771	11,562	771	0.00%	Employee, terminated
Goranson, Kelly J	0.00%	—	500	4,250	500	0.00%	Employee, terminated
Langwell, Benjamin T	0.00%	—	479	14,375	479	0.00%	Employee, terminated
(Johnson) Wright, Angie A	0.00%	—	464	6,267	464	0.00%	Employee, terminated
Harmon, Roxana J	0.00%	—	448	6,719	448	0.00%	Employee, terminated
Chang, Tiee-Yuh (Tammy)	0.00%	—	365	8,750	365	0.00%	Employee, terminated
Martinez, Linda R	0.00%	—	147	3,520	147	0.00%	Employee, terminated
King, Jennifer M	0.00%	—	131	3,935	131	0.00%	Employee, terminated
Gallentine, Delores R	0.00%	—	110	3,308	110	0.00%	Employee, terminated
Artigliere, Anthony	0.00%	—	4,000	49,000	4,000	0.02%	Employee, terminated
Wand, Michael D	0.01%	—	68,000	538,375	68,774	0.39%	Outside Investor
O'Callaghan, Michael J	0.00%	—	16,511	122,037	16,624	0.10%	Outside Investor
Thurmes, William N	0.00%	—	15,685	97,567	15,826	0.09%	Outside Investor
Vohra, Rohini T	0.00%	—	9,295	59,674	9,436	0.05%	Outside Investor
Meadows, Michael R & McCormick, Regina A	0.01%	—	—	—	1,547	0.01%	Employee
Meadows, Michael R	0.00%	—	28,510	207,036	28,623	0.16%	Employee
Wieseler, Todd G.	0.00%	—	28,000	399,000	28,000	0.16%	Employee
Skaare, David K	0.00%	—	19,000	227,000	19,000	0.11%	Employee
Berliner, Christopher J	0.00%	—	17,000	135,825	17,000	0.10%	Employee
Huffman, William	0.00%	—	16,000	145,000	16,000	0.09%	Employee
Taylor, James	0.00%	—	13,000	71,500	13,000	0.07%	Employee
Jagemalm, Pontus A.	0.00%	—	11,750	125,875	11,750	0.07%	Employee
Reinhard, Steven	0.00%	—	10,500	57,750	10,500	0.06%	Employee
Yee, Michael	0.00%	—	10,500	106,750	10,500	0.06%	Employee
McConahy, Brian	0.00%	—	10,250	70,625	10,250	0.06%	Employee
Low, Chin Chor	0.00%	—	10,000	104,000	10,000	0.06%	Employee
More, Kundalika M	0.00%	—	9,584	54,967	9,826	0.06%	Employee
Ferguson, Rachel	0.00%	—	9,500	70,750	9,500	0.05%	Employee
Lewis, Susan M	0.00%	—	9,500	107,750	9,500	0.05%	Employee
Parghi, Deven	0.00%	—	9,500	52,250	9,500	0.05%	Employee
Dallas, James	0.00%	—	9,375	60,688	9,375	0.05%	Employee
Larsen, Per	0.00%	—	9,375	63,438	9,375	0.05%	Employee
Walker, Christopher	0.00%	—	9,350	58,600	9,350	0.05%	Employee
O'Neill, Matthew B	0.00%	—	8,575	57,138	8,575	0.05%	Employee
Harmes, Benjamin L	0.00%	—	8,500	56,250	8,500	0.05%	Employee
Lundie, Gregory P	0.00%	—	8,500	65,250	8,500	0.05%	Employee
Koprowski, Brian C	0.00%	—	8,125	58,563	8,125	0.05%	Employee
Yang, Su	0.00%	—	7,625	49,063	7,625	0.04%	Employee
O'Donnell, Patrick	0.00%	—	7,000	38,500	7,000	0.04%	Employee
Elquest, Douglas K	0.00%	—	6,500	45,250	6,500	0.04%	Employee
Goranson, Pamela J	0.00%	—	6,307	37,048	6,307	0.04%	Employee
Keene, Julie	0.00%	—	5,569	35,056	5,569	0.03%	Employee
Shiba, Eitoku	0.00%	—	5,500	39,750	5,500	0.03%	Employee
Jordan, Belinda	0.00%	—	4,750	35,375	4,750	0.03%	Employee
Feddersen, Jody M	0.00%	—	4,375	28,688	4,375	0.03%	Employee
Arno, Erin	0.00%	—	4,250	35,625	4,250	0.02%	Employee
Cohn, Sarah J	0.00%	—	3,375	23,188	3,375	0.02%	Employee
Diehl, Melissa	0.00%	—	3,250	22,625	3,250	0.02%	Employee
Hokin, Richard	0.00%	—	17,500	221,250	17,500	0.10%	Director
Swanson, Stanley R.	0.00%	—	10,366	10,366	10,366	0.06%	Consultant
Dozier, Glenn	0.00%	—	5,000	33,000	5,000	0.03%	Consultant
Weinberger, David	0.00%	—	4,750	71,250	4,750	0.03%	Consultant
Kostanecki, Andrew T.	0.00%	—	3,060	3,060	3,060	0.02%	Consultant
Everets, John	0.00%	—	2,000	24,500	2,000	0.01%	Consultant
McLean, Roger	0.00%	—	1,762	1,762	1,762	0.01%	Consultant
Gaalema, Stephen	0.00%	—	1,500	1,500	1,500	0.01%	Consultant
Eppner, Gerald A.	0.00%	—	1,000	15,000	1,000	0.01%	Consultant
Black Forest Engineering,	0.00%	—	750	750	750	0.00%	Consultant
Zadow, Jerry	0.00%	—	679	679	679	0.00%	Consultant
Ward, David	0.00%	—	500	500	500	0.00%	Consultant
Lane, William Kerry	0.00%	—	50	50	50	0.00%	Consultant

	100.00%	305,990	1,792,929	14,578,630	17,417,433	100.00%

	1.0000	305,990.0000	1,792,929.0000	14,578,629.9852	17,417,433.2091	1.0000

**
Preferred Series E-2 and E-1 shares are included based on number of preferred shares issued, all other Preferred Series stock is included on a common share equivalent basis.

***
HP Convertible Note plus interest is calculated as of 2/10/03

SCHEDULE 4.12(a)

Summary Table

Owned and Licensed US Patents	61	Owned and Licensed US Patent Applications	31
Owned and Licensed Foreign Patents	12	Owned and Licensed Foreign Patent Applications	20
TOTAL	73	TOTAL	51

Displaytech Owned US Patents

Patent No.	Title	Issue Date	Expires
6,426,783	Continuously Viewable DC-Field Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	7/30/02	2/18/18
6,413,448	Cyclo-hexyl- and Cyclohexynl-substituted Liquid Crystals with Low Birefringence	7/20/02	4/26/19
6,369,933	Optical Correlator Having Multiple Active Components Formed on a Single	4/9/02	12/18/19
6,359,723	Optics Arrangements Including Light Source Arrangements for an Active Matrix Crystal Image Generator	3/19/02	12/12/14
6,317,112	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/13/01	12/22/14
6,310,664	Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	10/30/01	2/18/18
6,247,037	Optical Correlator Having Multiple Active Components Formed on a Single Integrated Circuit	6/12/01	1/28/19
6,195,136	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/27/01	12/12/14
6,144,421	Continuously Viewable, DC-Field Balanced Reflective, Ferroelectric Liquid Crystal Image Generator	11/7/00	2/18/18
6,139,771	Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	10/31/00	4/4/17
6,100,945	Compensator Arrangements for a Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Display System	8/8/00	2/18/18
6,075,577	Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	6/13/00	2/18/18
6,038,005	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	3/14/00	12/22/14
6,025,890	Beam Splitter Element Including a Beam Splitting Layer and a Polarizing Layer for use in a Light Polarization Modulating Display System	2/15/00	2/20/18
6,016,173	Optics Arrangement Including a Compensator Cell and Static Wave Plate For a Continuously Viewable, Reflection Mode, Ferroelectric Liquid Crystal Spatial Light Modulating System	1/18/00	2/18/18
5,900,976	Display System including a Polarizing Beam Splitter	5/4/99	2/20/18
5,866,036	High Tilt Ferroelectric Liquid Crystal Compounds and Compositions	2/2/99	2/2/16
5,808,800	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	9/15/98	9/15/15
5,757,348	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	5/26/98	5/26/15

5,753,139	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	5/19/98	5/19/15
5,748,164	Active Matrix Liquid Crystal Image Generator	5/5/98	5/5/15
5,694,147	Liquid Crystal Integrated Circuit Display Including an Arrangement for Maintaining the Liquid Crystal at a Controlled Temperature	12/2/97	4/14/15
5,626,792	High Birefringence Liquid Crystal Compounds	5/6/97	9/6/14
5,596,451(1)	Miniature Image Generator Including Optics Arrangement	1/21/97	1/30/15
5,585,036	Liquid Crystal Compounds Containing Chiral 2-Halo-2-Methyl Ether and Ester Tails	12/17/96	12/17/13
5,552,916	Diffractive Light Modulator	9/3/96	9/3/13
5,539,555(2)	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	7/23/96	7/23/13
5,523,864	Analog Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	6/4/96	1/26/14
5,500,748(3)	Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	3/19/96	1/26/14
5,457,235	Halogenated Diphenyldiacetylene Liquid Crystals	10/10/95	10/10/12
5,453,218	Liquid Crystal Compounds Containing Chiral 2-Halo-2 Methyl Alkoxy Tails	9/26/95	9/26/12
5,422,037	Ferroelectric Liquid Crystal Compounds Containing Halogenated Cores and Chiral Haloalkoxy Tail Units	6/6/95	6/6/12
5,380,460	Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	1/10/95	1/10/12
RE 34,726	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	9/13/94	7/14/09
5,347,378	Fast Switching Color Filters for Frame-Sequential Video Using Ferroelectric Liquid Crystal Color-Selective Filters	9/13/94	9/13/11
5,271,864	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/21/93	8/7/12
5,182,665	Diffractive Light Modulator	1/26/93	9/7/10
5,180,520(4)	Ferroelectric Liquid Crystal Compositions Containing Halogenated Cores and Chiral Halogenated Cores and Chiral Haloalkoxy Tail Units	1/19/93	1/19/10
5,178,791	Halogenated Diphenyldiacetylene Liquid Crystals	1/12/93	3/11/11
5,178,445(5)	Optically Addressed Spatial Light Modulator	1/12/93	1/12/10
5,167,855(4)	Ferroelectric Liquid Crystal Compositions Chiral Haloalkoxyl Tail Units	12/1/92	12/1/09
5,061,814	High Tilt Ferroelectric Liquid Crystal Compounds and Compositions	10/29/91	6/1/09
5,051,506	Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	9/24/91	9/24/08
4,813,771	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	3/21/89	10/15/07

(1)
jointly owned by Displaytech, Inc. and Martin Shenker Optical Design, Inc.

(2)
jointly owned by Displaytech, Inc. and Hoechst Aktiengesellschaft (with bilateral restrictions on field of use based on display size; Displaytech has exclusive right to displays with an active area of 10 cm. or less in diameter, Hoechst has exclusive right to displays with an active area greater than 10 cm. in diameter)

(3)
jointly owned by Displaytech, Inc. and Stephen D. Gaalema

(4)
owned solely by Displaytech, Inc.; assignee data on patent cover sheet is incorrect

(5)
jointly owned by Displaytech, Inc. and University of Colorado Foundation (assignment not recorded at PTO)

SCHEDULE 4.12(a)

Displaytech Owned Foreign Patents

Country	Patent No.	Title	Issue Date	Expires
Canada	1,299,721	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	4/28/92	4/28/09
Germany	69109680	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Japan	2868774	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	12/25/98	10/14/08
Japan	3124772	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	10/27/00	7/22/11
Korea	184,242	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	12/17/98	7/22/11
Korea	261,354	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	4/18/00	2/6/13
Korea	283,163	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/6/00	8/6/13
Sweden	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Sweden	515 705	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	9/24/01	2/5/13
United Kingdom	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
United Kingdom	2 263 982	Ferroelectric Liquid Crystals	2/28/96	1/29/13
Canada	2,087,592	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	4/16/02	7/22/11

Displaytech Owned Pending US Patent Applications

App. No.	Title	Date Filed
08/953,613	Methods and Arrangements for Using an Analog Signal to Provide Gray Scale on a Binary Pixel	10/17/97
09/045,247	Active Matrix Liquid Crystal Image Generator	3/20/98
09/313,227	RGB Illuminator with Calibration via Single Detector Servo	5/17/99
09/388,249	Non-DC-Balanced Drive Scheme for Liquid Crystal Device	9/1/99
[*****]
09/604,524	Methods and Arrangements for Improving Contrast in FLC Devices	6/27/00
09/639,500	Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	8/11/00
09/653,437	Ferroelectric Liquid Crystal Devices Using Materials with a deVries Smectic A Phase	9/1/00
09/706,553	Efficient Method of Manufacturing Liquid Crystal Devices	11/2/00
09/718,843	Multi-State Light Modulator with Non-Zero Response Time and Linear Gray Scale	11/22/00
09/754,033	Alkyl Silane Liquid Crystal Compounds	1/3/01
09/753,749	Liquid Crystal Compounds Having a Silane Tail with a Perfluoroalkyl Terminal Portion	1/3/01
09/754,034	Liquid Crystalline Materials Containing Perfluoroalkyl and Alkenyl Tails	1/3/01
09/817,809	Subpixellated Reflective Microdisplays	3/14/01
09/809,741	DC-Balanced and Non-DC-Balanced Drive Schemes for Liquid Crystal Device	3/14/01
09/809,998	Data Scheduling with Banks in Reflective Microdisplays	3/14/01
09/828,295	Ferroelectric Liquid Crystal Infrared Chopper	4/6/01
09/854,181	Partially Fluorinated Liquid Crystal Materials	5/11/01
09/885,862	Bookshelf Liquid Crystal Materials and Devices	6/20/01
[*****]
[*****]
[*****]
09/992,097	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/5/01
09/989,976	Dual Mode Near-Eye and Projection Display System	11/20/01
[*****]
10/067,516	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/4/02
[*****]

Displaytech Owned Pending Foreign Patent Applications

Date Filed	App. No.	Country	Title
7/22/91	2,087,592	Canada	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units
2/05/93	9300375-4	China	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/05/93	43 03 335.0	Germany	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	2088934	Canada	High Contrast Distorted Helix Effect Electro-Optic Devices Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	5-20412	Japan	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
8/04/93	5-193688	Japan	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them
12/14/95	95943444.0	Europe	Active Matrix Liquid Crystal Image Generator
2/17/99	2,321,252	Canada	Image Generating System
2/17/99	99909497.2	Europe	Image Generating System
2/17/99	2000-532773	Japan	Image Generating System
2/17/99	01100431.6	Hong Kong	Image Generating System
2/17/99	10-2000-7008981	Korea	Image Generating System
8/29/00	PCT/US00/23645	PCT	Liquid Crystal Operation
8/31/01	PCT/US01/27182	PCT	Partially Fluorinated Liquid Crystal Materials
11/20/01	PCT/US01/	PCT	Dual Mode Near-Eye and Projection Display System
11/21/01	PCT/US01/	PCT	Modulation Algorithm for Light Modulator

Patents Licensed from Clark and Lagerwall

Country	Patent No.	Title	Issue Date	Expires
United States	RE 34,942	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC molecules at Omega (Alpha) from Normal to the Means	5/16/95	6/20/06
United States	RE 34,949	Surface Stabilized Ferroelectric Liquid Crystal Devices	5/23/95	9/25/07
United States	RE 34,950	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC Molecules at Omega (alpha) from Normal to the Means	5/23/95	3/21/06
United States	RE 34,966	Surface Stabilized Ferroelectric Liquid Crystal Devices with LC Molecules Aligned at Angle Omega (Alpha) from Normal to Substrates	6/13/95	1/7/03
United States	RE 34,967	Surface Stabilized Ferroelectric Liquid Crystal Devices with Plural Orientation States of Different Colors or Separated by Domain Walls	6/13/95	7/13/10
United States	RE 34,973	Surface Stabilized Ferroelectric Liquid Crystal Devices with Total Reflection in One State and Transmission in Another State	6/20/95	1/28/09
United States	5,555,111	Surface Stabilized Ferroelectric Liquid Crystal Devices with Dielectric Torques Greater Than Ferroelectric Torques	9/10/96	3/21/06
United States	5,555,117	Surface Stabilized Ferroelectric Liquid Crystal Devices	9/10/96	9/10/13

Patents Licensed from University Research Corp

Patent No.	Title	Issue Date	Expires
5,168,381	Smectic Liquid Crystal Devices Using SSFLC and Electroclinic Effect Based Cells	12/1/92	12/1/09
5,178,793	Ferroelectric Liquid Crystal Compounds and Compositions	1/12/93	1/12/10
5,543,078	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/6/96	8/6/13
5,596,434	Self-Assembled Monolayers for Liquid Crystal Alignment	1/21/97	1/21/14
5,637,256	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	6/10/97	6/10/14
5,658,493	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/19/97	8/19/14

US Patents Licensed from Georgia Tech Research Corp

Patent No.	Title	Issue Date	Expires
6,141,072	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/31/00	4/2/18
6,469,761	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/22/02	4/2/18

US Patent Applications Licensed from Georgia Tech Research Corp

App. No.	Title	Date Filed
09/669,180	System and Method for Efficient Manufacturing of Liquid Crystal Displays	9/25/00

Foreign Patent Applications Licensed from Georgia Tech Research Corp

Priority Date	App. No.	Country	Title
4/3/98	Not yet Avail	Japan	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	98915254.1	Europe	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	2,285,924	Canada	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	10-1999-7009012	S. Korea	System and Method for Efficient Manufacturing of Liquid Crystal Displays

US Patents Licensed from Agilent Technologies, Inc.

Patent No.	Title	Issue Date	Expires
6,249,269	Analog Pixel Driver Circuit for an Electro-Optical Material-Based Display Device	6/19/01	4/30/18

US Patent Applications Licensed from Agilent Technologies, Inc.

Title
Electro-Optical Material-Based Display Device Having Analog Pixel Drivers
[*****]
[*****]

AMENDED AND RESTATED
CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

DISPLAYTECH, INC.

CONVERTIBLE NOTE

$10,000,000.00	Longmont, Colorado February 11, 2003

Amended and Restated Note

        FOR VALUE RECEIVED, the undersigned, Displaytech, Inc., a Colorado corporation (the "Company"), promises to pay to the order of Hewlett-Packard Company, a Delaware corporation (the "Purchaser'), or permitted assigns the principal sum of Ten Million dollars ($10,000,000.00), with interest thereon as provided herein.

        1.    Purchase Agreement; Original Notes.

        1.1   The Company and Purchaser are parties to a certain Note Purchase Agreement dated as of February 12, 1999, as amended by a certain Amendment No. 1 to Note Purchase Agreement between the Company and Purchaser dated as of February 19, 1999 and a certain Second Amendment to Note Purchase Agreement of even date herewith (as so amended, the "Purchase Agreement").

        1.2   This Amended and Restated Convertible Note (this "Note") is issued pursuant to the Purchase Agreement and extends, amends, modifies and restates those four certain Convertible Notes (the "Original Notes") issued as of the following dates in the following principal amounts: (i) Convertible Note in the principal amount of $2,000,000.00, dated as of February 19, 1999; (ii) Convertible Note in the principal amount of $3,000,000.00, dated as of February 26, 1999; (iii) Convertible Note in the principal amount of $3,000,000.00, dated as of July 12, 1999; and (iv) Convertible Note in the principal amount of $2,000,000.00, dated as of October 26, 1999. Each of the Original Notes was previously modified pursuant to a certain Consent, Amendment and Waiver of Rights Arising Due to Issuance of Series D Convertible Preferred Stock executed by the Company and Purchaser and dated as of July 30, 2001. Interest at the rate of 9% per annum has accrued on each of the Original Notes, pursuant to the terms thereof, from the issuance date of each such Original Note through the date hereof, in the total amount of Three Million Three Hundred Ninety Two Thousand Five Hundred Dollars ($3,392,500.00) ("Existing Accrued Interest"). Existing Accrued Interest remains unpaid as of the date of this Note.

        2.    Definitions.    As used in this Note, the following terms have the meaning indicated:

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the

2

  power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Business Combination" means any merger, consolidation, sale of all or substantially all assets or similar transaction.

          "Business Day" means any day which is not a day on which banking institutions in the Cities of New York, Denver or San Francisco are authorized or obligated by law, regulation or executive order to close.

          "Capital Stock" means any and all shares of capital stock of the Company (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the Preferred Stock.

          "Capital Stock Rights" means any warrants, options or other rights to purchase Capital Stock or any securities convertible into Capital Stock or any participations or other interests (other than security interests) in Capital Stock.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than holders of the Company's Series E-1 Senior Preferred Stock is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company or any other Business Combination involving the Company which results in the holders of the Company's Capital Stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation; (c) the sale of all or substantially all of the operating assets of the Company; (d) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (i) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) designated by the same Company shareholders that designated such initial individuals (and their successors) as directors) cease for any reason to constitute a majority of the Board of Directors of the Company then in office (regardless of the actual size of the Board of Directors of the Company); or (c) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Common Stock" means the Common Stocks, par value $.001 per share, of the Company and all shares hereafter authorized of any class of common stock of the

3

  Company, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Company with or into another Person, such consideration to which a holder of a share of Common Stock would be entitled upon the occurrence of such event.

          "Conversion Right" has the meaning set forth in Section 6.1 hereof.

          "Conversion Notice" has the meaning set forth in Section 6.2(a) hereof.

          "Convertible Portion" has the meaning set forth in Section 6.1 hereof.

          "Event of Default" has the meaning set forth in Section 11 hereof.

          "Existing Accrued Interest" has the meaning set forth in Section 1.2 hereof.

          "Holder" of this Note means the Person in whose name this Note is registered on the books of the Company.

          "Indemnity" has the meaning set forth in Section 13(f) hereof.

          "Maturity Date" Means February 19, 2008.

          "Mandatory Conversion Date" has the meaning set forth in Section 5.2 hereof.

          "Note Conversion Price" means an amount initially equal to One Hundred Dollars ($100) as such amount shall be adjusted from time to time in accordance with the provisions of Section 8 hereof.

          "Optional Conversion Date" has the meaning set forth in Section 6.2(b) hereof.

          "Original Notes" means the four Convertible Notes described in Section 1 hereof.

          "Payment Date" has the meaning set forth in Section 3.2.

          "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

          "PIK Interest Shares" has the meaning set forth in Section 3.1.

          "Preferred Stock" means the shares of the Company's Series D Convertible Preferred Stock, par value $.001 per share, or the shares of any class or series of Capital Stock or Capital Stock Rights into which this Note shall hereafter become convertible, in accordance

4

  with its terms, as a result of reclassification of the Company's Series D Convertible Preferred Stock or otherwise.

          "Purchase Agreement" has the meaning set forth in Section 1.1 hereof.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts, commissions and other expenses, are at least $25,000,000.00, and (ii) the price per share of Common Stock sold in such offering is not less than 125% of the HP Common Price. As used herein, "HP Common Price" means the amount determined by dividing (x) the aggregate outstanding balance of unpaid principal and accrued interest under this Note as of the time such offering is consummated by (y) the number of shares of Common Stock into which such aggregate outstanding balance of principal and accrued interest is at that time convertible pursuant to the terms of this Note (whether directly or, if then required by the provisions of this Note, following the prior conversion of this Note into shares of Preferred Stock).

          "Section 4.2 Payments" has the meaning set forth in Section 4.2.

          "Section 4.3 Excess" has the meaning set forth in Section 4.3.

        Any other capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

        3.    Payment of Principal and Interest.    Subject to Sections 5 and Section 6 hereof, this Note shall be due and payable in accordance with the following provisions:

          3.1   The Company promises to pay: (i) the full amount of Existing Accrued Interest; plus (ii) interest on the outstanding principal amount of this Note from the date hereof, until this Note is paid in full, at the rate of 9% per annum. All Interest on this Note (including Existing Accrued Interest) shall be due and payable on the Maturity Date or such earlier date as the principal amount shall have been repaid or converted or as may be required pursuant to Section 3.2, as the case may be, in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable as specified in Section 13(a), except that if this Note is converted upon a Qualified Public Offering pursuant to Section 5 or if the Holder of this Note exercises its Conversion Right (other than the exercise of such Conversion Right upon a Change of Control or Event of Default) pursuant to Section 6.1, then the Company shall pay (if such conversion is pursuant to Section 5) or may at its option elect to pay (if such conversion is pursuant to Section 6) the interest accrued on the principal amount of this Note being converted by issuing additional fully paid and nonassessable shares of Preferred Stock (the "PIK Interest Shares"), with the number of PIK Interest Shares to be issued to be calculated by dividing the amount of interest accrued on the principal amount being converted by the Note Conversion Price then in effect.

5

          3.2   Subject to Section 4.2, the Company shall pay the following amounts on or before the following dates (each a "Payment Date"), in reduction of principal and accrued interest under this Note:

            (a)   The sum of Five Hundred Thousand Dollars ($500,000.00) on or before February 19, 2006;

            (b)   The additional sum of One Million Dollars ($1,000,000.00) on or before August 19, 2006;

            (c)   The additional sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) on or before February 19, 2007;

            (d)   The additional sum of Two Million Dollars ($2,000,000.00) on or before August 19, 2007; and

            (e)   The full remaining principal balance and all accrued interest on or before the Maturity Date.

          3.3   Notwithstanding any provision of the Note to the contrary, upon a Change of Control prior to the Maturity Date, the Holder may, at its option upon written notice to the Company, (i) accelerate payment of the unpaid principal and accrued interest on this Note to the date of consummation of such Change of Control, (ii) exercise the Conversion Right, (iii) keep the Notes outstanding, such that interest shall continue to accrue until the Maturity Date, or (iv) select a combination of any or all of the foregoing.

          3.4   Each payment under this Note (whether pursuant to Section 3.2 or otherwise) shall be applied as follows: (a) first, to accrued but unpaid interest; and (b) thereafter, to the principal amount outstanding as of the time of such payment.

        4.    Prepayment.    The Company may, at its option, at any time and from time to time and prior to the Maturity Date, prepay all or any portion of the principal amount of this Note, without prepayment penalty or premium. Any such prepayment shall be in accordance with the following terms and conditions:

          4.1   The Company shall give the Holder prior written notice of its irrevocable election to prepay this Note as provided above (identifying the date of prepayment, the full amount of the payment proposed to be made, and the portion thereof that is allocable to principal pursuant to the provisions of Section 3.4), which written notice shall be delivered to the Holder at least sixty (60) Days prior to any such prepayment date.

          4.2   To the extent (if any) that the aggregate amount of accrued interest and principal paid by the Company pursuant to this Note on or before August 19, 2006 ("Section 4.2 Payments") exceeds One Million Five Hundred Thousand Dollars ($1,500,000.00), the Company shall receive (in addition to the credit received for the amount

6

  of such payments) a credit against its obligations under this Note in an amount equal to 20% of such excess. Each such credit (i) shall be applied to accrued interest and principal in substantially the same manner as is set forth in Section 3.4, as if the amount of such credit were a payment and (ii) shall be credited against, and offset from, the Company's obligation for payments coming due on the next succeeding Payment Date(s). By way of example only, if the Company pays principal and accrued interest in the aggregate amount of Two Million Dollars ($2,000,000.00) on or before August 19, 2006, then the Company shall be entitled to a credit in the amount of One Hundred Thousand Dollars ($100,000.00) against the payment required to be made on or before February 19, 2007 pursuant to Section 3.2(c).

          4.3   For purposes of this Section 4.3, the "Section 4.3 Excess" shall mean the amount, if any, by which (a) the aggregate amount of accrued interest and principal paid by the Company pursuant to this Note on or before August 19, 2007 exceeds (b) the full amount of Section 4.2 Payments actually made by the Company. Provided that the Company timely makes all payments required to be made under this Note as of August 19, 2006, then to the extent (if any) that the Section 4.3 Excess exceeds Three Million Five Hundred Thousand Dollars ($3,500,000.00), the Company shall receive (in addition to the credit received for the amount of such payments) a credit against its obligations under this Note in an amount equal to 10% of the amount by which the Section 4.3 Excess exceeds Three Million Five Hundred Thousand Dollars ($3,500,000.00). Each such credit (i) shall be applied to accrued interest and principal in substantially the same manner as is set forth in Section 3.4, as if the amount of such credit were a payment and (ii) shall be credited against, and offset from, the Company's obligation for payments coming due on the next succeeding Payment Date(s). By way of example only, if the Company pays (A) principal and accrued interest in the aggregate amount of Two Million Dollars ($2,000,000.00) on or before August 19, 2006 and (B) principal and accrued interest in the additional aggregate amount of Four Million ($4,000,000.00) on or before August 19, 2007, then in addition to the credit described in the last sentence of Section 4.2, the Company shall be entitled to a credit in the amount of Fifty Thousand Dollars ($50,000.00) against the payment required to be made on or before the Maturity Date pursuant to Section 3.2(e).

        5.    Mandatory Conversion.

          5.1    Conversion upon IPO.    The outstanding principal and interest of this Note shall be converted automatically into the number of shares of Preferred Stock obtained by dividing the aggregate amount of such principal and interest by the then effective Note Conversion Price, immediately upon the closing of a Qualified Public Offering. The number of shares of Preferred Stock obtained upon the closing of a Qualified Public Offering shall then be converted into shares of Common Stock in accordance with the provisions of Section 5.2; provided, that notwithstanding any provision of this Note to the contrary, no portion of this Note shall be converted into shares of Preferred Stock pursuant to the provisions of this Section 5.1 unless immediately thereafter, such shares of Preferred Stock automatically convert (in the manner set forth in Section 5.2) into shares of Common Stock having an aggregate value (based on the price per share of Common Stock sold in the Qualified

7

  Public Offering) of at least 125% of the aggregate amount of principal and accrued interest to be converted hereunder.

          5.2    Notice of Mandatory Conversion.    Within five (5) Business Days after the date on which this Note converts into shares of Preferred Stock and is then converted into shares of Common Stock as described in Section 5.1 (the "Mandatory Conversion Date"), the Company shall mail a notice of conversion by first class mail, postage prepaid, to the Holder, addressed to the Holder at its last address shown on the books of the Company. Notwithstanding any provision of this Note or any other document or instrument to the contrary, this Note (and, in accordance with the provisions of this Section 5.2, the shares of Preferred Stock issuable upon conversion of this Note) shall be converted automatically and without any further action by the Holder hereof on the Mandatory Conversion Date, whether or not this Note or any other certificates, documents or instruments are surrendered to the Company by the Holder. On the Mandatory Conversion Date, the Company shall make entries on the stock book of the Company reflecting the conversion of the Note into the shares of Preferred Stock and the conversion of the shares of Preferred Stock into Common Stock. The Company shall be obligated to issue (i) certificates evidencing the shares of Common Stock issuable upon conversion of the Preferred Stock, and, (ii) as provided in Section 7 hereof, a check or cash in respect of any fractional shares of Common Stock issuable upon such conversion, within three (3) days after the Mandatory Conversion Date. Within seven (7) days after the Mandatory Conversion Date the Holder shall either deliver this Note to the Company, or notify the Company that this Note has been lost, stolen or destroyed and provide to the Company an Indemnity in respect thereto.

        6.    Optional Conversion.

          6.1    Conversion Right.    Subject to the terms and conditions of this Note and the Purchase Agreement, (i) on the Maturity Date, (ii) upon the occurrence of any Event of Default, (iii) following notice of prepayment of the Note pursuant to Section 4, (iv) upon a Change of Control and (v) upon any public offering of the Company's securities (other than a Qualified Public Offering upon which this Note automatically converts in accordance with Section 5), the Holder shall have the right (the "Conversion Right"), at its option, to convert the entire principal amount of this Note or, at the Holder's election, any portion of the principal amount of this Note (the "Convertible Portion"), into that number of fully paid and nonassessable shares of Preferred Stock obtained by dividing such principal amount or Convertible Portion, as the case may be, by the Note Conversion Price in effect on the date such conversion is deemed to be effective.

          6.2    Exercise of Conversion Right.

          (a)   In order to effect a conversion pursuant to Section 6.1, the Holder shall surrender this Note to the Company and shall give written notice, in substantially the form of Exhibit A attached hereto, to the Company (a "Conversion Notice") that the Holder elects to convert this Note, or the Convertible Portion as is specified in the Conversion Notice, into shares of Preferred Stock. Promptly upon receipt of a Conversion Notice and

8

  surrender of this Note, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder (i) a certificate or certificates for the number of full shares of Preferred Stock issuable upon the conversion of this Note, or the Convertible Portion, as the case may be, in accordance with the provisions of this Section 6, and, (ii) as provided in Section 7, a check or cash in respect of any fractional shares of Preferred Stock issuable upon such conversion and, in accordance with Section 13(a), all accrued but unpaid interest on the principal amount of this Note being converted. The foregoing notwithstanding, upon exercise of the Conversion Right (except an exercise of the Conversion Right upon a Change of Control or Event of Default), the Company, at its option, may elect to pay the interest accrued on the principal amount of this Note then being converted by issuing PIK Interest Shares, with the number of PIK Interest Shares to be issued to be calculated by dividing the amount of interest accrued on the principal amount of this Note or the Convertible Portion being converted on the Optional Conversion Date by the Note Conversion Price then in effect. If the Holder exercises its Conversion Right upon a Change of Control or Event of Default, the election to receive PIK Interest Shares in lieu of interest accrued shall be at the option of the Holder. If less than the entire principal amount of this Note is being converted, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, without charge to the Holder, a new Note in a principal amount equal to the unconverted principal amount of this Note and dated the date of this Note.

          (b)   Each conversion shall be deemed to have been effected on the date (the "Optional Conversion Date") on which this Note shall have been surrendered to the Company and a Conversion Notice with respect to this Note shall have been received by the Company as described in Section 6.2(a). Any person in whose name any certificate or certificates for shares of Preferred Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Optional Conversion Date.

          6.3    No Other Adjustments.    Except as otherwise provided in this Section 6 and Section 5 and Section 8, no payment or adjustment to the Note Conversion Price will be made for dividends or other distributions with respect to any shares of Preferred Stock issuable upon conversion of this Note as provided herein.

          7.    No Fractional Shares.    No fractional shares of Preferred Stock or scrip representing fractional shares shall be issued upon conversion (whether optional or mandatory) of the principal amount and interest, if applicable, of this Note or the Convertible Portion. If any fractional shares of Preferred Stock would, but for this Section 7, be issuable upon the conversion of this Note or the Convertible Portion, the Company shall make a payment therefor in check or cash in an amount equal to the Fair Market Value of such fractional shares. The term "Fair Market Value" of any share of Preferred Stock shall mean the fair market value of the shares of Preferred Stock as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive.

9

        8.    Adjustment of Note Conversion Price.

        (a)   In the event that the Company shall at any time after the date hereof: (i) declare a dividend or make a distribution on its Preferred Stock in shares of Preferred Stock, (ii) subdivide or reclassify shares of its outstanding Preferred Stock into a greater number of shares, (iii) combine shares of its outstanding Preferred Stock into a smaller number of shares, or (iv) pay a dividend or make a distribution on its Preferred Stock in shares of any series of its Capital Stock (other than Preferred Stock) or in any Capital Stock Rights, or (v) issue to the holders of its Preferred Stock, by reclassification of its Preferred Stock or otherwise, shares of any series of its Capital Stock or any Capital Stock Rights, then the Note Conversion Price in effect immediately prior to such event shall be adjusted so that the Holder of this Note shall be entitled to receive on conversion of this Note or the Convertible Portion, as the case may be, the number of shares of Preferred Stock, other Capital Stock or Capital Stock Rights of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Note or the Convertible Portion been converted immediately prior to the happening of such event. Any adjustment made pursuant to this Section 8 shall become effective immediately after the effective date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification or similar event. Such adjustment shall be made successively whenever any event referred to above shall occur.

        (b)   Upon an adjustment of the Note Conversion Price pursuant to Section 8(a), the Company shall give prompt written notice thereof to the Holder of this Note, which notice shall state the Note Conversion Price resulting from such adjustment and shall set forth in reasonable detail the method of calculation of such Note Conversion Price and the facts upon which such calculation was based.

        (c)   In case at any time:

          (i)    the Company shall determine to declare any dividend or make any distribution on its shares of Preferred Stock other than in shares of Capital Stock or in Capital Stock Rights;

          (ii)   there shall be an impending Business Combination; or

          (iii)  there shall be an impending voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice of the action in question to the Holder of this Note. Such notice shall describe the material terms and conditions of such action and shall specify (y) in the case of a dividend or distribution, the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution and the date as of which holders of shares of Preferred Stock of record shall participate in such dividend, or distribution, and (z) in the case of a Business Combination dissolution, liquidation or winding up of the Company, the date on which such Business

10

Combination, dissolution, liquidation or winding up shall take place and the date as of which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such Business Combination, dissolution, liquidation or winding up. Such written notice shall be given at least ten (10) Business Days prior to the action in question and not less than ten (10) business Days prior to the record date or the date on which the Company's stock transfer books are closed in respect thereof. The Holder shall keep such notice and any information contained therein confidential, provided that: (A) this obligation of confidentiality does not apply to information which (i) was lawfully in Holder's possession prior to any disclosure by the Company, (ii) is generally available to the public other than as a result of disclosure by Holder, or its employees, agents, representatives or others acting on Holder's behalf, or (iii) becomes available to Holder on a non-confidential basis from a source other than the Company or its representatives provided that the source of such information was not bound by a confidentiality agreement with the Company in respect thereof; and (B) Holder may disclose such notice and information to a limited group of Holder's directors, officers, employees, attorneys or other professional advisors who are participating in the evaluation of the transactions and matters that are the subject to such notice and information, each of whom shall be informed of the confidential nature of such information and the existence of the obligation set forth herein.

        9.    Taxes on Shares Issued.    The issuance of stock certificates upon conversion of this Note or the Convertible Portion pursuant to Sections 5 and 6 shall be made without charge to the converting Holder for any transfer, stamp or similar tax in respect of the issuance thereof.

        10.    Reservation of Shares.    The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Preferred Stock to provide for the conversion, based on the Conversion Price from time to time in effect, of the full principal amount of this Note from time to time outstanding. The Company covenants that all shares of Preferred Stock which may be issued upon conversion of this Note or the Convertible Portion will upon issuance be duly authorized, validly issued, fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issuance thereof.

        11.    Events of Default.

        (a)   Each of the following shall constitute an "Event of Default" hereunder:

          (i)    the Company shall fail to make any payment of principal or interest when due under this Note, and such failure continues for a period of seven (7) days after receipt of written notice of nonpayment from the Holder; or

          (ii)   the Company does not perform or comply with any one or more of its material obligations in the Notes or the Purchase Agreement

11

  (other than a default under (i) above) for a period of forty five (45) days after written notice of such default shall have been given to the Company by the Holder; or

          (iii)  one or more defaults in the required payments, including principal, interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness (as defined in the Purchase Agreement), when the same becomes due and payable, or the occurrence of any other event of default under any Permitted Indebtedness (in accordance with the terms thereof), and the Company has failed to cure such default or defaults within the applicable grace period or period to cure such default or defaults, without regard to any waiver of the grace or cure periods, subsequent cure, or notice provisions of the Permitted Indebtedness; or

          (iv)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

          (v)   the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (v) of this Section 11(a), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

          (vi)  the Company breaches any provision of that certain Mutual Cooperation Agreement between the Company and Purchaser

12

  dated as of the date hereof, as same may be amended from time to time, which breach is not cured within thirty days after written notice to the Company; or

          (vii) any representation, warranty, certification or statement made by or on behalf of the Company in the Purchase Agreement or this Note, or in any certificate or other document delivered pursuant hereto or thereto, shall have been incorrect in any material respect when made.

        (b)   Notwithstanding any provision of this Note to the contrary, the following are the consequences of an Event of Default:

          (i)    if an Event of Default other than as specified in clauses (iii), (iv) or (v) of Section 11(a) above shall occur, the Holder of this Note may, at its option, by notice in writing to the Company, declare the unpaid principal of this Note, together with all interest accrued and unpaid thereon, to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable; and

          (ii)   if an Event of Default specified in clause (iv) or clause (v) of Section 11(a) above shall occur, the unpaid principal of this Note, together with all interest accrued and unpaid thereon, shall be and become immediately due and payable;

          (iii)  if any Event of Default shall occur, the Holder of this Note shall have the Conversion Right specified in Section 6 thereof.

        (c)   The rights and remedies of the Holder of this Note upon the occurrence of an Event of Default set forth above are in addition to and not in derogation of any other rights such Holder may have under applicable law.

        12.    Rank.    This Note shall rank senior to all indebtedness of the Company, whether presently existing or hereinafter incurred, with the exception of (i) all obligations owed to Transamerica Business Credit Corporation ("TA") under that certain Master Lease Agreement between the Company and TA dated as of July 6, 1998 and (ii) such future secured indebtedness of the Company as constitutes Permitted Indebtedness within the meaning of the Purchase Agreement.

        13.    Miscellaneous.

        (a)   All payments hereunder shall be made by wire transfer of immediately available federal funds to such account as the Holder of this Note shall specify from time to time by notice in writing to the Company.

        (b)   This Note shall be governed by the laws of the State of Colorado without giving effect to principles of conflicts of laws thereof.

13

        (c)   The Company hereby waives presentment, protest, notice of nonpayment, dishonor and notice of dishonor, except to the extent expressly required hereby.

        (d)   All notices hereunder shall be given and deemed received in the manner specified for notices under the Purchase Agreement.

        (e)   The Company agrees to pay all costs of collection, including reasonable attorneys' fees and disbursements, in the event any sum payable pursuant to this Note is not paid when due.

        (f)    If a mutilated Note is surrendered to the Company, or if the Holder of this Note claims this Note has been lost, destroyed or willfully taken and provides an indemnity bond or agreement or other security sufficient, in the reasonable judgment of the Company, to protect the Company and any of its officers, directors, employees or representatives from any loss which any of them may suffer if this Note is replaced (an "Indemnity"), then the Company shall issue a replacement Note of like tenor and dated the date of this Note.

        (g)   The Company shall, at its expense and upon written request of the Holder of this Note and surrender of this Note for such purpose, issued new Notes in exchange therefor in such denominations of at least $300,000 as shall be specified by the Holder of this Note, in an aggregate principal amount equal to the then unpaid principal amount of this Note and substantially in the form of this Note, with appropriate insertions and variations, and dated the date of this Note.

        (h)   This Note may not be sold, assigned, transferred or otherwise disposed of ("Transfer"), except that the Purchaser or any subsequent Holder of this Note may Transfer this Note to an Affiliate of the Purchaser. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

        (i)    The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Note and of transfers of this Note. Upon surrender of this Note for transfer at the principal office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder hereof or its attorney duly authorized in writing, the Company shall execute and deliver in the name of the designated transferee a new promissory note in a principal amount equal to the unpaid principal amount of, and dated the date of this Note, and otherwise in the form of this Note.

        (j)    Amendments and modifications to this Note may be made only in the manner provided in Section 13.5 of the Purchase Agreement. The failure of the Holder to insist on strict compliance with any of the terms, covenants, or conditions of this Note by the Company shall not be deemed a waiver of that or any other term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a

14

waiver or relinquishment of that or any other right or power for all or any other time. Without limiting the generality of the foregoing, the acceptance by the Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any rights or remedies available to the Holder hereunder or by law at that time or at any subsequent time or nullify any prior exercise of any such right or remedy, except as and to the extent otherwise provided by law.

15

        IN WITNESS WHEREOF, the Company has caused this Amended and Restated Convertible Note to be executed by an officer thereunto duly authorized this 11 day of February 2003.

DISPLAYTECH, INC.
By:	/s/ RICHARD BARTON
Name: Richard Barton Title: Chief Executive Officer

16

QuickLinks

NOTE PURCHASE AGREEMENT
AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT
SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT